                                                                   EXHIBIT 10.21


                                    EXECUTION


                       ----------------------------------


                            2000 TERM LOAN AGREEMENT


                           Dated as of October 3, 2000


                                      among


                       KAUFMAN AND BROAD HOME CORPORATION
                                   as Borrower


                             THE BANKS PARTY HERETO


                             BANK OF AMERICA, N.A.,
                             as Administrative Agent


                       CREDIT LYONNAIS LOS ANGELES BRANCH,
                              as Syndication Agent


                                  BANK ONE, NA,
                             as Documentation Agent


                                       and


                         BANC OF AMERICA SECURITIES LLC,
                     as Lead Arranger and Sole Book Manager


                       ----------------------------------

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
RECITALS ...................................................................................   1

Article 1 DEFINITIONS AND ACCOUNTING TERMS .................................................   1

        1.1 Defined Terms ..................................................................   1
        1.2 Use of Defined Terms ...........................................................  24
        1.3 Accounting Terms ...............................................................  24
        1.4 Rounding .......................................................................  24
        1.5 Miscellaneous Terms ............................................................  24
        1.6 Exhibits and Schedules .........................................................  24
        1.7 References to "Borrower and its Subsidiaries" ..................................  24

Article 2 LOANS ............................................................................  25

        2.1 Loans-General ..................................................................  25
        2.2 Prime Rate Loans ...............................................................  26
        2.3 LIBOR Loans ....................................................................  26
        2.4 Initial Request for Loan .......................................................  26
        2.5 Administrative Agent's Right to Assume Funds Available .........................  26
        2.6 Optional Increase to Commitment ................................................  27

Article 3 PAYMENTS AND FEES ................................................................  29

        3.1 Principal and Interest .........................................................  29
        3.2 Upfront Fee ....................................................................  30
        3.3 Agency Fee .....................................................................  30
        3.4 Capital Adequacy ...............................................................  30
        3.5 LIBOR Fees and Costs ...........................................................  32
        3.6 Late Payments/Default Interest .................................................  34
        3.7 Computation of Interest and Fees ...............................................  34
        3.8 Holidays .......................................................................  34
        3.9 Payment Free of Taxes ..........................................................  35
        3.10 Funding Sources ...............................................................  35
        3.11 Failure to Charge or Making of Payment Not Subsequent Waiver ..................  35
        3.12 Time and Place of Payments; Evidence of Payments; Application of Payments .....  36
        3.13 Administrative Agent's Right to Assume Payments Will be Made ..................  36
        3.14 Survivability .................................................................  36
        3.15 Bank Calculation Certificate ..................................................  36
        3.16 Transition ....................................................................  36

Article 4 REPRESENTATIONS AND WARRANTIES ...................................................  38

        4.1 Existence and Qualification; Power; Compliance with Law ........................  38
        4.2 Authority; Compliance with Other Instruments and Government Regulations ........  38

        4.3 No Governmental Approvals Required .............................  39
        4.4 Subsidiaries ...................................................  39
        4.5 Financial Statements ...........................................  40
        4.6 No Other Liabilities; No Material Adverse Effect ...............  40
        4.7 Title to Assets ................................................  40
        4.8 Intangible Assets ..............................................  40
        4.9 Existing Indebtedness and Contingent Guaranty Obligations ......  40
        4.10 Governmental Regulation .......................................  41
        4.11 Litigation ....................................................  41
        4.12 Binding Obligations ...........................................  41
        4.13 No Default ....................................................  41
        4.14 Pension Plans .................................................  41
        4.15 Tax Liability .................................................  41
        4.16 Regulation U ..................................................  41
        4.17 Environmental Matters .........................................  41
        4.18 Disclosure ....................................................  42
        4.19 Projections ...................................................  42

Article 5 AFFIRMATIVE COVENANTS
          (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS) ..............  43
        5.1 Payment of Taxes and Other Potential Liens .....................  43
        5.2 Preservation of Existence ......................................  43
        5.3 Maintenance of Properties ......................................  43
        5.4 Maintenance of Insurance .......................................  43
        5.5 Compliance with Laws ...........................................  43
        5.6 Inspection Rights ..............................................  44
        5.7 Keeping of Records and Books of Account ........................  44
        5.8 Use of Proceeds ................................................  44
        5.9 Subsidiary Guaranty ............................................  44

Article 6 NEGATIVE COVENANTS ...............................................  45

        6.1 Payment or Prepayment of Subordinated Obligations ..............  45
        6.2 [Intentionally Omitted] ........................................  45
        6.3 Mergers and Sale of Assets .....................................  45
        6.4 Investments and Acquisitions ...................................  45
        6.5 ERISA Compliance ...............................................  46
        6.6 Change in Business .............................................  47
        6.7 Liens and Negative Pledges .....................................  47
        6.8 Transactions with Affiliates ...................................  48
        6.9 Consolidated Tangible Net Worth ................................  48
        6.10 Consolidated Leverage Ratio ...................................  49
        6.11 Consolidated Interest Coverage Ratio ..........................  50
        6.12 Distributions .................................................  50
        6.13 Amendments ....................................................  50
        6.14 Hostile Tender Offers .........................................  50
        6.15 Inventory .....................................................  50
        6.16 Investment in Subsidiaries and Joint Ventures .................  50

        6.17 Money Market Indebtedness ..............................................  50
        6.18 Domestic Standing Inventory ............................................  51

Article 7 INFORMATION AND REPORTING REQUIREMENTS ....................................  52

        7.1 Financial and Business Information of Borrower and Its Subsidiaries .....  52
        7.2 Compliance Certificate ..................................................  54

Article 8 CONDITIONS ................................................................  55

        8.1 Initial Advances ........................................................  55

Article 9 EVENTS OF DEFAULT AND REMEDIES UPON EVENTS OF DEFAULT .....................  57

        9.1 Events of Default .......................................................  57
        9.2 Remedies Upon Event of Default ..........................................  58

Article 10 THE ADMINISTRATIVE AGENT .................................................  60

        10.1 Appointment and Authorization ..........................................  60
        10.2 Administrative Agent and Affiliates ....................................  60
        10.3 Banks' Credit Decisions ................................................  60
        10.4 Action by Administrative Agent .........................................  60
        10.5 Liability of Administrative Agent ......................................  61
        10.6 Indemnification ........................................................  62
        10.7 Successor Administrative Agent .........................................  62
        10.8 No Obligations of Borrower .............................................  63
        10.9 Defaulting Banks .......................................................  63

Article 11 MISCELLANEOUS ............................................................  64

        11.1 Cumulative Remedies; No Waiver .........................................  64
        11.2 Amendments; Consents ...................................................  64
        11.3 Costs, Expenses and Taxes ..............................................  64
        11.4 Nature of Banks' Obligations ...........................................  65
        11.5 Representations and Warranties .........................................  66
        11.6 Notices ................................................................  66
        11.7 Execution in Counterparts ..............................................  66
        11.8 Binding Effect; Assignment .............................................  66
        11.9 Sharing of Setoffs .....................................................  68
        11.10 Indemnity by Borrower .................................................  69
        11.11 Nonliability of Banks .................................................  70
        11.12 Confidentiality .......................................................  70
        11.13 No Third Parties Benefited ............................................  70
        11.14 Other Dealings ........................................................  71
        11.15 Right of Setoff - Deposit Accounts ....................................  71
        11.16 Further Assurances ....................................................  71
        11.17 Integration ...........................................................  71
        11.18 Governing Law .........................................................  71

        11.19 Severability of Provisions ............................................  71
        11.20 Headings ..............................................................  71
        11.21 Conflict in Loan Documents ............................................  71
        11.22 Waiver Of Jury Trial ..................................................  71
        11.23 Purported Oral Amendments .............................................  72
        11.24 Hazardous Materials Indemnity .........................................  73

Exhibits
A       - Commitment Assignment and Acceptance
B       - Compliance Certificate
C       - Note
D-1     - Opinion of Counsel
D-2     - Opinion of Counsel
E       - Subsidiary Guaranty
F       - Quarterly Report - Sales
G       - Quarterly Report - Inventory


Schedules
1.1     Pro Rata Shares
4.4     Subsidiaries
4.7     Existing Liens and Rights of Others
4.9     Existing Indebtedness and Contingent Obligations
6.4     Investments

                            2000 TERM LOAN AGREEMENT

                          Dated as of October 3, 2000

            This 2000 Term Loan Agreement ("Agreement") is entered into by and among Kaufman and Broad Home Corporation, a Delaware corporation ("Borrower"), each bank set forth on the signature pages of this Agreement or which from time to time becomes party hereto (collectively, the "Banks" and individually, a "Bank") and Bank of America, N.A., as Administrative Agent, Credit Lyonnais Los Angeles Branch, as Syndication Agent, Bank One, NA, as Documentation Agent, and Banc of America Securities LLC as Lead Arranger and Sole Book Manager.

                                    RECITALS

            This Agreement establishes a new credit facility replacing that certain Term Loan Agreement dated as of January 7, 1999 by and among Borrower, the banks named therein, Bank of America National Trust and Savings Association, as Administrative Agent and various other banks in various agent capacities, as amended (the "Prior Term Loan Agreement"). Subject to the transition provisions of Section 3.16, and as contemplated by Section 8.1(a)(viii), the terms and provisions of this Agreement shall become effective, and the Prior Term Loan Agreement shall terminate, as of the 2000 Closing Date.

            WHEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   Article 1
                        DEFINITIONS AND ACCOUNTING TERMS

            1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

               "2000 Closing Date" means the time and Banking Day on which the conditions set forth in Section 8.1 are satisfied or waived pursuant to
        Section 11.2, as evidenced by the return of one or more of the promissory notes under the Prior Loan Agreements by the Administrative Agent to Borrower.

               "2000 Revolving Loan Agreement" means the 2000 Revolving Loan Agreement dated as of October 3, 2000 among Borrower, Bank of America, as administrative agent, and the banks party thereto, and as the same may from time to time be amended, modified, refinanced or replaced.

               "Acquisition" means any transaction, or any series of related transactions, consummated after the 2000 Closing Date, by which Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires control of securities of a corporation representing 50% or more of the ordinary voting power for the election of directors or (c) acquires control of a 50% or more ownership interest in any partnership, joint venture or other business entity.

               "Administrative Agent" means Bank of America or any successor administrative agent.

               "Administrative Agent's Office" means Bank of America, N.A., 5 Park Plaza, Suite 500, Irvine, California 92614, or such other office as the Administrative Agent may designate in writing to Borrower and the Banks.

               "Advance" means an advance made or to be made to Borrower by a Bank pursuant to Article 2.

               "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests will be deemed to control such corporation or other Person.

               "Agents" mean the Administrative Agent, the Syndication Agent, the Documentation Agent, and the Lead Arranger and Sole Book Manager.

               "Agreement" means this 2000 Term Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

               "Applicable LIBOR Spread" means, as of any date of determination, the interest rate spread set forth below opposite the Applicable Pricing Level as of such date:

                    Applicable                Applicable
                  Pricing Level              LIBOR Spread
                  -------------              ------------
                       I                        1.400%
                       II                       1.625%
                       III                      1.750%
                       IV                       1.950%
                       V                        2.200%

               "Applicable Minimum Hold Requirement" means, in the case of any Bank, the amount of the Pro Rata Share of the Commitment held by that Bank plus the amount, if any, of the Pro Rata Share (as defined in the 2000 Revolving Loan Agreement) of the Commitment (as defined in the 2000 Revolving Loan Agreement) held by that Bank, as reduced by (a) the amount of any assignment of a portion thereof made by that Bank to an Eligible Assignee that is not an Affiliate of that Bank and (b) the amount of any participation therein granted by that Bank to a participant that is not an Affiliate of that Bank, which net amount, after giving effect to clauses (a) and (b), shall not be less than $20,000,000 (unless approved in writing by the

        Administrative Agent or unless an Event of Default has occurred and is continuing), but subject to the provisions of Section 11.8(b) and (e).

               "Applicable Pricing Level" means, Pricing Level "I" for any day on which Borrower holds an Investment Grade Credit Rating and, for any day during a Pricing Period on which Borrower does not hold an Investment Grade Credit Rating, means the following:

                                   Consolidated Leverage Ratio
Applicable Pricing Level           Applicable to Pricing Period
------------------------           ----------------------------
        II                         Consolidated Leverage Ratio of less than or
                                   equal to 1.25 to 1.00

        III                        Consolidated Leverage Ratio of greater than
                                   1.25 to 1.00, but less than or equal to 1.80
                                   to 1.00

        IV                         Consolidated Leverage Ratio of greater than
                                   1.80 to 1.00, but less than or equal to 2.25
                                   to 1.00

        V                          Consolidated Leverage Ratio of greater than
                                   2.25 to 1.00.

        Borrower is responsible pursuant to Section 7.1(k) to provide the Administrative Agent with notice of each change in the Applicable Pricing Level that is due to the inception or cessation of an Investment Grade Credit Rating.

               "Applicable Prime Rate Spread" means, as of any date of determination, the interest rate spread set forth below opposite the Applicable Pricing Level as of such date:

                                                Applicable
               Applicable                       Prime Rate
             Pricing Level                       Spread
             -------------                      ----------
                   I                              0.00%
                   II                             0.00%
                   III                            0.00%
                   IV                             0.00%
                   V                              0.25%

               "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

               "Authorizations" has the meaning set forth for that term in
        Section 4.1.

               "Bank" means each bank whose name is set forth in the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8.

               "Bank of America" means Bank of America, N.A., formerly known as Bank of America National Trust and Savings Association.

               "Banking Day" means any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks are authorized or required to be closed in California or New York.

               "Bond Facility" means any bond facility pursuant to which a municipality, or a community facilities district formed by a municipality, has or will issue bonds to finance a portion of the costs of acquisition of and/or improvements to real property located in such municipality (or district) owned by Borrower, one of its Subsidiaries or by another Person acquired by Borrower or one of its Subsidiaries (or to pay development or "impact" fees in lieu thereof), and with respect to which Borrower or one of its Subsidiaries will provide a letter of credit or other reimbursement support. The real property that is the subject of any such bond facility will be subject to a Lien for special taxes to repay the Indebtedness evidenced by such bonds.

               "Borrower" means Kaufman and Broad Home Corporation, a Delaware corporation, and its successors and permitted assigns.

               "Bridge Loan Agreement" means the 2000 Bridge Loan Agreement dated as of May 10, 2000 by and among Borrower, the banks named therein, Bank of America, as administrative agent, and various other banks in various agent capacities.

               "Capital Lease" means, with respect to any Person, a lease of any Property by that Person as lessee that is, or should be in accordance with Financial Accounting Standards Board Statement No. 13, recorded as a "capital lease" on a balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles.

               "Cash" means all monetary items (including currency, coin and bank demand deposits) that are treated as cash under Generally Accepted Accounting Principles.

               "Cash Equivalents" means, with respect to any Person, that Person's Investments in:

                   (a) Government Securities due within one year of the making of the Investment;

                   (b) readily marketable direct obligations of any State of the
               United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa3 by Moody's or AA- by S&P, in each case due within one year from the making of the Investment;

                   (c) certificates of deposit issued by, deposits in,
               eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by,
               (i) any Bank or (ii) any bank and/or savings and loan association doing business in and incorporated under the Laws of the United States of America, any state thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000 and which carries on the date of such Investment a credit rating of P-1 or higher by

               Moody's or A-1 or higher by S&P, in each case due within one year after the date of the making of the Investment;

                   (d) certificates of deposit issued by, bank deposits in,
               eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000 and which carries on the date of such Investment a credit rating of P-1 or higher by Moody's or A-1 or higher by S&P, in each case due within one year after the date of the making of the Investment;

                   (e) readily marketable commercial paper or other debt
               securities of (i) any Bank that is a Bank as of the 2000 Closing Date, (ii) corporations, commercial banks or financial institutions doing business in and incorporated under the Laws of the United States of America or any state thereof or the District of Columbia or (iii) a holding company for a bank described in clause (c) or (d) above, given on the date of such Investment a credit rating of P-1 or higher by Moody's, of A-1 or higher by S&P, or F-1 or higher by Fitch, in each case due within one year of the making of the Investment;

                   (f) repurchase agreements covering Government Securities
               executed by a broker or dealer registered under Section 15(b) of the Exchange Act, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided, that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

                   (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa3 by Moody's and AA- by S&P, in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Bank or a bank described in clauses
               (c) or (d) above; provided, that (y) the amount of all such Investments issued by the same issuer does not exceed $10,000,000 and (z) the aggregate amount of all such Investments does not exceed $25,000,000;

                   (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (f) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least Aa3 by Moody's and AA- by S&P; and

                   (i) corporate notes or bonds having an original term to
               maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America or any state thereof, or a participation interest therein; provided, that

               (i) commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa3 by Moody's and AA- by S&P, (ii) the amount of all such Investments issued by the same issuer does not exceed $10,000,000 and (iii) the aggregate amount of all such Investments does not exceed $25,000,000.

               "Change in Control" means, and shall be deemed to have occurred at such time as any of the following events shall occur:

                   (a) there shall be consummated any consolidation or merger of
               Borrower in which Borrower is not the continuing or surviving corporation or pursuant to which the Voting Stock would be converted into Cash, securities or other property, other than a merger or consolidation of Borrower where the Borrower is not the continuing or surviving corporation and in which the holders of Voting Stock immediately prior to the merger have 75% ownership, directly or indirectly, of the Voting Stock of the surviving corporation immediately after such merger or consolidation; or

                   (b) there is a report filed by any person, including its
               Affiliates and Associates, on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person (for the purposes of the definition of Change in Control only, the term "person" is used as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of Borrower's Voting Stock then outstanding; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially (1) any Securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered Securities are accepted for purchase or exchange thereunder, or (2) any Securities if such beneficial ownership (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and
               (b) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

                   (c) a "Change in Control" (or analogous term) as defined in one or more indentures or agreements governing any Subordinated Obligations occur and $25,000,000 of Subordinated Obligations thereupon become due and payable by Borrower or its Subsidiaries.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if at any time Borrower, any Subsidiary of Borrower, any employee stock ownership plan or any other employee benefit plan, including any Pension Plan of Borrower or any Subsidiary of Borrower, or any person holding Voting Stock for or pursuant to the terms of such employee benefit plan, files or becomes obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 50% or otherwise.

               "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

               "Commission" means the Securities and Exchange Commission and any successor commission.

               "Commitment" means, subject to Section 2.6, $160,950,000. The Pro Rata Shares of the Banks with respect to the Commitment are set forth in Schedule 1.1.

               "Commitment Assignment and Acceptance" means a commitment assignment and acceptance substantially in the form of Exhibit A.

               "Common Stock" means the $1.00 par value common stock and special common stock of Borrower.

               "Compliance Certificate" means a compliance certificate in the form of Exhibit B signed, on behalf of Borrower, by a Senior Officer of Borrower.

               "Consolidated Adjusted EBITDA" means, for any fiscal period, Consolidated EBITDA for that fiscal period plus (a) the amount of capitalized interest that was included in cost of sales in determining Consolidated Net Income for that fiscal period plus (b) all non-Cash Net Realizable Value Adjustments made during that fiscal period.

               "Consolidated EBITDA" means, for any fiscal period, the sum of
        (a) Consolidated Net Income for that period, plus (b) any extraordinary loss reflected in such Consolidated Net Income, minus (c) any extraordinary gain reflected in such Consolidated Net Income, plus (d) Consolidated Interest Expense for that period plus (e) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (f) depreciation, amortization and all other non-cash expenses for that period, in each case as determined in accordance with Generally Accepted Accounting Principles, in the case of items (d), (e) and (f), only to the extent deducted in the determination of Consolidated Net Income for that period.

               "Consolidated Interest Coverage Ratio" means, with respect to any Fiscal Quarter of Borrower and its Consolidated Subsidiaries, the ratio of (a) Consolidated Adjusted EBITDA for the twelve month period ending on the last day of such Fiscal Quarter to (b) the sum of (i) Consolidated Interest Expense (including any non-cash items included in Consolidated Interest Expense) plus (ii) to the extent not included in Consolidated Interest Expense, any charge to Consolidated Net Income which reflects the distribution paid or accrued to or for the holders of the Trust Preferred Capital Securities (including any such charge denominated "minority interest in net income of consolidated subsidiaries") plus (iii) all dividends (other than dividends paid in the same class of stock) paid on any preferred stock of Borrower, in each case for the twelve month period ending on the last day of such Fiscal Quarter.

               "Consolidated Interest Expense" means, with respect to any fiscal period of Borrower and its Consolidated Subsidiaries, the aggregate amount of interest, fees, charges and related expenses paid or payable to a lender in connection with borrowed money that is treated as interest (including accretion of original issue discount on long-term debt existing during such fiscal period) and the interest portion of any capitalized lease payment of Borrower and its Consolidated Subsidiaries (other than any such items properly attributable to Financial Subsidiaries).

               "Consolidated Joint Venture" means, as of any date of determination, a Joint Venture that is consolidated in the consolidated financial statements of Borrower and its Subsidiaries as of such date.

               "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on that date to (b) [Consolidated Tangible Net Worth on that date minus the amount, if any, by which the portion of Shareholders' Equity of Borrower and its Consolidated Subsidiaries attributable to Borrower's equity interest in the Shareholders' Equity of all Joint Ventures (other than any Consolidated Joint Venture) exceeds $30,000,000].

               "Consolidated Net Income" means, with respect to any fiscal period, the consolidated net income of Borrower and its Consolidated Subsidiaries for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

               "Consolidated Subsidiaries" means, with respect to Borrower, all of the Subsidiaries of Borrower whose financial statements are consolidated with the consolidated financial statements of Borrower under Generally Accepted Accounting Principles.

               "Consolidated Tangible Net Worth" means, as of any date of determination, the Shareholders' Equity of Borrower and its Consolidated Subsidiaries on a consolidated basis on that date plus, if that date is on or prior to the Settlement Date with respect to an issuance of securities treated as Trust Preferred Capital Securities, an amount equal to 100% of the aggregate book value of such Trust Preferred Capital Securities outstanding on that date minus the aggregate book value on that date of any Intangible Assets consisting of goodwill arising from Acquisitions completed after November 30, 1996, provided that any cumulative positive or negative adjustment to Consolidated Tangible Net Worth attributable to foreign currency translations shall be ignored.

               "Consolidated Total Indebtedness" means, as of any date of determination, all Indebtedness and Contingent Guaranty Obligations of Borrower and its Subsidiaries on that date (without duplication for any guaranty by Borrower of a Subsidiary's Indebtedness or any guaranty by a Subsidiary of either Borrower's or another Subsidiary's Indebtedness) plus (a) if that date is after the Settlement Date with respect to an issuance of securities treated as Trust Preferred Capital Securities, an amount equal to 100% of the aggregate book value of such Trust Preferred Capital Securities outstanding on that date, minus (b) all Indebtedness and Contingent Guaranty Obligations of the Financial Subsidiaries on that date, and minus (c) the amount, if any, by which the aggregate Cash and Cash Equivalents of Borrower and its Subsidiaries (other than the Financial Subsidiaries) on that date are in excess of $15,000,000.

               "Contingent Guaranty Obligation" means, as to any Person, any
        (a) direct or indirect guarantee of Indebtedness of, or other obligation performable by, any other Person (other than a performance obligation undertaken in the ordinary and usual course of business), including any endorsement (other than for collection or deposit in the ordinary course of business), co-making or sale with recourse of the obligations of any other Person or (b) assurance given to an obligee with respect to the performance of an obligation (other than a performance obligation undertaken in the ordinary and usual course of business) by, or the financial condition of, any other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person, or any "keep-well", "take-or-pay", "through put" or other arrangement of whatever nature having the effect of assuring or holding harmless any obligee against loss with respect to any obligation of such other Person. The amount of any Contingent Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

               "Contractual Obligation" means, as to any Person, any provision of any outstanding Securities issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound, other than, in the case of Borrower and its Subsidiaries, any of the Loan Documents.

               "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

               "Default" means any event that, with the giving of any notice or passage of time, or both, would be an Event of Default.

               "Default Rate" means the interest rate described in Section 3.6.

               "Designated Deposit Account" means a demand deposit account to be maintained by Borrower with Bank of America, as from time to time designated by Borrower by written notification to the Administrative Agent.

               "Distribution" means, with respect to any shares of capital stock or any warrant or right to acquire shares of capital stock or any other equity security issued by a Person, (a) the retirement, redemption, purchase, or other acquisition for value (other than for capital stock of the same type of such Person) by such Person of any such security, (b) the declaration or payment by such Person of any dividend in Cash or in Property (other than in capital stock of the same type of such Person) on or with respect to any such security, and (c) any Investment by such Person in any holder of 5% or more of the capital stock (or other equity securities) of such Person, if a purpose of such Investment is to avoid the characterization of the transaction between such Person and such holder as a Distribution under clause (a) or (b) above. In addition, to the extent any loan or advance by Borrower to one of its Subsidiaries is deemed to be an "Investment" for purposes of this Agreement, then any principal payment made by such Subsidiary in respect of such loan or advance shall be considered a Distribution for purposes of Section 6.16.

               "Documentation Agent" means Bank One, NA, so long as such bank is a Bank hereunder. The Documentation Agent shall have no duties under the Loan Documents beyond those of a Bank.

               "Dollars" means the national currency of the United States of America.

               "Domestic Lending Office" means, with respect to each Bank, its office, branch or affiliate identified on the signature pages hereof as its Domestic Lending Office or such other office, branch or affiliate as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

               "Domestic Standing Inventory" means, as of any date of determination, the number of items of unsold housing inventory (other than Model Homes) of Borrower and its Domestic Subsidiaries with respect to which either (a) 90% of the then reasonably anticipated direct construction costs have been incurred on such date or (b) at least 12 months have elapsed from the date its construction was commenced through and including such date. Construction for purposes of this definition shall be deemed to have commenced upon the pouring of foundation concrete.

               "Domestic Subsidiary" means, with respect to any Person and as of any date of determination, a Subsidiary of such Person (a) that is organized under the Laws of the United States of America or any state thereof and (b) the majority of the assets of which (as reflected on a balance sheet of such Subsidiary prepared in accordance with Generally Accepted Accounting Principles) is located in the United States of America; provided that Kaufman and Broad International, Inc., a California corporation, shall in no event be considered a Domestic Subsidiary of Borrower.

               "Domestic Unimproved Land" means, as of any date of determination, real Property located in the United States of America that is: (a) owned by Borrower or any of its Subsidiaries if on that date there has been expended by Borrower and its Subsidiaries less than 50% of the physical construction costs reasonably estimated by Borrower (in accordance with its past practices as of the 2000 Closing Date) to bring such real Property to "finished lot" status; or (b) owned by Persons other than Borrower or any of its Subsidiaries but which, if owned by Borrower or any of its Subsidiaries on that date, would have satisfied the requirement set forth in clause (a) and if on that date Borrower or any of its Domestic Subsidiaries holds an option to purchase such real Property for which it has paid an amount equal to 33% or more of the purchase price provided for in such option to purchase, provided, that in the event an option to purchase land covers more than one parcel, phase or lot, any deposit paid by Borrower or any of its Subsidiaries shall be allocated to each parcel, phase or lot pro rata in accordance with the purchase price of the parcels, phases or lots. The "book value" with respect to Domestic Unimproved Land referred to in
        Section 6.15 shall be calculated as if the option to purchase had been exercised as of the date of determination, and otherwise in accordance with Generally Accepted Accounting Principles, consistently applied.

               "Eligible Assignee" means (a) another Bank, (b) any commercial bank, savings bank, savings and loan association or similar financial institution which, (i) has total assets of $5,000,000,000 or more, (ii) is "well capitalized" within the meaning of such term under the Federal Depository Institutions Control Act, (iii) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (iv) is operationally and procedurally able to meet the obligations of a Bank hereunder to the same degree as a commercial bank, (c) any insurance company engaged in the business of writing insurance which (i) has total assets of $5,000,000,000 or more, (ii) is "best capitalized" under applicable regulations of the National Association of Insurance Commissioners, and
        (iii) meets the requirements set forth in subclauses (iii) and (iv) of clause (b) above and (d) any other financial institution having total assets of $5,000,000,000 or more

        (including a mutual fund or other fund under management of an investment manager having under its management total assets of $5,000,000,000 or more) which meets the requirements set forth in subclauses (iii) and
        (iv) of clause (b) above; provided that each Eligible Assignee must (A) be organized under the Laws of the United States of America, any state thereof or the District of Columbia or (B) if a commercial bank, be organized under the Laws set forth in clause (A) or under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (C) act under the Loan Documents through a branch, agency or funding office located in the United States of America and (D) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to the Code.

               "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974 and the regulations thereunder, all as the same shall be in effect at such date.

               "ERISA Affiliate" means, with respect to any Person, any other Person (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Code.

               "Event of Default" has the meaning provided in Section 9.1.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Exposure" means for any Bank, as of any date of determination, the product obtained by multiplying that Bank's then effective Pro Rata Share by the then effective Commitment.

               "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Banking Day opposite the caption "Federal funds (effective)"; or, if for any relevant day such rate is not so published on any such preceding Banking Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

               "Financial Subsidiary" means (a) the Mortgage Company and its Subsidiaries, so long as such entities continue to engage in the mortgage banking business, (b) a Trust Issuer, so long as it engages in no activities other than those incident to the Trust Preferred Capital Securities, (c) any Subsidiary of Borrower that is organized and operates solely to issue (i) collateralized mortgage obligations or (ii) other similar asset-backed obligations, and (d) any other Subsidiary of Borrower that (i) is engaged primarily in the business of origination, marketing, and servicing of residential mortgage loans, the sale of servicing rights, or the financing of long term residential mortgage loans, (ii) holds not less than 95% of its total assets in the form of Cash, Cash Equivalents, notes and mortgages receivable, Cash held by a trustee for the benefit of such Subsidiary or other financial instruments and (iii) is the subject of an Officer's Certificate of Borrower delivered to the Administrative Agent stating that such Subsidiary is a Financial Subsidiary within the meaning hereof. As of the 2000 Closing Date, the Financial Subsidiaries are International Mortgage Acceptance Corporation, KBASW Mortgage Acceptance Corporation, KBI/Mortgage Acceptance Corporation, KBRAC IV Mortgage Acceptance

        Corporation, Kaufman and Broad Mortgage Company, rateOne Home Loans, LLC, Rate One Associates, Inc. and Rate One Holdings, Inc.

               "Fiscal Quarter" means each of the fiscal quarters of Borrower ending on each February 28 (or 29, if a leap year), May 31, August 31 and November 30.

               "Fiscal Year" means each of the fiscal years of Borrower ending on each November 30 or as otherwise changed by the Borrower upon advance written notice to the Administrative Agent, but subject to the requirements of Section 1.3.

               "Fitch" means Fitch and its successors.

               "Foreign Subsidiary" means, with respect to any Person, a Subsidiary of that Person which is not a Domestic Subsidiary and with respect to Borrower, includes Kaufman and Broad International, Inc., a California corporation.

               "Generally Accepted Accounting Principles" means, as of any date of determination, accounting principles set forth as "generally accepted" in then currently effective Statements of the Auditing Standards Board of the American Institute of Certified Public Accountants, or, if such Statements are not then in effect, accounting principles that are then approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied to financial statements of a Person as of any date or for any period are consistent in all material respects (subject to Section 1.3) to those applied to financial statements of that Person as of recent prior dates and for recent prior periods.

               "Government Securities" means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

               "Governmental Agency" means (a) any federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, (c) any court or administrative tribunal, or (d) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has consented, in each case whether of the United States of America or any other nation.

               "Guarantor Subsidiary" means (a) any Domestic Subsidiary which is a Significant Subsidiary, other than any Financial Subsidiary and (b) any other Domestic Subsidiary, other than any Financial Subsidiary, that is designated in writing by Borrower as a Guarantor Subsidiary.

               "Hazardous Materials" means substances defined as "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C.
        Section 1801, et seq., the

        Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. or any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

               "Hazardous Materials Laws" means all Laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any real Property of Borrower or its Subsidiaries.

               "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person for borrowed money, (b) that portion of the obligations of such Person under Capital Leases which should properly be recorded as a liability on a balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles, (c) any obligation of such Person that is evidenced by a promissory note or other instrument representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of Property or services (other than trade or other accounts payable in the ordinary course of business in accordance with customary industry terms), (e) any obligation of the types referred to in clauses (a) through (d) above that is secured by a Lien (other than a Permitted Encumbrance) on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien,
        (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person and (g) any obligation of such Person under letters of credit issued for the account of such Person and that is not otherwise a Contingent Guaranty Obligation.

               "Intangible Assets" means assets that are considered intangible assets under Generally Accepted Accounting Principles, including (a) customer lists, goodwill, computer software, unamortized deferred charges, unamortized debt discount, capitalized research and development costs and other intangible assets and (b) any write-up in book value of any asset subsequent to its acquisition, but excluding any existing write-up in book value of any asset acquired by Borrower or any of its Subsidiaries prior to the 2000 Closing Date, as such write-up may decrease (but not increase) from time to time.

               "Interest Period" means, as to each LIBOR Loan, a period of one, two, three or six months, as designated by Borrower; provided that (a) the first day of each Interest Period must be a LIBOR Market Day, (b) any Interest Period that would otherwise end on a day that is not a LIBOR Market Day shall be extended to the next succeeding LIBOR Market Day, unless such LIBOR Market Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding LIBOR Market Day, and (c) no Interest Period may extend beyond the Maturity Date.

               "Investment" means, with respect to any Person, any investment by that Person, whether by means of purchase or other acquisition of capital stock or other Securities of any other Person or by means of loan, advance, capital contribution, or other debt or equity participation or interest in any other Person, including any partnership or joint venture interest in any other Person; provided that an Investment of a Person shall not include any trade or account receivable arising in the ordinary course of the business of such Person, whether or not evidenced by a note or other writing. The amount of any Investment shall be the amount actually invested, less any return of capital, without adjustment for subsequent increases or decreases in the market value of such Investment.

               "Investment Grade Credit Rating" means, as of any date of determination, that at least two (2) Rating Agencies have as of that date issued credit ratings for Borrower's long-term senior unsecured debt of (a) at least BBB- in the case of S&P, (b) at least Baa3 in the case of Moody's and (c) at least BBB- in the case of Fitch.

               "Joint Venture" means any Person, other than a Subsidiary, (a) in which Borrower or any Subsidiary of Borrower holds an equity Investment which entitles Borrower or such Subsidiary to more than 10% of (i) the ordinary voting power for the election of the board of directors or other governing body of such Person or (ii) the partnership, membership or other ownership interest in such Person, and
        (b) which has at least one holder of its equity interests that is not an Affiliate of Borrower or any Subsidiary of Borrower. Notwithstanding the foregoing, for the purposes of Section 6.16, the term "Joint Venture" will not include any equity Investment in any Person if the dollar amount of that investment is less than $1,000,000, computed in accordance with Generally Accepted Accounting Principles, but only to the extent that the aggregate dollar amount of such equity Investments is less than $25,000,000.

               "Laws" means, collectively, all foreign, federal, state and local statutes, treaties, codes, ordinances, rules, regulations and controlling precedents of any Governmental Agency.

               "Lead Arranger and Sole Book Manager" means Banc of America Securities LLC.

               "Lewis Homes Stock Repurchase" means the purchase of up to 4 million shares of Borrower's common stock issued in connection with the acquisition of the Lewis Homes group of companies for $26.00 per share payable in cash or by promissory note.

               "LIBOR" means, for each LIBOR Loan, that rate per annum, determined solely by the Administrative Agent, pursuant to the following formula (with each component expressed as a decimal and rounded upward to the nearest 1/100 of 1%):

               London Interbank Offered Rate for that LIBOR Loan
               -------------------------------------------------
                           1.00 - Reserve Percentage

               "LIBOR Advance" means an Advance made by a Bank to fund its Pro Rata Share of a LIBOR Loan.

               "LIBOR Lending Office" means, with respect to each Bank, its office, branch or affiliate identified on the signature page hereof as its LIBOR Lending Office or such other office, branch or affiliate as such Bank may hereafter designate as its LIBOR Lending Office by notice to Borrower and the Administrative Agent.

               "LIBOR Loan" means a Loan made hereunder and designated or redesignated as a LIBOR Loan in accordance with Article 2.

               "LIBOR Market" means the London, England market established by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

               "LIBOR Market Day" means any Banking Day on which commercial banks are open for international business (including dealing in Dollar deposits) in London, England.

               "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing (other than an agreement which gives to a Person the right to become equally and ratably secured with any other Person to whom a Lien is granted on any item of Property) any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

               "Loan" means the aggregate of the Advances made at any one time by the Banks pursuant to Article 2.

               "Loan Documents" means, collectively, this Agreement, the Notes, the Subsidiary Guaranty, any Request for Loan, any Compliance Certificate and any other instruments, documents or agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries or Affiliates to the Administrative Agent or any other Bank in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

               "London Interbank Offered Rate" means, for each LIBOR Loan, the per annum rate (rounded upward to the nearest 1/100 of 1%) determined by the Administrative Agent as the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the date that is 2 LIBOR Market Days prior to the commencement of such Interest Period. If such rate does not appear on the Telerate Page 3750, the rate for that Interest Period will be determined by the Administrative Agent and will be equal to the rate at which deposits in Dollars are offered by the Administrative Agent to prime banks in the LIBOR Market at or about 11:00 a.m., London time, on the date that is 2 LIBOR Market Days prior to the commencement of such Interest Period in an aggregate amount approximately equal to the amount of the Advance to be made by the Administrative Agent (as a Bank) with respect to such LIBOR Loan and for a period of time comparable to the number of days in the applicable Interest Period.

               "Majority Banks" means (a) as of any date of determination if the Commitment is then in effect, Banks having in the aggregate in excess of 50% of the Commitment then in effect and (b) as of any date of determination if the Commitment has then been terminated or suspended and there is then any Indebtedness evidenced by the Notes, Banks holding in the aggregate in excess of 50% the aggregate Indebtedness then evidenced by the Notes.

               "Material Adverse Effect" means any circumstance or event, or any set of circumstances or events which, individually or when aggregated with any other circumstances or events, (a) has or is reasonably likely to have any material adverse effect upon the validity or enforceability of any Loan Document, (b) is or is reasonably likely to be material and adverse to the condition (financial or otherwise) or operations of Borrower and its Subsidiaries, taken as a whole, or (c) materially impairs or is reasonably likely to materially impair the ability of Borrower and its Subsidiaries, taken as a whole, to perform the Obligations.

              "Material Amount of Assets" means, as of any date of determination, more than 10% of the consolidated total assets (other than assets of Financial Subsidiaries) of Borrower and its Subsidiaries as of such date.

              "Maturity Date" means October 6, 2005.

              "Model Homes" means housing units which have been completed, furnished and landscaped and are used in the marketing efforts with respect to a residential home community, provided that the total number of units considered as Model Homes at any time shall not exceed an amount equal to (a) the number of domestic residential home communities open for sale at such time, times (b) four (4).

              "Money Market Facility" means any unsecured credit facility the advances under which have a maturity of not in excess of 180 days and which have been extended to Borrower from time to time other than under this Agreement, either by a Bank or by any other financial institution.

              "Moody's" means Moody's Investor's Service, Inc. and its successors.

              "Mortgage Company" means Kaufman and Broad Mortgage Company, an Illinois corporation and a wholly owned Financial Subsidiary of Borrower.

              "Mortgage Warehousing Agreements" mean that certain Amended and Restated Mortgage Loan Warehousing Agreement dated as of February 18, 2000 among Mortgage Company, rateOne, the banks party thereto and Bank of America, N.A., as administrative agent, and Bank One Texas, N.A., as managing agent, and that certain Master Loan and Security Agreement dated as of May 25, 1999 between Mortgage Company and Morgan Stanley Mortgage Capital, Inc., as lender, as amended by Amendment No. 1 to Master Loan and Security Agreement, dated as of May 19, 2000, among Mortgage Company, rateOne and Morgan Stanley Mortgage Capital, Inc., as the foregoing may from time to time be amended, modified, refinanced or replaced, and substantially similar loan or credit agreements or arrangements entered into from time to time by Mortgage Company for loans to be used for the purpose of funding the origination of residential mortgage loans, secured by a pledge of such mortgage loans.

              "Multiemployer Plan" means any employee benefit plan of a type described in Section 4001(a)(3) of ERISA.

              "Net Orders" means, as of any date of determination, the number of items of housing inventory that are in the process of being sold and with respect to which a purchase contract has been signed, as reported in Borrower's filings with the Commission.

              "Net Realizable Value Adjustment" means the adjustment required pursuant to Generally Accepted Accounting Principles (including FAS 121 issued by the Financial Accounting Standards Board) to reflect a decrease in the book value of assets below their historical costs.

               "New Bank" has the meaning set forth in Section 2.6(a).

               "Non-Recourse Indebtedness" means Indebtedness incurred in connection with the purchase or improvement of Property (a) that is secured solely by the Property purchased or improved, (b) with respect to which the holder of such Indebtedness has recourse only to such Property, and (c) that is otherwise non-recourse (whether by contract or under applicable Law) to any Person.

               "Note" means each promissory note made by Borrower to a Bank evidencing the Advances under that Bank's Pro Rata Share of the Commitment, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

               "Obligations" means all present and future obligations of every kind or nature of Borrower or any Party at any time and from time to time owed to the Administrative Agent or the Banks or any one or more of them under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues to the extent permitted by applicable Law after the commencement of any proceeding under any Debtor Relief Law by or against Borrower.

               "Officer's Certificate" means, when used with reference to any Person, a certificate signed by a Senior Officer of such Person.

               "Operating Loss" means, for any Fiscal Quarter, that the sum of
        (a) Consolidated Net Income for that Fiscal Quarter plus (b) all taxes on or measured by income payable by Borrower with respect to such Consolidated Net Income plus (c) all non-Cash Net Realizable Value Adjustments made during that Fiscal Quarter is less than zero; provided that each amount described in clauses (a), (b) and (c) shall be adjusted to eliminate any portion thereof, or effect thereon, attributable to a Financial Subsidiary.

               "Opinions of Counsel" means the favorable written legal opinions of (a) Munger, Tolles & Olson LLP, special counsel to Borrower, and (b) Barton P. Pachino, Senior Vice President and General Counsel of Borrower substantially in the form of Exhibits D-1 and D-2, respectively, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

               "Party" means any Person other than the Banks or the Agents which now or hereafter is a party to any of the Loan Documents.

               "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

               "Pension Plan" means any "employee pension benefit plan" (as such term is defined in ERISA) which is subject to Title IV of ERISA and which is maintained for employees of Borrower or any of its ERISA Affiliates.

               "Permitted Encumbrances" means:

               (a) inchoate Liens incident to construction or maintenance of real property; or Liens incident to construction or maintenance of real property now or hereafter filed of record for which adequate reserves have been set aside and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no material property is subject to a material risk of loss or forfeiture;

               (b) Liens for taxes and assessments on real property which are not yet past due; or Liens for taxes and assessments on real property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no material property is subject to a material risk of loss or forfeiture;

               (c) minor defects and irregularities in title to any real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

               (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, utilities, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting real property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such property for the purposes for which it is or may reasonably be expected to be held;

               (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of property affecting real property which in the aggregate do not materially burden or impair the fair market value or use of such property for the purposes for which it is or may reasonably be expected to be held;

               (f) rights reserved to or vested in any Governmental Agency to control or regulate the use of any real property;

               (g) any obligations or duties affecting any real property to any Governmental Agency with respect to any right, power, franchise, grant, license, or permit;

               (h) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of real property;

               (i) statutory Liens, including warehouseman's liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no material property is subject to a material risk of loss or forfeiture;

               (j) covenants, conditions, and restrictions affecting the use of real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

               (k) rights of tenants under leases and rental agreements covering real property entered into in the ordinary course of business of the Person owning such real property;

               (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

               (m) Liens consisting of pledges or deposits of property to secure performance in connection with operating leases made in the ordinary course of business to which the Borrower or a Subsidiary is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 25% of the annual fixed rentals payable under such lease;

               (n) Liens consisting of deposits of property to secure statutory obligations of the Borrower or a Subsidiary of Borrower in the ordinary course of its business; and

               (o) Liens consisting of deposits of property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower or a Subsidiary of Borrower is a party in the ordinary course of its business.

               "Permitted Right of Others" means a Right of Others consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of property for the purposes for which it is or may reasonably be expected to be held,
        (b) an option or right to acquire a Lien that would be a Permitted Encumbrance or (c) the reversionary interest of a landlord under a lease of Property.

               "Person" means an individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, estate, unincorporated organization, union, tribe, business association or firm, joint venture, Governmental Agency, or other entity.

               "Pricing Period" means the 3 calendar month periods of (a) May 1 through July 31, (b) August 1 through October 31, (c) November 1 through January 31, and (d) February 1 through April 30, and the Consolidated Leverage Ratio applicable to any Pricing Period shall be the one that is calculated as of the Fiscal Quarter end that falls approximately 60 days prior to the beginning of such Pricing Period.

               "Prime Rate" means, on any day, the rate of interest per annum then most recently established by the Administrative Agent as its "prime rate." Any such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by the Administrative Agent to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that the Administrative Agent may make various business or other loans at rates of interest having no relationship to such rate. If the Administrative Agent ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported. If The Wall Street Journal does not then or ceases to report such a prime rate, the Prime Rate shall thereafter be determined by such alternate method as may be reasonably selected by the Administrative Agent.

               "Prime Rate Advance" means an Advance made by a Bank to fund its Pro Rata Share of a Prime Rate Loan.

               "Prime Rate Loan" means a Loan made hereunder and designated or redesignated as a Prime Rate Loan in accordance with Article 2, or converted to a Prime Rate Loan in accordance with Article 3.

               "Prior Loan Agreements" means the Bridge Loan Agreement, the Prior Revolving Loan Agreement and the Prior Term Loan Agreement.

               "Prior Revolving Loan Agreement" means the 1997 Revolving Loan Agreement dated as of April 21, 1997, as amended, by and among Borrower, the Banks named therein, and Bank of America, as Administrative Agent and various other Banks in various agent capacities.

               "Prior Term Loan Agreement" has the meaning set forth for that term in the Recitals hereto.

               "Pro Rata Share" of a Bank, as pertains to the Commitment, means the applicable percentage set forth opposite the name of that Bank on
        Schedule 1.1 to this Agreement.

               "Projections" means the financial projections of Borrower delivered to the Banks and dated as of August 24, 2000.

               "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               "rateOne" means rateOne Home Loan, LLC, a Delaware limited liability company and a Subsidiary of Mortgage Company.

               "Rating Agencies" means S&P, Moody's and Fitch.

               "Regulation D" means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve System or any other regulation in substance substituted therefor.

               "Regulatory Development" means (a) any change in the Laws, (b) change in the application of any existing Laws or the interpretation thereof by any Governmental Agency or central bank or comparable authority (whether or not having the force of Law), or (c) compliance by any Bank with any request or directive (whether or not having the force of Law) of any Governmental Agency or central bank or comparable authority.

               "Request for Loan" means a request for a Loan signed by a Responsible Official of Borrower, in a form reasonably designated from time to time by the Administrative Agent.

               "Request for Redesignation" means a written request for redesignation of Loans signed by a Responsible Official of Borrower, in a form reasonably designated from time to time by the Administrative Agent.

               "Requirement of Law" means, as to any Person, any Law or any judgment, award, decree, writ or determination of, or any consent or similar agreement with, a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

               "Reserve Percentage" means, for each LIBOR Loan, the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Regulation D. The Reserve Percentage shall be expressed in decimal form and rounded upward, if necessary, to the nearest 1/100th of one percent, and shall include marginal, emergency, supplemental, special and other reserve percentages. The Reserve Percentage shall be determined solely by the Administrative Agent, which determination shall be conclusive absent manifest error.

               "Responsible Official" means (a) when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of that Person.

               "Revolving Loan Commitment Increases" means the aggregate of increases to the Commitment requested under Section 2.8 of the 2000 Revolving Loan Agreement.

               "Revolving Loan Exposure" means for any Bank, as of any date of determination, the product obtained by multiplying that Bank's then effective Pro Rata Share under the 2000 Revolving Loan Agreement by the then effective Commitment under the 2000 Revolving Loan Agreement.

               "Right of Others" means, with respect to any Property in which a Person has an interest, (a) any legal or equitable claim or other interest (other than a Lien) in or with respect to that Property held by any other Person, and (b) any option or right held by any other Person to acquire any such claim or other interest (including a Lien).

               "S&P" means Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.) and its successors.

               "Securities" means any capital stock, share, voting trust certificate, bonds, debentures, notes or other evidences of indebtedness, limited partnership interests, or any warrant, option or other right to purchase or acquire any of the foregoing.

               "Senior Officer" means the (a) chief executive officer, (b) chief operating officer, (c) chief financial officer, (d) vice president and controller, or (e) treasurer, in each case whatever the title nomenclature may be, of the Person designated.

               "Settlement Date" means the settlement date specified in the forward contract for the sale and purchase of Common Stock which is a component of any Trust Preferred Capital Securities. The Settlement Date for the Trust Preferred Capital Securities referred to in clause (a) of the definition thereof is August 16, 2001.

               "Shareholders' Equity" means, as of any date of determination, shareholders' equity as of that date determined in accordance with Generally Accepted Accounting Principles; provided that there shall be excluded from Shareholders' Equity any amount attributable to capital stock that is, directly or indirectly, required to be redeemed or repurchased by the issuer thereof prior to the date which is one year after the Maturity Date or upon the occurrence of specified events or at the election of the holder thereof.

               "Significant Subsidiary" means, as of May 31 2000, those Subsidiaries of Borrower identified as such in Schedule 4.4 and, as of any other date of determination, any Subsidiary of Borrower (other than a Joint Venture) with respect to which any of the following conditions is met:

               (a) the aggregate book value of all Investments of Borrower and its Subsidiaries in such Subsidiary exceeds 5% of the consolidated total assets (other than assets of Financial Subsidiaries) of Borrower and its Subsidiaries as of such date; or

               (b) the proportionate share of Borrower and its Subsidiaries in the total assets of such Subsidiary (after intercompany eliminations) exceeds 5% of the consolidated total assets (other than assets of Financial Subsidiaries) of Borrower and its Subsidiaries as of such date; or

               (c) the equity of Borrower and its Subsidiaries in the net income of such Subsidiary (before income taxes, extraordinary items and cumulative effect of a change in accounting principles) as of the end of the most recently ended fiscal year of such Subsidiary exceeds the greater of (i) an amount equal to 5% of the consolidated net income of Borrower and its Subsidiaries (computed as aforesaid) as of the end of the most recent Fiscal Year ended prior to such date or (ii) $3,000,000.

               "Subordinated Obligations" means, collectively, all obligations of Borrower or any of its Subsidiaries that (a) do not provide for any payment of principal, any sinking fund payment or any scheduled redemption prior to the Maturity Date, (b) are expressly subordinated to the Obligations by a written instrument containing subordination and related provisions (including interest payment blockage, standstill and related provisions) not materially less favorable to the Banks in any respect whatsoever from those applicable to Borrower's 9-5/8% Senior Subordinated Notes due 2006 (the "Subordinated Notes") (or such other subordination and related provisions as may be approved in writing by the Majority Banks), (c) are subject to financial covenants not materially more burdensome to Borrower taken as a whole than those applicable to the Subordinated Notes, except such covenants as may be approved in writing by the Majority Banks and (d) are subject to other covenants (other than the covenant to pay interest) and events of default which in the aggregate are not materially more burdensome to Borrower than those applicable to the Subordinated Notes, except such covenants or events of default as may be approved in writing by the Majority Banks.

               "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or joint venture whether now existing or hereafter organized or acquired:

        (a) in the case of a corporation or limited liability company, of which securities having a majority of the ordinary voting power for the election of the board of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or
        (b) in the case of a partnership, joint venture or other business entity, in which such Person or a Subsidiary of such Person is a general partner.

               "Subsidiary Guaranty" means the guaranty of the Indebtedness of Borrower under this Agreement executed by each Guarantor Subsidiary of Borrower substantially in the form of Exhibit E, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

               "Syndication Agent" means Credit Lyonnais Los Angeles Branch, so long as such bank is a Bank hereunder. The Syndication Agent shall have no duties under the Loan Documents beyond those of a Bank.

               "Termination Event" means (a) a "reportable event" as defined in
        Section 4043 of ERISA (other than a "reportable event" that is not subject to the provision for 30 day notice to the PBGC), (b) the withdrawal of Borrower or any of its ERISA Affiliates from a Pension Plan during any plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination thereof pursuant to Section 4041 of ERISA, other than pursuant to Section 4041(b) of ERISA, (d) the institution of proceedings to terminate a Pension Plan by the PBGC or (e) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

               "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that such representation, warranty or statement is a representation, warranty or statement that (a) the Person making it has no actual knowledge of the inaccuracy of the matters therein stated and (b) assuming the exercise by the Person making it of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person would have done under similar circumstances), the Person making it would have no actual knowledge of the inaccuracy of the matters therein stated. Where the Person making the representation, warranty or statement is not a natural Person, the aforesaid actual or constructive knowledge shall be that of any Senior Officer of that Person.

               "Trust Issuer" means a business trust formed by Borrower as a special purpose grantor trust for the purpose of facilitating the issuance of Trust Preferred Capital Securities, and which engages in no activities other than those incident to the Trust Preferred Capital Securities.

               "Trust Preferred Capital Securities" means the securities issued by Borrower and a Trust Issuer (a) covered by Borrower's Prospectus dated June 30, 1998 filed with the Commission and (b) such other similar securities as may from time to time be issued by Borrower after being approved in writing by the Majority Banks in their sole and absolute discretion to be treated as Trust Preferred Capital Securities.

               "Voting Stock" means, with respect to any Person, the capital stock of such Person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            1.2 Use of Defined Terms. Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

            1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles, consistently applied, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the financial covenants contained in Sections 6.9, 6.10 or 6.11 would then be calculated in a different manner or with different components or would render the same not meaningful criteria for evaluating Borrower's financial condition,
(a) Borrower and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Borrower shall be deemed to be in compliance with the financial covenants contained in such Sections during the 90 day period following such change in Generally Accepted Accounting Principles if and to the extent that Borrower would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change. In the event that the Borrower changes its Fiscal Year during the term of this Agreement, Borrower and the Banks agree to amend this Agreement and the other Loan Documents in such respects as are necessary to conform the definitions, the financial covenants, the reporting requirements and the other provisions thereof to fairly reflect such change in the Borrower's Fiscal Year.

            1.4 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

            1.5 Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

            1.6 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified, or amended, are incorporated herein by reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

            1.7 References to "Borrower and its Subsidiaries". Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

                                   Article 2
                                     LOANS

               2.1 Loans-General.

               (a) Subject to the terms and conditions set forth in this Agreement, on the 2000 Closing Date, each Bank shall, pro rata according to that Bank's Pro Rata Share of the Commitment, make Advances, to Borrower under the Commitment in such amounts as Borrower may request in one or more Request(s) for Loan(s); provided that after giving effect to such Advance(s), the aggregate outstanding principal evidenced by the Notes shall equal but not exceed the Commitment. Borrower may not borrow under this Section 2.1(a) subsequent to the 2000 Closing Date, or repay and reborrow under this Section 2.1(a).

               (b) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall be in a form and shall contain information specified from time to time by the Administrative Agent and which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan and (iv) in the case of a LIBOR Loan, Interest Period for such Loan. Unless the Administrative Agent, in its sole and absolute discretion, has notified Borrower to the contrary, each Loan may be requested by telephone (promptly confirmed in writing) or telecopier by a Responsible Official of Borrower, and Borrower shall confirm such request by promptly mailing a Request for Loan conforming to the preceding sentence to the Administrative Agent.

               (c) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Bank by telephone, telecopier or telex of the date and type of the Loan, the applicable Interest Period in the case of a LIBOR Loan, and that Bank's Pro Rata Share of the Loan. Not later than 11:00 a.m., California time, on the date specified for any Loan, each Bank shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon fulfillment of the applicable conditions set forth in Article 8, all Advances shall be credited in immediately available funds to the Designated Deposit Account.

               (d) The principal amount of each Loan shall be an integral multiple of $1,000,000 and shall be in an amount not less than (i) $1,000,000 if such Loan is a Prime Rate Loan and (ii) $5,000,000 if such Loan is a LIBOR Loan.

               (e) A Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof. The obligation of each Bank to make any Advance is several, and not joint or joint and several, and is not conditioned upon the performance by any other Bank of its obligation to make Advances. The failure by any Bank to perform its obligation to make any Advance will not increase the obligation of any other Bank to make Advances.

               (f) Borrower may redesignate a Prime Rate Loan as a LIBOR Loan, or a LIBOR Loan as a Prime Rate Loan or a LIBOR Loan with a new Interest Period, by delivering a Request for Redesignation to the Administrative Agent, within the time periods and pursuant to the conditions set forth in Section 2.1(b), 2.2 or 2.3, as applicable, and elsewhere in this Agreement. If no Request for Redesignation (or telephonic or other request referred to in the second sentence of Section 2.1(b), if applicable) has been made prior to the last day of the Interest Period for an outstanding LIBOR Loan within the requisite notice periods set forth in

        Section 2.3, then Borrower shall be deemed to have requested that such LIBOR Loan be redesignated as a Prime Rate Loan.

               (g) The Advances made by each Bank on the 2000 Closing Date shall be evidenced by that Bank's Note.

            2.2 Prime Rate Loans. Each request by Borrower for a Prime Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California time, on the Banking Day on which the requested Prime Rate Loan is to be made. The Administrative Agent shall notify each Bank of a request for a Prime Rate Loan as soon as practicable after receipt of the same. All Loans shall constitute Prime Rate Loans unless properly designated as LIBOR Loans pursuant to Section 2.3.

            2.3 LIBOR Loans.

               (a) Each request by Borrower for a LIBOR Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California time, at least 3 LIBOR Market Days before the first day of the applicable Interest Period, provided that such advance notice period may be reduced by the Administrative Agent in its discretion with respect to any LIBOR Loan made on the 2000 Closing Date. The Administrative Agent shall notify each Bank of a request for a LIBOR Loan as soon as practicable after receipt of the same.

               (b) At or about 10:00 a.m., California time, 2 LIBOR Market Days before the first day of the applicable Interest Period, the Administrative Agent shall determine the applicable LIBOR (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Banks by telephone, telecopier or, in the case of Banks, telex.

               (c) No more than 10 LIBOR Loans may be outstanding at any particular time.

               (d) Unless the Majority Banks otherwise consent, no LIBOR Loan may be requested during the continuance of an Event of Default.

               2.4 Initial Request for Loan.

            The Borrower's initial Request(s) for Loan on the 2000 Closing Date shall be in an aggregate amount equal to the full amount of the Commitment.

            2.5 Administrative Agent's Right to Assume Funds Available. Unless the Administrative Agent shall have been notified by any Bank at least two hours prior to the funding by the Administrative Agent of each Loan that such Bank does not intend to make available to the Administrative Agent such Bank's Pro Rata Share of such Loan, the Administrative Agent may, in its discretion (but shall not be so obligated), assume that such Bank has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank, which demand shall be made in a reasonably prompt manner. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the Federal Funds Rate as notified by the Administrative Agent to such Bank or the Borrower, as the case may be. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Pro Rata Share of the Commitment hereunder or to prejudice any rights which the Administrative Agent or Borrower may have against any Bank as a result of any default by such Bank hereunder.

               2.6 Optional Increase to Commitment.

               (a) Subject to the limitations set forth in this Section, during the period beginning on the 2000 Closing Date and ending 6 months prior to the Maturity Date, if no Default or Event of Default then exists, Borrower may from time to time request in writing that the Commitment be increased to an aggregate amount that is not greater than $175,000,000 less Revolving Loan Commitment Increases. Any such increase shall be accomplished by (i) the addition of new Banks who qualify as Eligible Assignees that are reasonably acceptable to the Administrative Agent (each, a "New Bank") or (ii) one or more of the existing Banks increasing its Exposure in accordance with the provisions of this Section. Each such increase shall be effective, if at all, not later than 6 months prior to the Maturity Date.

               (b) Any request under this Section shall be submitted by the Borrower to the Administrative Agent, shall specify the proposed effective date and amount of such increase and be accompanied by (i) a certificate signed by a Responsible Official of the Borrower, stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase and (ii) a written consent to the increase in the amount of the Commitment executed by each Guarantor Subsidiary. No consent of the Banks shall be required for an increase in the amount of the Commitment pursuant to this Section. The Administrative Agent shall prepare and circulate to the Borrower and Banks a new Schedule 1.1 after each increase in the Commitment.

               (c) No Bank shall be obligated to increase the amount of its Exposure, nor shall any Bank have the right to do so unless designated by the Borrower.

               (d) Each New Bank designated by the Borrower and reasonably acceptable to the Administrative Agent shall become an additional party hereto as a New Bank concurrently with the effectiveness of the proposed increase in the Commitment upon its execution of an instrument of joinder to this Agreement which is in form and substance acceptable to the Administrative Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Administrative Agent and the other Banks which would be granted or made by an Eligible Assignee by means of the execution of an Assignment and Acceptance.

               (e) Subject to the foregoing, any increase to the Commitment requested under this Section shall be effective as of the effective date proposed by the Borrower (but not later than 6 months prior to the Maturity Date) and shall be in the principal amount equal to (i) the amount that consenting Banks have agreed to assume as increases to the amount of their respective Exposures plus (ii) the amount that any New Banks have agreed to be the amount of their respective Exposures.

               (f) Concurrently with the effectiveness of any increase to the Commitment under this Section, each New Bank and each existing Bank which has increased its Exposure shall make additional Advances available to the Administrative Agent (the proceeds of which shall be paid to the other Banks or used in part to refinance expiring LIBOR Loans) in the amount required to result in the aggregate outstanding Advances of each Bank being equal to its Pro Rata Share of the Commitment, as so increased.

               (g) The Borrower confirms (i) its obligation pursuant to Section 3.5(d) to repay any breakage fees resulting from the prepayment of any LIBOR Loans resulting under this Section, and (ii) that unless the initial Loans being made by each New Bank and each Bank increasing its Exposure under this Section are LIBOR Loans being made by all of the Banks in accordance with their respective Pro Rata Shares, then the initial Loans by the New Banks and by each increasing Bank shall be Prime Rate Loans.

               (h) No amount borrowed by the Borrower pursuant to this Section
        2.6 may be repaid and reborrowed.

               (i) Notwithstanding any other provision of this Agreement or the 2000 Revolving Loan Agreement, the Borrower agrees that it will not exercise its rights under this Section 2.6 unless and until the sum (such sum being referred to as "Collective Exposure") of Bank of America's Exposure and its "Exposure" (as defined in the 2000 Revolving Loan Agreement) is reduced to $200,000,000 or less. Thus, Bank of America must first assign or grant participations in at least $43,000,000 of its Collective Exposure before the Borrower may exercise its rights under this Section 2.6. Bank of America agrees to waive any LIBOR breakage fees that may be owing to it (but not to any other Bank) with respect to any assignment or participation by it of the first $43,000,000 of its Collective Exposure. Bank of America may from time to time, in its sole and absolute discretion, waive the application of this
        Section 2.6(i) with respect to a particular increase in the Commitment pursuant to this Section 2.6, but any such waiver(s) shall not affect the continuing enforceability of this Section 2.6(i).

                                   Article 3
                               PAYMENTS AND FEES

               3.1 Principal and Interest

               (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date of such Advance until payment in full and shall accrue and be payable at the rates set forth herein, to the extent permitted by applicable Laws, before and after default, before and after maturity, before and after any judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest to bear interest at the Default Rate.

               (b) Interest accrued on each Prime Rate Loan shall be due and payable on the last day of each calendar month. Except as otherwise provided in Section 3.6, the unpaid principal amount of any Prime Rate Loan shall bear interest at a fluctuating rate per annum equal to the sum of the Prime Rate plus the Applicable Prime Rate Spread. Each change in the interest rate hereunder shall take effect simultaneously with the corresponding change in the Prime Rate. Each change in the Prime Rate shall be effective as of the Banking Day on which the change in the Prime Rate is announced, unless otherwise specified in such announcement, in which case the change shall be effective as so specified.

               (c) Interest accrued on each LIBOR Loan with an Interest Period of one month shall be due and payable on the last day of the related Interest Period. Interest accrued on each LIBOR Loan with an Interest Period in excess of one month shall be due and payable on the last day of each calendar month and on the last day of the related Interest Period. Except as otherwise provided in Section 3.6, the unpaid principal amount of any LIBOR Loan shall bear interest at a rate per annum equal to the sum of LIBOR for that LIBOR Loan plus the Applicable LIBOR Spread.

               (d) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be immediately payable in Cash on the Maturity Date.

               (e) The Notes may, at any time and from time to time, voluntarily be prepaid at the election of Borrower in whole or in part without premium or penalty; provided that: (i) any partial prepayment shall be in integral multiples of $1,000,000, (ii) any partial prepayment shall be in an amount not less than $1,000,000 on a Prime Rate Loan, and not less than $5,000,000 on a LIBOR Loan, (iii) the Administrative Agent must have received written notice (or telephonic notice confirmed promptly in writing) of any prepayment at least three Banking Days before the date of prepayment in the case of a LIBOR Loan and by 10:00 a.m., California time, on the date of prepayment in the case of a Prime Rate Loan, (iv) each prepayment of principal, except for partial prepayments on Prime Rate Loans, shall be accompanied by prepayment of interest accrued to the date of payment on the amount of principal paid and (v) in the case of any prepayment of any LIBOR Loan, Borrower shall promptly upon demand reimburse each Bank for any loss or cost directly or indirectly resulting from the prepayment, determined as set forth in
        Section 3.5.

               (f) Change in Control.

                   (i) If a Change in Control shall have occurred, at the option of the Majority Banks, Borrower shall repay in Cash the entire principal Indebtedness evidenced by the Notes, together with interest thereon and all other amounts due in connection with the Notes and this Agreement (the "Change in Control Repayment"), on the date that is no more than 27 Banking Days after the occurrence of the Change in Control (the "Change in Control Payment Date"), subject to receipt by Borrower of a Change in Control Payment Notice as set forth in Section 3.1(f)(iii). On the Change in Control Payment Date, the Commitment shall automatically terminate.

                   (ii) Within 15 Banking Days after the occurrence of a Change in Control, Borrower shall provide written notice of the Change in Control to the Administrative Agent and each Bank. The notice shall state:

                   (A) the events causing a Change in Control and the date of such Change in Control;

                   (B) the date by which the Change in Control Payment Notice
               (as defined in Section 3.1(f)(iii)) must be given; and

                   (C) the Change in Control Payment Date.

                   (iii) At the direction of the Majority Banks, the
               Administrative Agent shall, on behalf of the Banks, exercise the rights specified in Section 3.1(f)(i) by delivery of a written notice (a "Change in Control Payment Notice") to Borrower at any time prior to or on the Change in Control Payment Date, stating that the Notes shall be prepaid on the Change in Control Payment Date. On the Change in Control Payment Date, Borrower shall make the Change in Control Repayment to the Administrative Agent for the benefit of the Banks.

            3.2 Upfront Fee. In addition to fees specified in the letter referred in Section 3.3, on the 2000 Closing Date, Borrower shall pay to the Administrative Agent, for the account of each Bank, an upfront fee as set forth in the letter agreement between the Borrower and the Administrative Agent.

            3.3 Agency Fee. Borrower shall pay to the Administrative Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrower and the Administrative Agent.

            3.4 Capital Adequacy.

               (a) If any Bank (an "Affected Bank") determines that compliance with any Law or regulation or with any guideline or request from any central bank or other Governmental Agency (whether or not having the force of Law) enacted or issued after the 2000 Closing Date relating to the capital adequacy of banks or corporations in control of banks has or would have the effect of reducing the rate of return on the capital of such Affected Bank or any corporation controlling such Affected Bank as a consequence of, or with reference to, such Affected Bank's

        Pro Rata Share of the Commitment below the rate which the Bank or such other corporation could have achieved but for such compliance (taking into account the policies of such Bank or corporation with regard to capital adequacy), then Borrower shall from time to time, upon demand by such Affected Bank in accordance with this Section 3.4 (with a copy of such demand to the Administrative Agent), within 15 days after demand pay to such Affected Bank additional amounts sufficient to compensate such Affected Bank or other corporation for such reduction.

               (b) An Affected Bank may not seek compensation under Section 3.4(a) unless the demand for such compensation is delivered to Borrower within six months following the date of enactment or issuance of the Law, regulation, guideline or request giving rise to such demand for compensation.

               (c) A certificate as to any amounts for which an Affected Bank is seeking compensation under Section 3.4(a), submitted to Borrower and the Administrative Agent by such Affected Bank, shall be conclusive and binding for all purposes, absent manifest error. Each Affected Bank shall calculate such amounts in a manner which is consistent with the manner in which it makes calculations for comparable claims with respect to similarly situated borrowers from such Affected Bank, will not allocate to Borrower a proportionately greater amount of such compensation than it allocates to each of its other commitments to lend or other loans with respect to which it is entitled to demand comparable compensation, and will not include amounts already factored into the rates of interest or fees already provided for herein. Each Bank agrees promptly to notify Borrower and the Administrative Agent of any circumstances that would cause Borrower to pay additional amounts pursuant to this Section, provided that the failure to give such notice shall not affect Borrower's obligation to pay such additional amounts hereunder.

               (d) Without limiting its obligation to reimburse an Affected Bank for compensation theretofore claimed by an Affected Bank pursuant to
        Section 3.4(a), Borrower may, within 60 days following any demand by an Affected Bank, request that one or more Persons that are Eligible Assignees and that are acceptable to Borrower and approved by the Administrative Agent (which approval shall not be unreasonably withheld) purchase all (but not part) of the Affected Bank's then outstanding Advances, its Note, and assume its Pro Rata Share of the Commitment and its obligations hereunder. If one or more such Banks or banks so agree in writing (each, an "Assuming Bank" and collectively, the "Assuming Banks"), the Affected Bank shall assign its Pro Rata Share of the Commitment, together with the Indebtedness then evidenced by its Note, to the Assuming Bank or Assuming Banks in accordance with Section 11.8. On the date of any such assignment, the Affected Bank which is being so replaced shall cease to be a "Bank" for all purposes of this Agreement and shall receive (x) from the Assuming Bank or Assuming Banks the principal amount of its Advances then outstanding and (y) from Borrower all interest and fees accrued and then unpaid with respect to such Advances, together with any other amounts then payable to such Bank by Borrower.

               3.5 LIBOR Fees and Costs.

               (a) If the occurrence of any Regulatory Development after the 2000 Closing Date:

                   (i) shall subject any Bank or its LIBOR Lending Office to any tax, duty or other charge or cost with respect to any LIBOR Advance or its obligation to make LIBOR Advances, or shall change the basis of taxation of payments to any Bank of the principal of or interest on any LIBOR Advance or any other amounts due under this Agreement in respect of any LIBOR Advance or its obligation to make LIBOR Advances (except for changes in any tax on the overall net income, gross income or gross receipts of such Bank or its LIBOR Lending Office);

                   (ii) shall impose, modify or deem applicable any reserve
               (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirements (excluding any such requirement included in any applicable Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank or its LIBOR Lending Office; or

                   (iii) shall impose on any Bank or its LIBOR Lending Office or the LIBOR Market any other condition affecting any LIBOR Advance or its obligation to make LIBOR Advances, or shall otherwise affect any of the same;

        and the result of any of the foregoing, as determined by such Bank, increases the cost to such Bank or its LIBOR Lending Office of making or maintaining any LIBOR Advance or in respect of any LIBOR Advance or its obligation to make LIBOR Advances or reduces the amount of any sum received or receivable by such Bank or its LIBOR Lending Office with respect to any LIBOR Advance or its obligation to make LIBOR Advances (assuming such Bank's LIBOR Lending Office had funded 100% of its LIBOR Advance in the LIBOR Market), then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction (determined as though such Bank's LIBOR Lending Office had funded 100% of its LIBOR Advance in the LIBOR Market); provided that Borrower shall not be liable to any Bank for any such increased cost or reduction pursuant to this Section in respect of any period which is more than six months prior to such Bank's demand for such compensation. A statement of any Bank claiming compensation under this subsection and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Each Bank agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge which will entitle such Bank to compensation pursuant to this Section, and agrees to designate a different LIBOR Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the judgment of such Bank, otherwise be disadvantageous to such Bank. If any Bank claims compensation under this Section, Borrower may at any time, upon at least four (4) LIBOR Market Days' prior notice to the Administrative Agent and such Bank and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by Section 3.5(d), pay in full the affected LIBOR Advances of such Bank or request that such LIBOR Advances be converted to Prime Rate Advances.

               (b) If after the 2000 Closing Date the occurrence of any Regulatory Development shall, in the opinion of any Bank, make it unlawful or impossible for such Bank or its LIBOR Lending Office to make, maintain or fund its portion of any LIBOR Loan, or to take deposits of, dollars in the LIBOR Market, or to determine or charge interest rates based upon the LIBOR, and such Bank shall so notify the Administrative Agent, then such Bank's obligation to make LIBOR Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Banks and Borrower. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Upon receipt of such notice, the outstanding principal amount of such Bank's LIBOR Advances, together with accrued interest thereon, automatically shall be converted to Prime Rate Advances with Interest Periods corresponding to the LIBOR Loans of which such LIBOR Advances were a part on either (1) the last day of the Interest Period(s) applicable to such LIBOR Advances if such Bank may lawfully continue to maintain and fund such LIBOR Advances to such day(s) or (2) immediately if such Bank may not lawfully continue to fund and maintain such LIBOR Advances to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 3.5(d). In the event that any Bank is unable, for the reasons set forth above, to make, maintain or fund its portion of any LIBOR Loan, such Bank shall fund such amount as a Prime Rate Advance for the same period of time, and such amount shall be treated in all respects as a Prime Rate Advance.

               (c) If, with respect to any proposed LIBOR Loan:

                   (i) the Administrative Agent reasonably determines that, by reason of circumstances affecting the LIBOR Market generally that are beyond the reasonable control of the Banks, deposits in dollars (in the applicable amounts) are not being offered to each of the Banks in the LIBOR Market for the applicable Interest Period; or

                   (ii) the Majority Banks advise the Administrative Agent that the LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of making the applicable LIBOR Advances;

        then the Administrative Agent forthwith shall give notice thereof to Borrower and the Banks, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Banks to make any future LIBOR Advances shall be suspended. If at the time of such notice there is then pending a Request for Loan that specifies a LIBOR Loan, such Request for Loan shall be deemed to specify a Prime Rate Loan.

               (d) Upon payment or prepayment of any LIBOR Advance (other than as the result of a conversion required under Section 3.5(b)) on a day other than the last day in the applicable Interest Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower to borrow on the date or in the amount specified for a LIBOR Loan in any Request for Loan, Borrower shall pay to each Bank an amount equal to the sum of

                   (i) $250; plus

                   (ii) the amount, if any, by which (x) the additional interest that would have accrued (without any Applicable LIBOR Spread) on the principal amount prepaid on account of the LIBOR Advance had it remained outstanding until the last day of the applicable Interest Period, exceeds (y) the interest that Bank could recover by placing funds in the amount of the prepayment on deposit in the LIBOR Market selected by that Bank for a period beginning on the date of the prepayment and ending on the last day of the applicable Interest Period, or for a comparable period for which an appropriate rate quote may be obtained; plus

                   (iii) an amount equal to all costs and expenses which that
               Bank incurred or reasonably expects to incur in liquidating and reinvesting the prepayment.

        Each Bank's determination of the amount of any prepayment fee or failure to borrow fee payable under this Section 3.5(d) shall be conclusive in the absence of manifest error.

               (e) Any statement or certificate given by a Bank under this
        Section 3.5 shall satisfy the requirements set forth in Section 3.5(c) with respect to requests for reimbursement under Section 3.5(a).

               (f) Should any Bank demand payment under the provisions of
        Section 3.5(a) or should any Bank's LIBOR Advances be suspended under the provisions of Section 3.5(b), then without limiting its obligation to reimburse any Bank for compensation claimed by such Bank pursuant to this Section 3.5, Borrower may, within 60 days following such occurrence, treat that Bank as an "Affected Bank" under Section 3.4(d), and exercise the remedies set forth in such Section 3.4(d).

            3.6 Late Payments/Default Interest. If any installment of principal or interest under the Notes or any other amount payable to the Banks under any Loan Document is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Prime Rate plus the Applicable Prime Rate Spread plus 2%, to the extent permitted by applicable Law, until paid in full (whether before or after judgment). Upon and during the continuance of any Event of Default, the Indebtedness evidenced by the Notes shall, at the election of the Majority Banks and upon notice to Borrower (and in lieu of interest provided for in the preceding sentence), bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Prime Rate plus the Applicable Prime Rate Spread plus 2%, to the extent permitted by applicable Law, until no Event of Default exists (whether before or after judgment). Notwithstanding the preceding sentence, after the occurrence of any Event of Default under Sections 6.7, 6.10 or 6.16, the Indebtedness evidenced by the Notes may not bear interest at the increased rate provided for in the preceding sentence until such Event of Default has continued for at least 15 days, in the case of Section 6.7, or 30 days, in the case of Sections 6.10 or 6.16.

            3.7 Computation of Interest and Fees. All computations of interest and fees hereunder shall be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day and excluding the last day), which results in greater interest than if a year of 365 days were used. Any Loan that is repaid on the same day on which it is made shall bear interest for one day.

            3.8 Holidays. If any principal payment to be made by Borrower on a Prime Rate Loan shall come due on a day other than a Banking Day, payment shall be made on the next succeeding

Banking Day and the extension of time shall be reflected in computing interest. If any principal payment to be made by Borrower on a LIBOR Loan shall come due on a day other than a LIBOR Market Day, payment shall be made on the next preceding or succeeding LIBOR Market Day as determined by the Administrative Agent in accordance with the then current banking practice in the LIBOR Market and the adjustment shall be reflected in computing interest.

               3.9 Payment Free of Taxes.

               (a) Any payments made by any Party under the Loan Documents shall be made free and clear of, and without reduction by reason of, any tax, assessment or other charge imposed by any Governmental Agency, central bank or comparable authority (other than taxes on income or gross receipts generally applicable to banks). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of taxes, assessments or other charges imposed by any Governmental Agency from any amount payable to any Bank under this Agreement, Borrower shall (a) make such deduction or withholding and pay the same to the relevant Governmental Agency and (b) pay such additional amount to that Bank as is necessary to result in that Bank's receiving a net after-tax (or after-assessment or after-charge) amount equal to the amount to which that Bank would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Bank on account of such taxes, assessments or other charges, that Bank shall refund such excess to Borrower. Each Bank that is incorporated under the Laws of a jurisdiction other than the United States of America or any state thereof shall deliver to Borrower, with a copy to the Administrative Agent, within twenty days after the 2000 Closing Date (or such later date on which such Bank becomes a "Bank" hereunder), a certificate signed by a Responsible Official of that Bank to the effect that such Bank is entitled to receive payments of interest and other amounts payable under this Agreement without deduction or withholding on account of United States of America federal income taxes, which certificate shall be accompanied by two copies of Internal Revenue Service Form 1001 or Form 4224, as applicable, also executed by a Responsible Official of that Bank. Each such Bank agrees (i) promptly to notify the Administrative Agent and Borrower if any fact set forth in such certificate ceases to be true and correct and (ii) to take such steps as may be reasonably necessary to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to that Bank under this Agreement.

               (b) Without limiting its obligation to pay any additional amount to a Bank pursuant to Section 3.9(a), Borrower may, within 60 days following any such payment by that Bank, treat that Bank as an "Affected Bank" under Section 3.4(d), and exercise the remedies set forth in such
        Section 3.4(d).

            3.10 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Bank to obtain the funds for its share of any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for its share of any Loan in any particular place or manner.

            3.11 Failure to Charge or Making of Payment Not Subsequent Waiver. Any decision by any Bank not to require payment of any fee or costs, or to reduce the amount of the payment required for any fee or costs, or to calculate any fee or any cost in any particular manner, shall not limit or be deemed a waiver of any Bank's right to require full payment of any fee or costs, or to calculate any fee or any costs in any other manner. Any decision by Borrower to pay any fee or costs shall not limit or be deemed a waiver of any right of Borrower to protest or dispute the payment amount of such fee or costs.

            3.12 Time and Place of Payments; Evidence of Payments; Application of Payments. The amount of each payment hereunder, under the Notes or under any Loan Document shall be made to the Administrative Agent at the Administrative Agent's Office, for the account of each of the Banks or the Administrative Agent, as the case may be, in lawful money of the United States of America without deduction, offset or counterclaim and in immediately available funds on the day of payment (which must be a Banking Day). All payments of principal received after 10:00 a.m., California time, on any Banking Day, shall be deemed received on the next succeeding Banking Day for purposes of calculating interest thereon. The amount of all payments received by the Administrative Agent for the account of a Bank shall be promptly paid by the Administrative Agent to that Bank in immediately available funds. Each Bank shall keep a record of Advances made by it and payments of principal with respect to each Note, and such record shall be presumptive evidence of the principal amount owing under such Note; provided that failure to keep such record shall in no way affect the Obligations of Borrower hereunder. Prior to the Maturity Date or an acceleration of the maturity of the Loans, payments under the Loan Documents shall be applied first to amounts owing thereunder other than the outstanding principal balance under the Notes and second to the outstanding principal balance under the Notes in a manner designated by Borrower or, if no such designation is made prior to payment or, if an Event of Default shall have occurred and be continuing, as may be designated by the Majority Banks. Following the Maturity Date or an acceleration of the maturity of the Loans, payments and recoveries under the Loan Documents shall be applied in a manner designated in Section 9.2(d).

            3.13 Administrative Agent's Right to Assume Payments Will be Made. Unless the Administrative Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion (but shall not be so obligated), assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's Pro Rata Share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Bank shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to but excluding the date such amount is repaid to the Administrative Agent at a rate per annum equal to the actual cost to the Administrative Agent of funding such amount as notified by the Administrative Agent to such Bank.

            3.14 Survivability. All of Borrower's obligations under this
Article 3 shall survive for 3 months following the date on which all Loans hereunder are fully paid.

            3.15 Bank Calculation Certificate. Any request for compensation pursuant to Section 3.4 or 3.5 shall be accompanied by a statement of an officer of the Bank requesting such compensation and describing the methodology used by such Bank in calculating the amount of such compensation, which methodology (i) may consist of any reasonable averaging and attribution methods and (ii) in the case of Section 3.4 hereof shall be consistent with the methodology used by such Bank in making similar calculations in respect of loans or commitments to other borrowers.

            3.16 Transition. Borrower warrants and covenants that as of the 2000 Closing Date there will be no loans of any nature outstanding under the Prior Loan Agreements. The parties hereto agree that as of the 2000 Closing Date all commitments to extend credit under the Prior Loan Agreements shall terminate.

                                   Article 4
                         REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants to the Banks that:

            4.1 Existence and Qualification; Power; Compliance with Law. Borrower is a corporation duly organized, validly existing and in good standing under the Laws of Delaware, and its certificate of incorporation does not provide for the termination of its existence. Borrower is duly qualified or registered to transact business as a foreign corporation in the State of California, and in each other jurisdiction in which the conduct of its business or the ownership of its properties makes such qualification or registration necessary, except where the failure so to qualify or register would not constitute a Material Adverse Effect. Borrower has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute, deliver and perform all of its obligations under the Loan Documents. All outstanding shares of capital stock of Borrower are duly authorized, validly issued, fully paid, non-assessable, and were issued in compliance with all applicable state and federal securities Laws, except where the failure to so comply would not constitute a Material Adverse Effect. Borrower is in substantial compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits (collectively, "Authorizations") from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to obtain Authorizations, comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

            4.2 Authority; Compliance with Other Instruments and Government Regulations. The execution, delivery, and performance by Borrower, and by each Guarantor Subsidiary of Borrower, of the Loan Documents to which it is a Party, have been duly authorized by all necessary corporate action, and do not:

               (a) require any consent or approval not heretofore obtained of any stockholder, partner, security holder, or creditor of such Party;

               (b) violate or conflict with any provision of such Party's charter, certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, partnership agreement or other organizational or governing documents of such Party;

               (c) result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

               (d) constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under Section 548 of the Bankruptcy Code of 1978, as amended, or constitute a "fraudulent transfer" or "fraudulent obligation" within the meaning of the Uniform Fraudulent Transfer Act as enacted in any jurisdiction or any analogous Law;

               (e) violate any Requirement of Law applicable to such Party; or

               (f) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party or any of its Property is bound or affected;

        and neither Borrower nor any Subsidiary of Borrower is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(f) in any respect that would constitute a Material Adverse Effect.

            4.3 No Governmental Approvals Required. Except such as have heretofore been obtained, no authorization, consent, approval, order, license or permit from, or filing, registration, or qualification with, or exemption from any of the foregoing from, any Governmental Agency is or will be required to authorize or permit the execution, delivery and performance by Borrower or any Significant Subsidiary of Borrower of the Loan Documents to which it is a Party.

            4.4 Subsidiaries.

               (a) Schedule 4.4 correctly sets forth the names, the form of legal entity and jurisdictions of organization of all Subsidiaries of Borrower as of the 2000 Closing Date and identifies each such Subsidiary that is a Consolidated Subsidiary, a Significant Subsidiary, a Guarantor Subsidiary, a Foreign Subsidiary and a Financial Subsidiary. As of the 2000 Closing Date, unless otherwise indicated in Schedule 4.4, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary indicated thereon are owned of record and beneficially by Borrower or one of such Subsidiaries, and all such shares or equity interests so owned were issued in compliance with all state and federal securities Laws and are duly authorized, validly issued, fully paid and non-assessable (other than with respect to required capital contributions to any joint venture in accordance with customary terms and provisions of the related joint venture agreement), except where the failure to so comply would not constitute a Material Adverse Effect, and are free and clear of all Liens and Rights of Others, except for Permitted Encumbrances and Permitted Rights of Others.

               (b) Each Significant Subsidiary is as of the date of this Agreement, and will be as of the 2000 Closing Date, a legal entity of the form described for that Subsidiary in Schedule 4.4, and is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect) and has all requisite power and authority to conduct its business, to own and lease its Properties and to execute, deliver and perform the Loan Documents to which it is a Party.

               (c) Each Significant Subsidiary is in substantial compliance with all Laws and other requirements applicable to its business and has obtained all Authorizations from, and each such Significant Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to obtain Authorizations, comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

            4.5 Financial Statements. Borrower has furnished to each Bank the following financial statements:

               (a) the audited consolidated financial statements of Borrower and its Consolidated Subsidiaries as at November 30, 1999 and for the Fiscal Year then ended; and

               (b) the unaudited consolidating financial statements of Borrower and its Consolidated Subsidiaries as at May 31, 2000 for the Fiscal Quarter then ended and for the portion of the Fiscal Year ended with such Fiscal Quarter.

The audited financial statements described in clause (a) are in accordance with the books and records of Borrower and its Consolidated Subsidiaries, were prepared in accordance with Generally Accepted Accounting Principles and fairly present in accordance with Generally Accepted Accounting Principles consistently applied the consolidated financial condition and results of operations of Borrower and its Consolidated Subsidiaries as at the date and for the period covered thereby. The unaudited financial statements described in clause (b), are in accordance with the books and records of Borrower and its Consolidated Subsidiaries, were prepared in accordance with Generally Accepted Accounting Principles and fairly present in accordance with Generally Accepted Accounting Principles consistently applied the consolidating financial condition and results of operation of Borrower and its Consolidated Subsidiaries as at the date and for the period covered thereby.

            4.6 No Other Liabilities; No Material Adverse Effect. Borrower and its Consolidated Subsidiaries do not have any material liability or material contingent liability not reflected or disclosed in the financial statements or in the notes to the financial statements described in Section 4.5, other than liabilities and contingent liabilities arising in the ordinary course of business subsequent to November 30, 1999. Since November 30, 1999, no event or circumstance has occurred that constitutes a Material Adverse Effect with respect to Borrower and its Subsidiaries.

            4.7 Title to Assets. As of the 2000 Closing Date, Borrower and its Consolidated Subsidiaries have good and valid title to all of the assets reflected in the financial statements described in Section 4.5 owned by them or any of them (other than assets disposed of in the ordinary course of business) and all other assets owned on the date of this Agreement, free and clear of all Liens and Rights of Others other than (a) those reflected or disclosed in the notes to the financial statements described in Section 4.5, (b) immaterial Liens or Rights of Others not required under Generally Accepted Accounting Principles to be so reflected or disclosed, (c) Liens permitted pursuant to Section 6.7,
(d) Permitted Rights of Others, and (e) such existing Liens or Rights of Others as are described on Schedule 4.7 hereto.

            4.8 Intangible Assets. Borrower and its Subsidiaries own, or possess the unrestricted right to use, all trademarks, trade names, copyrights, patents, patent rights, licenses and other intangible assets that are necessary in the conduct of their businesses as operated, and no such intangible asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict would constitute a Material Adverse Effect.

            4.9 Existing Indebtedness and Contingent Guaranty Obligations. As of the 2000 Closing Date, except as set forth in Schedule 4.9, neither Borrower nor any of its Subsidiaries has (a) any Indebtedness owed to any Person or (b) outstanding any Contingent Guaranty Obligation with respect to obligations of another Person that is not a Subsidiary of Borrower.

            4.10 Governmental Regulation. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940.

            4.11 Litigation. There are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency which would constitute a Material Adverse Effect.

            4.12 Binding Obligations. Each of the Loan Documents to which Borrower or any Guarantor Subsidiary of Borrower is a Party will, when executed and delivered by Borrower or the Guarantor Subsidiary, as the case may be, constitute the legal, valid and binding obligation of Borrower or the Guarantor Subsidiary, as the case may be, enforceable against Borrower or the Guarantor Subsidiary, as the case may be, in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or by equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

            4.13 No Default. No event has occurred and is continuing that is a Default or an Event of Default.

            4.14 Pension Plans. As of the 2000 Closing Date, all contributions required to be made under any Pension Plan maintained by Borrower or any of its ERISA Affiliates (or to which Borrower or any ERISA Affiliate contributes or is required to contribute) have been made or accrued in the balance sheet of Borrower and its Consolidated Subsidiaries as at November 30, 1999. There is no "accumulated funding deficiency" within the meaning of Section 302 of ERISA or any liability to the PBGC (other than for premiums) with respect to any such Pension Plan other than a Multiemployer Plan.

            4.15 Tax Liability. Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by Borrower or any Subsidiary, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings (and with respect to which Borrower or its Subsidiary has established adequate reserves for the payment of the same), and (b) such taxes the failure of which to pay will not constitute a Material Adverse Effect.

            4.16 Regulation U. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the meanings of Regulation U of the Board of Governors of the Federal Reserve System, and no Loan hereunder will be used to purchase or carry any such margin stock in violation of Regulation U.

            4.17 Environmental Matters. To the best knowledge of Borrower, Borrower and its Subsidiaries are in substantial compliance with all applicable Laws relating to environmental protection where the failure to comply would constitute a Material Adverse Effect. To Borrower's best knowledge, neither Borrower nor any of its Subsidiaries has received any notice from any Governmental Agency respecting the alleged violation by Borrower or any Subsidiary of such Laws which would constitute a Material Adverse Effect and which has not been or is not being corrected.

            4.18 Disclosure. The information provided by Borrower to the Banks in connection with this Agreement or any Loan, taken as a whole, has not contained any untrue statement of a material fact and has not omitted a material fact necessary to make the statements contained therein, taken as a whole, not misleading under the totality of the circumstances existing at the date such information was provided and in the context in which it was provided.

            4.19 Projections. Except with respect to the effect of the Lewis Homes Stock Repurchase, which is not reflected in the Projections, as of the 2000 Closing Date, the assumptions upon which the Projections are based are reasonable and consistent with each other assumption and with all facts known to Borrower and that the Projections are reasonably based on those assumptions. Nothing in this Section 4.19 shall be construed as a representation or warranty as of any date other than the 2000 Closing Date or that the Projections will in fact be achieved by Borrower.

                                   Article 5
                             AFFIRMATIVE COVENANTS
                          (OTHER THAN INFORMATION AND
                            REPORTING REQUIREMENTS)

        As long as any Loan remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitment remains outstanding, Borrower shall, and shall cause each of its Subsidiaries to, unless the Administrative Agent (with the approval of the Majority Banks) otherwise consents in writing:

            5.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly, all taxes, assessments, and governmental charges or levies imposed upon Borrower or any of its Subsidiaries, upon their respective Property or any part thereof, upon their respective income or profits or any part thereof, except any tax, assessment, charge, or levy that is not yet past due, or is being contested in good faith by appropriate proceedings, as long as Borrower or its Subsidiary has established and maintains adequate reserves for the payment of the same and by reason of such nonpayment no material Property of Borrower or its Subsidiaries is subject to a risk of loss or forfeiture.

            5.2 Preservation of Existence. Preserve and maintain their respective existence, licenses, rights, franchises, and privileges in the jurisdiction of their formation and all authorizations, consents, approvals, orders, licenses, permits, or exemptions from, or registrations with, any Governmental Agency that are necessary for the transaction of their respective business, and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties; provided that (a) the failure to preserve and maintain any particular right, franchise, privilege, authorization, consent, approval, order, license, permit, exemption, or registration, or to qualify or remain qualified in any jurisdiction, that does not constitute a Material Adverse Effect will not constitute a violation of this covenant, and (b) nothing in this Section 5.2 shall prevent any consolidation or merger or disposition of assets permitted by
Section 6.3 or shall prevent the termination of the business or existence (corporate or otherwise) of any Subsidiary of Borrower which in the reasonable judgment of the management of Borrower is no longer necessary or desirable.

            5.3 Maintenance of Properties. Maintain, preserve and protect all of their respective real Properties in good order and condition, subject to wear and tear in the ordinary course of business and damage caused by the natural elements, and not permit any waste of their respective real Properties, except that the failure to so maintain, preserve or protect any particular real Property, or the permitting of waste on any particular real Property, where such failure or waste with respect to all real Properties of Borrower and its Subsidiaries, in the aggregate, would not constitute a Material Adverse Effect will not constitute a violation of this covenant.

            5.4 Maintenance of Insurance. Maintain insurance with responsible insurance companies in such amounts and against such risks as in Borrower's reasonable business judgment is adequate in light of Borrower's and its Subsidiaries' size, business, assets and location of operations.

            5.5 Compliance with Laws. Comply with all Requirements of Laws noncompliance with which would constitute a Material Adverse Effect, except that Borrower and its Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate procedures, so long as such contest (or a bond or surety posted in connection therewith) operates as a stay of enforcement of any penalty that would otherwise apply as a result of such failure to comply.

            5.6 Inspection Rights. At any time during regular business hours and as often as reasonably requested (and, in any event, upon 24 hours' prior notice), permit any Bank or any appropriately designated employee, agent or representative thereof at the expense of such Bank to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers or employees; provided that none of the foregoing unreasonably interferes with the normal business operations of Borrower or any of its Subsidiaries and that the Banks shall engage in any such inspections on a cooperative basis, if there has been no Default or Event of Default.

            5.7 Keeping of Records and Books of Account. Keep adequate records and books of account fairly reflecting all financial transactions in conformity with Generally Accepted Accounting Principles applied on a consistent basis (except for changes concurred with by Borrower's independent certified public accountants) and all applicable requirements of any Governmental Agency having jurisdiction over Borrower or any of its Subsidiaries.

            5.8 Use of Proceeds. Use the proceeds of all Loans solely for working capital, Acquisitions permitted hereunder and other general corporate purposes of Borrower and its Subsidiaries.

            5.9 Subsidiary Guaranty. Cause each of its Guarantor Subsidiaries hereafter formed, acquired or qualifying as a Guarantor Subsidiary, to execute and deliver a joinder of the Subsidiary Guaranty promptly following such formation, acquisition or qualification.

                                   Article 6
                               NEGATIVE COVENANTS

        As long as any Loan remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitment remains outstanding, Borrower shall not, and shall not permit any of its Subsidiaries to, unless the Administrative Agent (with the approval of the Majority Banks) otherwise consents in writing:

            6.1 Payment or Prepayment of Subordinated Obligations. Make an optional or unscheduled payment or prepayment of any principal (including an optional or unscheduled sinking fund payment), interest or any other amount with respect to any Subordinated Obligation, or make a purchase or redemption of any Subordinated Obligation, or make any payment with respect to any Subordinated Obligation in violation of the subordination provisions in the instruments governing such Subordinated Obligation if a Default or Event of Default then exists or would result therefrom. Notwithstanding the preceding sentence, if no Default or Event of Default then exists or would result therefrom, Borrower may refinance the entire outstanding amount of a Subordinated Obligation, provided the new obligation constitutes a Subordinated Obligation with a maturity date no earlier than and an interest rate no higher than those of the Subordinated Obligation being refinanced.

            6.2 [Intentionally Omitted]

            6.3 Mergers and Sale of Assets. Merge or consolidate with or into any Person, or sell a Material Amount of Assets to any Person, except, subject to Section 6.6;

               (a) a merger of Borrower into a wholly-owned Subsidiary of Borrower that has nominal assets and liabilities, the primary purpose of which is to effect the reincorporation of Borrower in another state;

               (b) mergers or consolidations of a Subsidiary of Borrower into Borrower (with Borrower as the surviving corporation) or into any other Subsidiary of Borrower, provided that (i) the reduction in the proportionate share of Borrower and its Subsidiaries in the total assets of such resulting Subsidiary (after intercompany eliminations) does not constitute a Material Amount of Assets and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

               (c) mergers, consolidations, liquidations, or sales of all or substantially all of the assets of a Subsidiary; provided that (i) any such transaction does not involve a transfer by Borrower or its Subsidiaries of a Material Amount of Assets and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; or

               (d) a merger or consolidation of Borrower with another Person if
        (i) no Change of Control results therefrom, (ii) Borrower does not transfer a Material Amount of Assets to one or more Persons in connection with the merger or consolidation and (iii) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing.

            6.4 Investments and Acquisitions. Make any Acquisition, or enter into an agreement to make any Acquisition, or make or suffer to exist any Investment, other than:

               (a) Investments consisting of Cash or Cash Equivalents;

               (b) advances to officers, directors and employees of Borrower or its Subsidiaries for travel, entertainment, housing expenses, relocation, stock option plans, or otherwise in connection with their employment or the business of Borrower or any of its Subsidiaries;

               (c) Investments of Borrower in any of its wholly-owned Subsidiaries and Investments of any Subsidiary of Borrower in Borrower or any of Borrower's wholly-owned Subsidiaries;

               (d) Acquisitions of or Investments in Persons engaged in the same businesses as Borrower and its Subsidiaries, or in a business reasonably related to such businesses, including electronic commerce and similar activities related to real estate;

               (e) Acquisitions and Investments by the Mortgage Company permitted under the Mortgage Warehousing Agreements;

               (f) Acquisitions of or Investments in Persons engaged primarily in businesses in addition to those permitted by Sections 6.4(d), provided that the aggregate cost of all such Acquisitions and Investments made in any fiscal year does not exceed $25,000,000;

               (g) Investments in a Trust Issuer and Investments by a Trust Issuer in Borrower;

               (h) Investments in Subsidiaries in existence on the 2000 Closing Date or as otherwise disclosed on Schedule 6.4;

               (i) Investments received in connection with the settlement of a bona fide dispute with another Person;

               (j) Investments consisting of readily marketable securities actively traded on a public exchange, provided that the aggregate amount of any such Investments at any one time do not exceed $25,000,000; and

               (k) Investments consisting of the extension of credit to suppliers in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof, provided that the aggregate amount of any such Investments at any one time do not exceed $25,000,000;

        but in all events, subject to the restrictions of Section 6.16.

            6.5 ERISA Compliance. Permit any Pension Plan maintained by Borrower or any of its ERISA Affiliates (or to which Borrower or any ERISA Affiliate contributes or is required to contribute), other than a Multiemployer Plan, to incur any material "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA, unless waived, or permit any Pension Plan maintained by any of them to suffer a Termination Event or incur withdrawal liability under any Multiemployer Plan if any of such events would result in a liability of Borrower or any ERISA affiliate exceeding in the aggregate $25,000,000.

            6.6 Change in Business. Engage in any business other than the businesses as now conducted by Borrower or its Subsidiaries, and any business the Board of Directors of Borrower determine in good faith is reasonably related to such businesses, other than:

               (a) businesses in which Borrower and its Subsidiaries have invested no more than $25,000,000 in any Fiscal Year; and

               (b) as permitted pursuant to Section 6.4(f).

            6.7 Liens and Negative Pledges. Create, incur, assume, or suffer to exist, any Lien of any nature upon or with respect to any of their respective Properties, whether now owned or hereafter acquired, or enter or suffer to exist any Contractual Obligation wherein Borrower or any of its Subsidiaries agrees not to grant any Lien on any of their Properties, except:

               (a) Liens and Contractual Obligations existing on the date hereof and described in Schedule 4.7, provided that the obligations secured by such Liens are not increased and that no such Lien extends to any Property of Borrower or any Subsidiary other than the Property subject to such Lien on the 2000 Closing Date;

               (b) Liens on Property of any Financial Subsidiary or Foreign Subsidiary securing Indebtedness of that Financial Subsidiary or Foreign Subsidiary;

               (c) Liens on Property securing Indebtedness of Borrower or any of its Subsidiaries provided that (i) aggregate Indebtedness secured by all such Liens shall at no time exceed $100,000,000 and (ii) the aggregate book value of the Property so encumbered shall at no time exceed 3 times the aggregate amount of Indebtedness so secured;

               (d) Liens that may exist from time to time under the Loan Documents;

               (e) Liens consisting of a Capital Lease covering personal
        Property;

               (f) Permitted Encumbrances;

               (g) attachment, judgment and other similar Liens arising in connection with court proceedings; provided that the execution or enforcement of such Lien is effectively stayed and the claims secured thereby do not in the aggregate exceed $25,000,000 and are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

               (h) Liens existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

               (i) Liens on any asset of any Person existing at the time such Person is merged or consolidated with or into Borrower or any of its Subsidiaries and not created in contemplation of such event;

               (j) Liens existing on any asset prior to the acquisition thereof by Borrower or any of its Subsidiaries and not created in contemplation of such acquisition;

               (k) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Indebtedness is not increased and is not secured by additional assets;

               (l) Liens arising in the ordinary course of business which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding $500,000 individually, or $2,000,000 in the aggregate, and
        (iii) do not in the aggregate materially detract from the value of the assets covered by such Liens or materially impair the use thereof in the operation of Borrower's business;

               (m) Liens not otherwise permitted by the foregoing clauses of this Section which secure Indebtedness not exceeding $2,000,000 in the aggregate;

               (n) Liens referred to in the last sentence of the definition of "Bond Facility" encumbering (i) real property owned by Borrower or one of its Subsidiaries on November 30, 1999 or (ii) other real property of Borrower or one of its Subsidiaries provided that the aggregate obligations secured by such Liens does not at any time exceed $25,000,000 plus the amount by which aggregate Indebtedness then secured by Liens described in Section 6.7(c) is less than $100,000,000;

               (o) a Contractual Obligation wherein Borrower or any of its Subsidiaries agrees not to a grant any Lien on any of their Properties, if such Contractual Obligation does not, by its terms, prohibit the grant of a Lien in favor of the Administrative Agent and the Banks with respect to the Obligations (and Borrower shall, as soon as reasonably possible, provide to the Banks a copy of such Contractual Obligation); and

               (p) Liens on Property of a Joint Venture.

            6.8 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than (a) a transaction that results in Subordinated Obligations, (b) a transaction between or among Borrower and its wholly-owned Subsidiaries, (c) a transaction that has been authorized by the board of directors of Borrower with the favorable vote of a majority of the directors who have no financial or other interest in the transaction or by the vote of a majority of the outstanding shares of capital stock of Borrower, (d) a transaction entered into on terms and under conditions not less favorable to Borrower or any of its Subsidiaries than could be obtained from a Person that is not an Affiliate of Borrower, (e) salary, bonus, employee stock options and other compensation arrangements and indemnification arrangements with directors or officers, (f) transactions permitted by Sections 6.4 or 6.16, or (g) the Lewis Homes Stock Repurchase.

            6.9 Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be, at the end of any Fiscal Quarter, less than an amount equal to
(a) $575,000,000, plus (b) an amount equal to 50% of aggregate of Consolidated Net Income for each Fiscal Quarter contained in the fiscal period commencing on June 1, 2000 and ending as of the last day of such Fiscal Quarter (provided that there shall be no reduction hereunder in the event of a consolidated net loss in any such Fiscal Quarter), plus (c) an amount equal to 50% of the cumulative net proceeds received by Borrower from the issuance of its capital stock subsequent to the 2000 Closing Date, plus (d) an amount equal to 50% of the cumulative net proceeds received by Borrower from the issuance of the Trust Preferred Capital Securities subsequent to the 2000 Closing Date, minus (e) the cumulative cost to Borrower for the repurchase, if any, of its capital stock (provided that such deduction shall have an aggregate cap of

$70,000,000 for the measurement at the end of the Fiscal Quarter ending on August 31, 2000, a cumulative aggregate $50,000,000 cap for the measurements at the end of the Fiscal Quarters ending on November 30, 2000 and February 28, 2001, and an aggregate $20,000,000 cap for the measurement at the end of any Fiscal Quarter thereafter).

            6.10 Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be, at the end of any Fiscal Quarter, greater than 2.25 to 1.00; provided that:

               (a) in the event that $30,000,000 or more is used to finance an Acquisition by Borrower or its Subsidiaries, the foregoing maximum permitted ratio may, upon the request of Borrower to the Administrative Agent, be increased to 2.65 to 1.00 for up to 3 consecutive Fiscal Quarters next ending after such Acquisition is consummated, provided that: (i) an increase under this clause (a) has not been in effect with respect to any of the 4 Fiscal Quarters prior to the first Fiscal Quarter for which an adjustment is to be made; (ii) Borrower's request is accompanied by 12-month cash flow, balance sheet and income statement projections, reasonably acceptable to the Administrative Agent and for delivery to the Banks, demonstrating that, giving effect to the Acquisition and to Borrower's election under this Section, Borrower will be in compliance with Sections 6.9, 6.10 and 6.11 for at least the next ending 4 Fiscal Quarters; (iii) Borrower must remain in compliance with
        Section 6.11 (without giving effect to any adjustment permitted thereunder) during each Fiscal Quarter for which an adjustment is applicable under this Section 6.10(a); and (iv) Borrower must elect on or before 60 days after the end of the first, second and third of such Fiscal Quarters next ending after the consummation of an Acquisition whether the 2.65 to 1.00 maximum Consolidated Leverage Ratio is to be in effect for the Pricing Period related to that Fiscal Quarter, it being understood and agreed that (a) the Borrower may only make such an election for the second and third of such Fiscal Quarters if Borrower made a similar election for the prior Fiscal Quarter and (b) if Borrower makes such an election, Applicable Pricing Level V shall be in effect for the entire Pricing Period regardless of the actual Consolidated Leverage Ratio.

               (b) if an election under Section 6.10(a) is not then in effect, the foregoing ratio shall, if needed, be increased to 2.50 to 1.00 for a period of up to 2 consecutive Fiscal Quarters, provided that: (i) this clause (b) has not been in effect with respect to any of the 4 Fiscal Quarters prior to the first Fiscal Quarter for which an adjustment is needed; (ii) no other Default or Event of Default then exists; (iii) Borrower furnishes to the Administrative Agent no later than 60 days after the end of the first Fiscal Quarter for which such adjustment is needed, 12-month cash flow, balance sheet and income statement projections, reasonably acceptable to the Administrative Agent and for delivery to the Banks, demonstrating that Borrower will be in compliance with Sections 6.9, 6.10 and 6.11 for at least the next ending 2 Fiscal Quarters; (iv) as of the end of each Fiscal Quarter for which such adjustment is applicable, the Consolidated Interest Coverage Ratio is not less than 2.50 to 1.00; and (v) Borrower has not incurred Operating Losses for the first Fiscal Quarter for which such adjustment is needed and the immediately preceding Fiscal Quarter; and

               (c) notwithstanding Section 6.10(a) or 6.10(b), the foregoing ratio shall automatically be reduced to 1.75 to 1.00 as of the end of any Fiscal Quarter if Borrower has incurred an Operating Loss for that Fiscal Quarter and the immediately preceding Fiscal Quarter and shall remain at 1.75 to 1.00 until the first Fiscal Quarter thereafter for which there is no Operating Loss.

            6.11 Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio to be, at the end of any Fiscal Quarter, less than 2.25 to 1.00; provided that the foregoing ratio shall, upon the request of Borrower to the Administrative Agent, be decreased for a period of 2 Fiscal Quarters provided that (a) an adjustment under this Section 6.11 has not been in effect with respect to any of the 4 Fiscal Quarters prior to the first Fiscal Quarter for which an adjustment is to be made, (b) no Default or Event of Default then exists and (c) Borrower furnishes to the Administrative Agent 12-month cash flow, balance sheet and income statement projections, reasonably acceptable to the Administrative Agent, demonstrating that Borrower will be in compliance with Sections 6.9, 6.10 and 6.11 for at least the next ending 4 Fiscal Quarters. Subject to satisfaction of the foregoing conditions, the decrease in the ratio for the first Fiscal Quarter shall be to 1.75 to 1.00 and the decrease for the second Fiscal Quarter shall be to a level (in no event higher than 2.25:1.00) that is 0.25 higher than the actual Consolidated Interest Coverage Ratio for such first Fiscal Quarter (e.g., from 1.80 to 1.00 improving to at least 2.05 to 1.00).

            6.12 Distributions. Make any Distribution (other than a Distribution made to Borrower or to a Guarantor Subsidiary) if an Event of Default then exists or if an Event of Default or Default would result therefrom.

            6.13 Amendments. Amend, waive or terminate any provision in any instrument or agreement governing Subordinated Obligations unless such amendment, waiver or termination would not be materially adverse to the interests of the Banks under this Agreement.

            6.14 Hostile Tender Offers. Make any offer to the shareholders of a publicly held corporation or business entity to purchase or acquire, or consummate such a purchase or acquisition of, more than 5% of the shares of capital stock or analogous ownership interests in such a corporation or business entity if the board of directors or analogous body of such corporation or business entity has notified Borrower that it opposes such offer or purchase, except for consideration which consists solely of shares of capital stock or other equity securities of Borrower or any of its Subsidiaries.

            6.15 Inventory. Permit, as of the end of any Fiscal Quarter, the book value of Domestic Unimproved Land to exceed an amount equal to 100% of Consolidated Tangible Net Worth.

            6.16 Investment in Subsidiaries and Joint Ventures. Permit, as of the last day of any Fiscal Quarter, Borrower's equity interest, computed in accordance with Generally Accepted Accounting Principles, in all Subsidiaries of Borrower (other than Guarantor Subsidiaries), Financial Subsidiaries, Foreign Subsidiaries, all Joint Ventures and all other entities with financial statements not consolidated with those of Borrower under with Generally Accepted Accounting Principles to exceed: (a) 35% of Consolidated Tangible Net Worth for the Fiscal Quarter ending on November 30, 2000; (b) 25% of Consolidated Tangible Net Worth for Fiscal Quarters ending after November 30, 2000 but on or before November 30, 2002; and (c) 20% of Consolidated Tangible Net Worth for Fiscal Quarters ending after November 30, 2002.

            6.17 Money Market Indebtedness. So long as any Advance (as defined in the 2000 Revolving Loan Agreement) remains unpaid or any other Obligation (as defined in the 2000 Revolving Loan Agreement) remains unpaid, or any portion of the Commitment (as defined in the 2000 Revolving Loan Agreement) remains in force, permit, for any consecutive period of more than one (1) Banking Day, at any time the sum of the aggregate outstanding principal amount of the Loans (as such term is defined in the Revolving Loan Agreement) plus the Letter of Credit Usage (as such term is defined in the Revolving Loan Agreement) plus the Money Market Outstandings (as such term is defined in the

Revolving Loan Agreement) plus the Swing Line Outstandings (as such term is defined in the Revolving Loan Agreement) to exceed the Commitment (as such term is defined in the 2000 Revolving Loan Agreement).

            6.18 Domestic Standing Inventory. Permit, as of the last day of any Fiscal Quarter that immediately follows a Fiscal Quarter on the last day of which the Consolidated Leverage Ratio was in excess of 2.25:1.00, Domestic Standing Inventory to exceed an amount equal to 15% of Net Orders received during the four most recently ended Fiscal Quarters.

                                   Article 7
                     INFORMATION AND REPORTING REQUIREMENTS

            7.1 Financial and Business Information of Borrower and Its Subsidiaries. As long as any Loan remains unpaid or any other Obligation remains unpaid, or any portion of the Commitment remains outstanding, Borrower shall, unless the Administrative Agent (with the approval of the Majority Banks) otherwise consents in writing, deliver to the Administrative Agent and each of the Banks (except as otherwise provided below) at its own expense:

               (a) As soon as reasonably possible, and in any event within 60 days after the close of each Fiscal Quarter of Borrower (other than the fourth Fiscal Quarter), (i) the consolidated and consolidating balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, setting forth in comparative form the corresponding figures for the corresponding Fiscal Quarter of the preceding Fiscal Year, if available, and (ii) the consolidated and consolidating statements of profit and loss and the consolidated statements of cash flows of Borrower and its Consolidated Subsidiaries for such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, setting forth in comparative form the corresponding periods of the preceding Fiscal Year. Such consolidated and consolidating balance sheets and statements shall be prepared in reasonable detail in accordance with Generally Accepted Accounting Principles (other than those which require footnote disclosure of certain matters) consistently applied, and shall be certified by the principal financial officer of Borrower, subject to normal year-end accruals and audit adjustments;

               (b) As soon as reasonably possible, and in any event within 90 days after the close of each Fiscal Year of Borrower, (i) the consolidated and consolidating (in accordance with past practices of Borrower) balance sheets of Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures at the end of the preceding Fiscal Year and (ii) the consolidated and consolidating (in accordance with past practices of Borrower) statements of profit and loss and the consolidated statements of cash flows of Borrower and its Consolidated Subsidiaries for such Fiscal Year, setting forth in comparative form the corresponding figures for the previous Fiscal Year. Such consolidated and consolidating balance sheet and statements shall be prepared in reasonable detail in accordance with Generally Accepted Accounting Principles consistently applied. Such consolidated balance sheet and statements shall be accompanied by a report and opinion of Ernst & Young or other independent certified public accountants of recognized national standing selected by Borrower (i.e., a "big five" firm), which report and opinion shall state that the examination of such consolidated financial statements by such accountants was made in accordance with generally accepted auditing standards and that such consolidated financial statements fairly present the financial condition, results of operations and of cash flows of Borrower and its Subsidiaries subject to no exceptions as to scope of audit and subject to no other exceptions or qualifications (other than changes in accounting principles in which the auditors concur) unless such other exceptions or qualifications are approved by the Majority Banks in their reasonable discretion. Such accountants' report and opinion shall be accompanied by a certificate stating that, in conducting the audit examination of books and records necessary for the certification of such financial statements, such accountants have obtained no knowledge of any Default or Event of Default hereunder or, if in the opinion of such accountants, any such Default or Event of Default shall exist, stating the nature and status of such event, and setting forth the applicable calculations under Sections 6.9, 6.10, 6.11, 6.15 (without requiring any physical count of inventory) and 6.16, as of the date of the balance sheet.

        Such consolidating balance sheet and statements shall be certified by the principal financial officer of Borrower;

               (c) Promptly after the receipt thereof by Borrower, copies of any audit or management reports submitted to it by independent accountants in connection with any audit or interim audit submitted to the board of directors of Borrower or any of its Subsidiaries;

               (d) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to its stockholders, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Commission or any similar or corresponding Governmental Agency or with any securities exchange;

               (e) Promptly upon a Senior Officer of Borrower becoming aware, and in any event within ten Banking Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) other than any such event as to which the PBGC has by regulation waived the requirement of 30 days' notice or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan, other than a Multiemployer Plan, or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower and any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

               (f) Promptly upon a Senior Officer of Borrower becoming aware, and in any event within five Banking Days after becoming aware, of the existence of a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto;

               (g) Promptly upon a Senior Officer of Borrower becoming aware, and in any event within five Banking Days after becoming aware, that the holder of any evidence of Indebtedness (in a principal amount in excess of $15,000,000) of Borrower or any of its Subsidiaries has given notice or taken any other action with respect to a default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of such default or event of default and what action Borrower or its Subsidiary is taking or proposes to take with respect thereto;

               (h) Promptly upon a Senior Officer of Borrower becoming aware, and in any event within five Banking Days after becoming aware, of the existence of any pending or threatened litigation or any investigation by any Governmental Agency that would constitute a Material Adverse Effect (provided, that no failure of a Senior Officer to provide notice of any such event shall be the sole basis for any Default or Event of Default hereunder);

               (i) As soon as possible, and in any event within 60 days after the close of each Fiscal Quarter of Borrower (except 90 days after the close of the Fiscal Year of Borrower), (i) a sales report by geographical region, in the form of Exhibit F hereto, certified by a Senior Officer of Borrower, setting forth the number of homes or other units sold and delivered during such period and in backlog at the end of such period, (ii) an inventory report for such Fiscal Quarter summarizing such inventory by type and geographical region, in the form of Exhibit G hereto and (iii) a report of any change, as of the last day of such Fiscal Quarter, in the listing of

        Subsidiaries set forth in Schedule 4.4 (as the same may have been revised by previous reports under this clause (i)(iii));

               (j) As soon as reasonably possible, and in any event prior to the date that is 60 days after the commencement of each Fiscal Year, deliver to the Administrative Agent the business plan of Borrower and its Subsidiaries for that Fiscal Year, together with projections (in substantially the same format as the Projections) covering the next 2 Fiscal Years;

               (k) Promptly following obtaining knowledge thereof by a Senior Officer of Borrower, written notice to the Administrative Agent of the inception or cessation of the Investment Grade Credit Rating; and

               (l) Such other data and information as from time to time may be reasonably requested by any of the Banks.

            7.2 Compliance Certificate. Not later than 60 days after the close of each Fiscal Quarter and 90 days after the close of each Fiscal Year, a Compliance Certificate dated as of the last day of the Fiscal Quarter or Fiscal Year, as the case may be, (a) setting forth computations showing, in detail reasonably satisfactory to the Administrative Agent, whether Borrower and its Subsidiaries were in compliance with their obligations to the Banks pursuant to Sections 6.9, 6.10, 6.11, 6.15, 6.16, and 6.18, (b) setting forth a list of the Guarantor Subsidiaries of Borrower, based upon the most current financial statements then available, (c) either (i) stating that to the best knowledge of the certifying officer as of the date of such certificate there is no Default or Event of Default, or (ii) if there is a Default or Event of Default as of the date of such certificate, specifying all such Defaults or Events of Default and their nature and status and (d) stating, to the best knowledge of the certifying officer, whether any event or circumstance constituting a Material Adverse Effect (other than a Material Adverse Effect which is not particular to the Borrower and which is generally known) has occurred since the date of the most recent Compliance Certificate delivered under this Section and, if so, describing such Material Adverse Effect in reasonable detail. No failure of the certifying officer to describe the existence of an event or circumstance constituting a Material Adverse Effect shall be the sole basis for any Default or Event of Default hereunder.

                                   Article 8
                                   CONDITIONS

            8.1 Initial Advances, Etc. The obligation of each Bank to make the Advance to be made by it is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise):

               (a) The Administrative Agent shall have received all of the following, each dated as of the 2000 Closing Date (unless otherwise specified or unless the Administrative Agent otherwise agrees) and all in form and substance satisfactory to the Administrative Agent and legal counsel for the Administrative Agent:

                   (i) executed counterparts of this Agreement, sufficient in number for distribution to the Banks and Borrower;

                   (ii) a Note executed by Borrower in favor of each Bank, each in a principal amount equal to that Bank's Pro Rata Share of the Commitment. Promptly following the 2000 Closing Date, the promissory notes delivered to the Banks pursuant to the Prior Loan Agreements shall be canceled and promptly returned to Borrower;

                   (iii) the Subsidiary Guaranty executed by each Subsidiary
               which is a Guarantor Subsidiary as of the 2000 Closing Date;

                   (iv) with respect to Borrower and each Subsidiary which is a
               Guarantor Subsidiary as of the 2000 Closing Date, such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of Borrower and each such Subsidiary, its qualification to engage in business in each jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including, without limitation, certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, and the like;

                   (v) the Opinions of Counsel;

                   (vi) an Officer's Certificate of Borrower affirming, to the best knowledge of the certifying Senior Officer, that the conditions set forth in Sections 8.1(c) and 8.1(d) have been satisfied;

                   (vii) a side letter executed by each "Bank" under the Prior
               Revolving Loan Agreement that is not a "Bank" hereunder acknowledging a termination of the "Commitments" under the Prior Revolving Loan Agreement without charge to Borrower (except for LIBOR breakage fees, if any) and agreeing to the other matters specified in Section 3.16;

                   (viii) a side letter executed by each "Bank" under the Prior
               Term Loan Agreement that is not a "Bank" hereunder acknowledging a termination of the "Commitment" under the Prior Term Loan Agreement without charge to Borrower (except for LIBOR breakage fees, if any) and agreeing to the other matters specified in
               Section 3.16;

                   (ix) a side letter executed by each "Bank" under the Bridge
               Loan Agreement that is not a "Bank" hereunder acknowledging a termination of the "Commitment" under the Bridge Loan Agreement without charge to Borrower (except for LIBOR breakage fees, if any) and agreeing to the other matters specified in Section 3.16; and

                   (x) such other assurances, certificates, documents, consents or opinions relevant hereto as the Administrative Agent may reasonably require.

               (b) The upfront fee payable pursuant to Section 3.2 shall have been paid and any fees then payable under the letter agreement referred to in Section 3.3 shall have been paid.

               (c) The representations and warranties of Borrower contained in
        Article 4 shall be true and correct in all material respects on and as of the 2000 Closing Date.

               (d) Borrower and its Subsidiaries and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and after giving effect to the initial Advance, no Default or Event of Default shall have occurred and be continuing.

               (e) The Banks shall have received the written legal opinion of Sheppard, Mullin, Richter & Hampton LLP, legal counsel to the Administrative Agent, to the effect that the Opinions of Counsel are acceptable and such other matters relating to the Loan Documents as the Administrative Agent may request.

                                   Article 9
             EVENTS OF DEFAULT AND REMEDIES UPON EVENTS OF DEFAULT

            9.1 Events of Default. There will be a default hereunder if any one or more of the following events ("Events of Default") occurs and is continuing, whatever the reason therefor:

               (a) failure to pay any installment of principal on any of the Notes on the date when due; or

               (b) failure to pay any installment of interest on any of the Notes, or to pay any fee or other amounts due the Administrative Agent or any Bank hereunder, within 5 Banking Days after the date when due; or

               (c) any failure to comply with Sections 6.1, 6.3, 6.4 (with respect to Acquisitions), 6.7, 6.10, 6.11, 6.14, 6.17 or 7.1(f); or

               (d) any failure to comply with Sections 5.8, 5.9, 6.4 (with respect to Investments), 6.8, 6.9, 6.15, 6.16, or 6.18 that remains unremedied for a period of 15 calendar days after notice by the Administrative Agent of such Default or 20 calendar days after a Senior Officer becomes aware of such Default, whichever occurs first; or

               (e) Borrower or any other Party fails to perform or observe any other term, covenant, or agreement contained in any Loan Document on its part to be performed or observed within 30 calendar days after notice by the Administrative Agent of such Default; or

               (f) any representation or warranty in any Loan Document or in any certificate, agreement, instrument, or other document made or delivered, on or after the 2000 Closing Date, pursuant to or in connection with any Loan Document proves to have been incorrect when made in any respect material to the ability of Borrower to duly and punctually perform all of the Obligations; or

               (g) Any failure to pay any interest or principal when due (following any applicable cure period) under the Mortgage Warehousing Agreement to which Administrative Agent is a party or under any Money Market Facility; or

               (h) Borrower or any of its Significant Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness (other than Non-Recourse Indebtedness, and in the case of the Mortgage Company, arising under the Mortgage Warehousing Agreements), or any guaranty of present or future Indebtedness (other than Non-Recourse Indebtedness) on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise in excess of $25,000,000 individually or $50,000,000 in the aggregate or (ii) fails to perform or observe any other material term, covenant, or agreement on its part to be performed or observed, or suffers to exist any condition, in connection with any present or future Indebtedness (other than Non-Recourse Indebtedness, and in the case of the Mortgage Company, arising under the Mortgage Warehousing Agreements) or any guaranty of present or future Indebtedness (other than Non-Recourse Indebtedness), in excess of $25,000,000 individually or $50,000,000 in the aggregate, if as a result of such failure or such condition any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare it due before the date on which it otherwise would become due; or

               (i) any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Banks or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid, or unenforceable in any respect which is, in the reasonable opinion of the Majority Banks, materially adverse to the interest of the Banks; or

               (j) a final judgment (or judgments) against Borrower or any of its Significant Subsidiaries is entered for the payment of money in excess of $25,000,000 individually or $50,000,000 in the aggregate over the amount of any insurance proceeds reasonably expected to be received and remains unsatisfied without procurement of a stay of execution within thirty (30) calendar days after the issuance of any writ of execution or similar legal process or the date of entry of judgment, whichever is earlier, or in any event at least 5 calendar days prior to the sale of any assets pursuant to such legal process; or

               (k) Borrower or any Significant Subsidiary of Borrower institutes or consents to any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property, or fails generally to pay its debts as they mature, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person, and continues undismissed or unstayed for 60 calendar days; or

               (l) the occurrence of a Termination Event with respect to any Pension Plan if the aggregate liability of Borrower and its ERISA Affiliates under ERISA as a result thereof exceeds $25,000,000; or the complete or partial withdrawal by Borrower or any of its ERISA Affiliates from any Multiemployer Plan if the aggregate liability of Borrower and its ERISA Affiliates as a result thereof exceeds $25,000,000; or

               (m) any determination is made by a court of competent jurisdiction that payment of principal or interest or both is due to the holder of any Subordinated Obligations which would not be permitted by
        Section 6.1 or that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

               (n) the occurrence of an Event of Default (as defined in the 2000 Revolving Loan Agreement), so long as any Advance (as defined in the 2000 Revolving Loan Agreement) remains unpaid or any other Obligation (as defined in the 2000 Revolving Loan Agreement) remains unpaid, or any portion of the Commitment (as defined in the 2000 Revolving Loan Agreement) remains in force.

            9.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent or the Banks provided for elsewhere in this Agreement or the Loan Documents, or by applicable Law or in equity, or otherwise:

               (a) Upon the occurrence of any Event of Default, and so long as any such Event of Default shall be continuing (other than an Event of Default described in Section 9.1(k) with respect to Borrower or a Guarantor Subsidiary), the Majority Banks may request the Administrative Agent to, and the Administrative Agent thereupon shall, declare the unpaid principal of all Obligations due to the Banks hereunder and under the Notes, all interest accrued and unpaid thereon, and all other amounts payable to the Banks under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand, or further notice of any kind, all of which are expressly waived by Borrower; provided that the Administrative Agent shall notify Borrower (by telecopy and, if practicable, by telephone) substantially concurrently with any such acceleration (but the failure of Borrower to receive such notice shall not affect such acceleration).

               (b) Upon the occurrence of any Event of Default described in
        Section 9.1(k) with respect to Borrower or a Guarantor Subsidiary, the unpaid principal of all Obligations due to the Banks hereunder and under the Notes and all interest accrued and unpaid on such Obligations, and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand, or further notice of any kind, all of which are expressly waived by Borrower.

               (c) Upon the occurrence of an Event of Default, the Banks and the Administrative Agent, or any of them, may proceed to protect, exercise, and enforce their rights and remedies under the Loan Documents against Borrower or any other Party and such other rights and remedies as are provided by Law or equity, without notice to or demand upon Borrower (which are expressly waived by Borrower) except to the extent required by applicable Laws. The order and manner in which the rights and remedies of the Banks under the Loan Documents and otherwise are exercised shall be determined by the Majority Banks.

               (d) All payments received by the Administrative Agent and the Banks, or any of them, after the acceleration of the maturity of the Loans shall be applied first to the costs and expenses (including attorneys' fees and disbursements) of the Administrative Agent, acting as Administrative Agent, and of the Banks and thereafter paid pro rata to the Banks in the same proportion that the aggregate of the unpaid principal amount owing on the Obligations of Borrower to each Bank, plus accrued and unpaid interest thereon, bears to the aggregate of the unpaid principal amount owing on all the Obligations, plus accrued and unpaid interest thereon. Regardless of how each Bank may treat the payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations, the payments shall be applied first, to the costs and expenses of the Administrative Agent, acting as Administrative Agent, and the Banks as set forth above, second, to the payment of accrued and unpaid fees hereunder and interest on all Obligations to the Banks, to and including the date of such application (ratably according to the accrued and unpaid interest on the Loans), third, to the ratable payment of the unpaid principal of all Obligations to the Banks, and fourth, to the payment of all other amounts then owing to the Administrative Agent or the Banks under the Loan Documents. Subject to Section 9.2(a), no application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights or remedies of the Banks hereunder or under applicable Law unless all amounts then due (whether by acceleration or otherwise) have been paid in full.

                                   Article 10
                            THE ADMINISTRATIVE AGENT

            10.1 Appointment and Authorization. Subject to Section 10.7, each Bank hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization does not constitute appointment of the Administrative Agent as trustee for any Bank and, except as specifically set forth herein to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

            10.2 Administrative Agent and Affiliates. Bank of America (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" includes Bank of America in its individual capacity. Bank of America (and each successor Administrative Agent) and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower and any Affiliate of Borrower, as if it were not the Administrative Agent and without any duty to account therefor to the Banks. Bank of America (and each successor Administrative Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Bank hereunder, except as otherwise provided herein.

            10.3 Banks' Credit Decisions. Each Bank agrees that it has, independently and without reliance upon the Administrative Agent, any other Bank, or the directors, officers, agents, or employees of the Administrative Agent or of any other Bank, and instead in reliance upon information supplied to it by or on behalf of Borrower and its Subsidiaries and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Bank, or the directors, officers, agents, or employees of the Administrative Agent or of any other Bank, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

            10.4 Action by Administrative Agent.

               (a) The Administrative Agent may assume that no Default or Event of Default has occurred and is continuing, unless the Administrative Agent has actual knowledge of the Default or Event of Default, has received notice from Borrower stating the nature of the Default or Event of Default, or has received notice from a Bank stating the nature of the Default or Event of Default and that Bank considers the Default or Event of Default to have occurred and to be continuing.

               (b) The Administrative Agent has only those obligations under the Loan Documents that are expressly set forth therein. Without limitation on the foregoing, the Administrative Agent shall have no duty to inspect any property of Borrower or any of its Subsidiaries, although the Administrative Agent may in its discretion periodically inspect any property from time to time.

               (c) Except for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to act or not act upon the instructions of the Majority Banks (or of all the Banks, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all the Banks, provided that the Administrative Agent shall not be required to act or not act if to do so would, in the reasonable judgment of the Administrative Agent, expose the Administrative Agent to significant liability or would be contrary to any Loan Document or to applicable law.

               (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall give notice thereof to the Banks and shall act or not act upon the instructions of the Majority Banks (or of all the Banks, to the extent required by Section 11.2). If the Majority Banks fail for three (3) Banking Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Banks.

               (e) The Administrative Agent shall have no liability to any Bank for acting, or not acting, as instructed by the Majority Banks (or all the Banks, if required under Section 11.2), notwithstanding any other provision hereof.

            10.5 Liability of Administrative Agent. Neither the Administrative Agent, the Lead Arranger and Sole Book Manager or any of their Affiliates nor any of its respective directors, officers, agents, or employees shall be liable to any Bank for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its respective directors, officers, agents, and employees:

               (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof in form satisfactory to the Administrative Agent, signed by the payee and may treat each Bank as the owner of that Bank's interest in the obligations due to Banks for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Bank;

               (b) may consult with legal counsel, in-house legal counsel, independent public accountants, in-house accountants and other professionals, or other experts selected by it, or with legal counsel, independent public accountants, or other experts for Borrower, and shall not be liable to any Bank for any action taken or not taken by it or them in good faith in accordance with the advice of such legal counsel, independent public accountants, or experts;

               (c) will not be responsible to any Bank for any statement, warranty, or representation made in any of the Loan Documents or in any notice, certificate, report, request, or other statement (written or oral) in connection with any of the Loan Documents;

               (d) except to the extent expressly set forth in the Loan Documents, will have no duty to ascertain or inquire as to the performance or observance by Borrower or any other

        Person of any of the terms, conditions, or covenants of any of the Loan Documents or to inspect the property, books, or records of Borrower or any of its Subsidiaries or other Person;

               (e) will not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency, or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith;

               (f) will not incur any liability to any Bank by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, or other instrument or writing believed by it or them to be genuine and signed or sent by the proper party or parties; and

               (g) will not incur any liability for any arithmetical error in computing any amount payable to or receivable from any Bank hereunder, including without limitation payment of principal and interest on the Notes, payment of commitment fees, Loans, and other amounts; provided that promptly upon discovery of such an error in computation, the Administrative Agent, the Banks, and (to the extent applicable) Borrower shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

            10.6 Indemnification. Each Bank shall, ratably in accordance with its respective Pro Rata Share of the Commitment, indemnify and hold the Administrative Agent, the Lead Arranger and Sole Book Manager and their Affiliates and their respective directors, officers, agents, and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including, without limitation, attorney's fees and disbursements) that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Agreement (other than losses incurred by reason of the failure by Borrower to pay the obligations due to the Administrative Agent under a Note) or any action taken or not taken by it as Administrative Agent thereunder, except for the Administrative Agent's gross negligence or willful misconduct. Without limitation on the foregoing, each Bank shall reimburse the Administrative Agent upon demand for that Bank's ratable share of any cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, administration, amendment, waiver, refinancing, restructuring, reorganization (including a bankruptcy reorganization), or enforcement of the Loan Documents, to the extent that Borrower is required by Section 11.3 to pay that cost or expense but fails to do so upon demand. Any such reimbursement shall not relieve Borrower of its obligations under Section 11.3.

            10.7 Successor Administrative Agent. The Administrative Agent may resign as such at any time by written notice to Borrower and the Banks, to be effective upon a successor's acceptance of appointment as Administrative Agent. The Majority Banks may at any time remove the Administrative Agent by written notice to that effect to be effective on such date as the Majority Banks designate. In either event, the Majority Banks shall appoint a successor Administrative Agent or Agents, who must be from among the Banks and who shall be subject to the prior approval of Borrower, which approval shall not be unreasonably withheld or delayed, provided, that the Administrative Agent shall be entitled to appoint a successor Administrative Agent from among the Banks, subject to acceptance of appointment by that successor Administrative Agent, if the Majority Banks have not appointed a successor Administrative Agent within thirty (30) days after the date the Administrative Agent gave notice of resignation or was removed. Upon a successor's acceptance of appointment as Administrative Agent, the successor will thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the Administrative Agent under the Loan Documents, and the resigning or removed Administrative Agent will thereupon be discharged from its duties and obligations thereafter arising under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 10 and Sections 11.3 and
11.10 shall inure to its benefit as to any action taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

            10.8 No Obligations of Borrower. Nothing contained in this Article 10 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Banks under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Banks in respect of any failure by the Administrative Agent or any Bank to perform any of its obligations to the Administrative Agent or the Banks under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Banks, Borrower's obligations to the Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

            10.9 Defaulting Banks. If for any reason any Bank wrongfully (in violation of this Agreement) fails or refuses to timely make any Advance required of it, or otherwise defaults on any of its material obligations under this Agreement, and fails to cure its default within 5 Banking Days of receiving notice of its failure to perform (such Bank being a "Defaulting Bank"), then in addition to the rights and remedies that may be available to the Administrative Agent and the Banks at law or in equity, the Defaulting Bank's right to participate in the Loan and the Agreement will be suspended during the pendency of the Defaulting Bank's uncured default, and (without limiting the foregoing) the Administrative Agent may (or at the direction of the Majority Banks, shall) withhold from the Defaulting Bank any interest payments, fees, principal payments or other sums otherwise payable to such Defaulting Bank under the Loan Documents until such default of such Defaulting Bank has been cured. Each non-defaulting Bank will have the right, but not the obligation, in its sole discretion, to acquire at par a proportionate share (based on the ratio of its Pro Rata Share of the Commitment to the aggregate amount of the Pro Rata Shares of the Commitments of all of the non-defaulting Banks that elect to acquire a share of the Defaulting Bank's Pro Rata Share of the Commitment) of the Defaulting Bank's Pro Rata Share of the Commitment, including without limitation its proportionate share in the outstanding principal balance of the Loans. The Defaulting Bank will pay and protect, defend and indemnify Administrative Agent and each of the other Banks against, and hold Administrative Agent, and each of the other Banks harmless from, all claims, actions, proceedings, liabilities, damages, losses, and expenses (including without limitation attorneys' fees and costs, and interest at the Prime Rate plus 2.0% per annum for the funds advanced by Administrative Agent or any Banks on account of the Defaulting Bank) they may sustain or incur by reason of or in consequence of the Defaulting Bank's failure or refusal to perform its obligations under the Loan Documents. Administrative Agent may set off against payments due to the Defaulting Bank for the claims of Administrative Agent and the other Banks against the Defaulting Bank. The exercise of these remedies will not reduce, diminish or liquidate the Defaulting Bank's Pro Rata Share of the Commitment (except to the extent that part or all of such Pro Rata Share of the Commitment is acquired by the other Banks as specified above) or its obligations to share losses and reimbursement for costs, liabilities and expenses under this Agreement. This indemnification will survive the payment and satisfaction of all of the Borrower's obligations and liabilities to the Banks. The foregoing provisions of this Section 10.9 are solely for the benefit of the Administrative Agent and the Banks, and may not be enforced or relied upon by the Borrower.

                                   Article 11
                                 MISCELLANEOUS

            11.1 Cumulative Remedies; No Waiver. The rights, powers, and remedies of the Administrative Agent or any Bank provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, or remedy provided by law or equity. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power, or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, or remedy preclude any other or further exercise of any other right, power, or remedy. The terms and conditions of Section 8.1 hereof are inserted for the sole benefit of the Banks and the Administrative Agent may (with the approval of the Majority Banks) waive them in whole or in part with or without terms or conditions in respect of any Loan, without prejudicing the Banks' rights to assert them in whole or in part in respect of any other Loans.

            11.2 Amendments; Consents. No amendment, modification, supplement, termination, or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the approval of the Majority Banks and Borrower, and then only in the specific instance and for the specific purpose given; and without the approval in writing of all the Banks, no amendment, modification, supplement, termination, waiver, or consent may be effective:

               (a) to amend or modify the principal of, or the amount of principal or principal prepayments, payable on any Obligation or the amount of the Commitment or to decrease the rate of any interest or fee payable to any Bank;

               (b) to postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Obligation or any installment of any fee or to extend the term of the Commitment;

               (c) to amend or modify the provisions of the definition in
        Section 1.1 of "Majority Banks" or of Sections 11.2, 11.9, 11.10, or 11.11;

               (d) release any Guarantor Subsidiary from liability under the Subsidiary Guaranty (except as provided below); or

               (e) to amend or modify any provision of this Agreement or the Loan Documents that expressly requires the consent or approval of all the Banks.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all the Banks and the Agents. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 that permits the sale or other transfer of the capital stock of (or all or substantially all of the assets of) a Guarantor Subsidiary shall automatically release the Guarantor Subsidiary effective concurrently with such sale or other transfer.

            11.3 Costs, Expenses and Taxes. Borrower shall pay within 30 days after demand (which demand shall be accompanied by an invoice in reasonable detail) the reasonable actual out-of-pocket costs and expenses of the Administrative Agent and Lead Arranger and Sole Book

Manager in connection with (a) the negotiation, preparation, execution, delivery, arrangement, syndication and closing of the Loan Documents, provided that such costs and expenses do not exceed the amounts referred to in a letter agreement between Borrower and the Administrative Agent and Lead Arranger and Sole Book Manager, (b) administration of the Loan Documents, provided that such costs and expenses do not exceed the amounts set forth in a letter agreement between Borrower and the Administrative Agent and Lead Arranger and Sole Book Manager and (c) any amendment, waiver or modification of the Loan Documents. Borrower shall pay within 30 days after demand the reasonable actual out-of-pocket costs and expenses of the Administrative Agent and each of the Banks in connection with the enforcement of any Loan Documents following the occurrence of a Default or an Event of Default, including in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization, if such payment is approved by the bankruptcy court or any similar proceeding). The costs and expenses referred to in the first sentence above (for which Borrower shall be liable solely with respect to costs and expenses of the Administrative Agent and Lead Arranger and Sole Book Manager) and the second sentence above (which shall apply to costs and expenses of the Administrative Agent and the Banks) shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable actual fees and out-of-pocket expenses of any legal counsel retained by the Administrative Agent and Lead Arranger and Sole Book Manager or any of the Banks (including the allocated costs of in-house counsel), as the case may be, or independent public accountants and other outside experts retained by the Administrative Agent and Lead Arranger and Sole Book Manager (provided that (i) Borrower shall not be liable under this Section 11.3 for fees and expenses of more than one firm of independent public accountants, or more than one expert with respect to a specific subject matter, at any one time and
(ii) with respect to the costs and expenses referred to in the second sentence above (pertaining to enforcement matters), Borrower shall not be liable for the fees and expenses of more than one firm of outside legal counsel retained to represent the Administrative Agent and the Banks, but if any of such parties does not consent to such joint representation, Borrower shall be liable for the fees and expenses of not more than one firm of outside legal counsel retained to represent the Administrative Agent and also for not more than one additional firm of outside legal counsel retained to otherwise represent one or more of the Banks). Nothing herein shall obligate Borrower to pay any costs and expenses in connection with an assignment of or participation in a Bank's Pro-Rata Share of a Commitment. Borrower shall pay any and all documentary and transfer taxes, assessments or charges made by any Governmental Agency and all reasonable actual costs, expenses, fees, and charges of Persons (other than the Administrative Agent and Lead Arranger and Sole Book Manager or the Banks) payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, any other Loan Document, or any other instrument or writing to be delivered hereunder or thereunder, and shall reimburse, hold harmless, and indemnify the Administrative Agent and Lead Arranger and Sole Book Manager and each Bank from and against any and all loss, liability, or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee, or charge or that any of them may suffer or incur by reason of the failure of Borrower to perform any of its Obligations. Any amount payable to the Administrative Agent and Lead Arranger and Sole Book Manager or any Bank under this Section shall bear interest from the date which is 30 days after Borrower's receipt of demand (together with reasonable supporting documentation) for payment at the rate then in effect for Prime Rate Loans.

            11.4 Nature of Banks' Obligations. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Banks or any of them pursuant hereto or thereto may, or may be deemed to, make the Banks a partnership, an association, a joint venture, or other entity, either among themselves or with Borrower. Each Bank's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and is not conditioned upon the performance by any other Bank of its obligation to make Advances. A default by any Bank will not increase the Pro Rata Share of the Commitment of any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so.

            11.5 Representations and Warranties. All representations and warranties of Borrower and any other Party contained herein or in any other Loan Document (including, for this purpose, all representations and warranties contained in any certificate or other writing required to be delivered by or on behalf of Borrower or such Party pursuant to any Loan Document) will survive the making of the loans hereunder and the execution and delivery of the Notes, and, in the absence of actual knowledge by the Administrative Agent or a Bank of the untruth of any representation or warranty, have been or will be relied upon by the Administrative Agent and that Bank, notwithstanding any investigation made by the Administrative Agent or that Bank or on their behalf.

            11.6 Notices. Except as otherwise provided in any Loan Document, all notices, requests, demands, directions, and other communications provided for hereunder and under any other Loan Document must be in writing and must be mailed (provided that communications related to any Default or Event of Default or proposed action under Section 11.2 shall not be sent solely by mail), telegraphed, delivered, or sent by telex, telecopier or cable to the appropriate party at the address set forth on the signature pages of this Agreement or, as to any Party, at any other address as may be designated by it in the applicable Loan Document or in a written notice sent to the Administrative Agent and Borrower in accordance with this Section. Except as otherwise provided in any Loan Document if any notice, request, demand, direction, or other communication is given by mail it will be effective on the earlier of actual receipt or the third Banking Day after deposited in the United States mails with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if given by telex, when confirmed by answerback; or if given by personal delivery, when delivered. The Administrative Agent will endeavor to forward to Borrower a list of the contact persons and addresses of each of the Banks on a quarterly basis, but the Administrative Agent's failure to do so will not relieve Borrower from any notice or other requirements set forth in this Agreement.

            11.7 Execution in Counterparts. This Agreement and any other Loan Document to which Borrower is a Party may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. Such counterparts may be sent by telecopy, with the original counterparts to follow by mail or courier. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until executed counterparts hereof or thereof (or other evidence of execution satisfactory to the Administrative Agent and Borrower) have been delivered to the Administrative Agent and Borrower.

            11.8 Binding Effect; Assignment.

               (a) This Agreement and the other Loan Documents to which Borrower is a Party will be binding upon and inure to the benefit of Borrower, the Agents, each of the Banks, and their respective successors and assigns, except that except as permitted in Section 6.3, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Any Bank may at any time pledge its Notes or any other instrument evidencing its rights as a Bank hereunder to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

               (b) From time to time following the 2000 Closing Date, each Bank may assign to one or more Eligible Assignee all or any portion of its Pro Rata Share of the Commitment; provided that (i) such Eligible Assignee, if not then a Bank, shall be approved by each of the Administrative Agent (which approval shall not be unreasonably withheld) and by Borrower (which approval shall not be unreasonably withheld and which approval shall not be necessary after an Event of Default has occurred and is continuing), (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided; (iii) except in the case of an assignment to an Affiliate of the assigning Bank, to another Bank or of the entire remaining Commitment of the assigning Bank, the assignment shall not assign a Pro Rata Share of the Commitment equivalent to less than $20,000,000 and that is not an integral multiple of $5,000,000 (which restrictions shall not apply while an Event of Default has occurred and is continuing), (iv) except in the case of an assignment of the entire remaining Commitment of the assigning Bank, giving effect to the assignment, the assigning Bank will not be in violation of its Applicable Minimum Hold Requirement (unless an Event of Default has occurred and is continuing) and (v) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is 5 Banking Days after the date the Administrative Agent has received the Commitment Assignment and Acceptance. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement with the Pro Rata Shares of the Commitment therein set forth and, to the extent of such Pro Rata Shares, the assigning Bank shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Bank to Borrower of its Notes under this Agreement) to such assignee Bank, Notes evidencing that assignee Bank's Pro Rata Share, and to the assigning Bank, Notes evidencing the remaining balance Pro Rata Share retained by the assigning Bank.

               (c) By executing and delivering a Commitment Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Shares of the Commitment being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of its obligations under this Agreement;
        (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent, or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

               (d) After receipt of a completed Commitment Assignment and Acceptance executed by any Bank and an Eligible Assignee, and receipt of an assignment fee of $5,000 from such Eligible Assignee, the Administrative Agent shall, at least one Banking Day prior to the effective date thereof, provide to Borrower and the Banks a revised
        Schedule 1.1 giving effect thereto.

               (e) Each Bank may from time to time grant participations to one or more banks or other financial institutions (including another Bank) in its Pro Rata Share of the Commitment; provided, however, that (i) such participant, if not an Affiliate of the granting Bank, shall be approved by Borrower (which approval shall not be unreasonably withheld and which approval shall not be necessary after an Event of Default has occurred and is continuing), (ii) such Bank's obligations under this Agreement shall remain unchanged, (iii) such Bank shall remain solely responsible to the other parties hereto and thereto for the performance of such obligations, (iv) the participating bank or other financial institution shall not be a Bank hereunder for any purpose except, if the participation agreement so provides, for the purposes of recovery of eurodollar costs or capital adequacy expenses or indemnifications provided to the Banks under this Agreement but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Bank absent the participation, (v) the participating bank or other financial institution shall be prohibited from transferring, encumbering or granting any sub-participation interest in the participation interest, (vi) Borrower, the Administrative Agent, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (vii) the participation interest granted shall not be with respect to a Pro Rata Share of the Commitment equivalent to less than $20,000,000 (which restriction shall not apply while an Event of Default has occurred and is continuing), (viii) giving effect to the participation, the granting Bank will not be in violation of its Applicable Minimum Hold Requirement (unless an Event of Default has occurred and is continuing), (ix) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the maturity dates or any other date upon which any payment of money is due to the Banks, (B) reduce the rate of interest, any fee or any other monetary amount payable to the Banks, (C) reduce the amount of any installment of principal due to the Banks thereunder, (D) release any Guarantor Subsidiary from its obligations under the Subsidiary Guaranty (except as provided in Section 11.2), or (E) release any material portion of any collateral securing any of the obligations of Borrowers to the Banks and (x) to the extent that the holder of the participation interest is granted consent rights with respect to the matters described in clause (ix), such rights must be subject to a voting procedure whereby the holders of the entire Pro Rata Share of the Commitment held by the participating Bank shall act in such matters in accordance with the vote of a majority-in-interest of such Pro Rata Share of the Commitment.

            11.9 Sharing of Setoffs. Each Bank severally agrees that if it, through the exercise of the right of setoff, banker's lien, or counterclaim against Borrower or otherwise, receives payment of the Obligations due it hereunder and under the Notes that is ratably more than that to which it is entitled hereunder pursuant to Section 3.12 or 9.2(d), then: (a) the Bank exercising the right of setoff, banker's lien, or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Obligations held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obligations held by each Bank after the exercise of the right of setoff, banker's lien, or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien, or counterclaim or receipt of payment, and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the Obligations ratably in accordance with the provisions of Section 3.12 and 9.2(d), provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that, to the extent permitted by Law, any Bank holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the Obligation purchased.

            11.10 Indemnity by Borrower. Borrower agrees to indemnify, save, and hold harmless the Administrative Agent and Lead Arranger and Sole Book Manager and each Bank and their directors, officers, agents, attorneys, and employees (collectively, the "indemnitees") from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any indemnitee (other than by Borrower or by any other indemnitee) if the claim, demand, action or cause of action arises out of or relates to a Commitment, the use of proceeds of any Loans, any transaction contemplated pursuant to this Agreement, or any relationship or alleged relationship of any indemnitee to Borrower related to this Agreement; (ii) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (i) above; and (iii) any and all liabilities, losses, costs, or expenses (including reasonable attorneys' fees and disbursements (including the allocated cost of in-house counsel)) that any indemnitee suffers or incurs as a result of any of the foregoing; provided, that Borrower shall have no obligation under this Section to any indemnitee with respect to any of the foregoing arising out of the gross negligence or willful misconduct of that indemnitee or the breach by the indemnitee of this Agreement or from the transfer or disposition of any Note by any Bank. If any claim, demand, action or cause of action is asserted against any indemnitee, such indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. If requested by Borrower in writing and so long as no Default or Event of Default shall have occurred and be continuing, such indemnitee shall in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action, shall permit Borrower to participate in such contest and shall cooperate with Borrower to the extent their interests are aligned. Any indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall not so settle or compromise without Borrower's written approval thereof, which approval may be withheld in Borrower's sole discretion. Any voluntary settlement by an indemnitee of such a claim or proceeding without Borrower's written approval shall relieve Borrower of its obligation to indemnify that indemnitee with respect to such claim or proceeding. In any legal action involving more than one indemnitee, all indemnitees shall be represented by a single legal counsel unless such legal counsel determines that a defense or counterclaim is available to an indemnitee that is not available to all indemnitees and that to assert such a defense or counterclaim would create a conflict of interest, or a potential conflict of interest, in which case such indemnitee shall be entitled to separate legal counsel. Any obligation or liability of Borrower to any indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of all Loans and all other Obligations owed to the Banks.

            11.11 Nonliability of Banks. The relationship between Borrower and the Banks is, and shall at all times remain, solely that of borrower and lenders, and the Banks and the Administrative Agent neither undertake nor assume any responsibility or duty to Borrower to review, inspect, supervise, pass judgment upon, or inform Borrower of any matter in connection with any phase of Borrower's business, operations, or condition, financial or otherwise. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to Borrower by any Bank or the Agents in connection with any such matter is for the protection of the Banks and the Agents, and neither Borrower nor any third party is entitled to rely thereon.

            11.12 Confidentiality. Each Bank agrees that it and its employees shall use any confidential information that such Bank may receive, directly or indirectly, from Borrower pursuant to this Agreement only for the purposes of this Agreement and shall hold such confidential information in confidence, except for disclosure: to Affiliates of the Bank (provided that any such Affiliate who is a "person" described in Rule 100(b)(1) of Regulation FD of the Commission expressly agrees to maintain the disclosed information in confidence or otherwise falls within the exceptions to Rule 100(a) of Regulation FD set forth in Rule 100(b)(2) of Regulation FD); to other Banks; to legal counsel, accountants and other professional advisors to that Bank; to regulatory officials having jurisdiction over that Bank; as required by Law or legal process (provided that the Bank shall, to the extent possible give sufficient notice to Borrower of such legal process to enable Borrower to oppose such legal process, and in any event, give written notice to Borrower of such legal process as soon as practicable) or in connection with any legal proceeding to which that Bank and Borrower are adverse parties; and to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Bank's interests hereunder or a participation interest in its Notes (provided that such disclosure is made subject to an appropriate confidentiality agreement by such institution on terms substantially similar to this Section). For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than (a) information previously filed with any Governmental Agency and available to the public, (b) information previously published in any public medium from a source other than, directly or indirectly, the Agents or any Bank, and (c) information previously disclosed by Borrower to any Person not associated with Borrower without any reasonable expectation of confidentiality. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Agents or the Banks to Borrower.

            11.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Agents and the Banks in connection with the Commitment, and is made for the sole benefit of Borrower, the Administrative Agent and the Banks, and the Administrative Agent's and the Banks' successors and assigns. Except as provided in Sections 11.8 and 11.10, no other Person shall have any rights of any nature hereunder or by reason hereof.

            11.14 Other Dealings. Any Bank may, without liability to account to the other Banks, accept deposits from, lend money or provide credit facilities to and generally engage in any kind of banking or other business with Borrower and its Subsidiaries.

            11.15 Right of Setoff - Deposit Accounts. Upon the occurrence of an Event of Default and the acceleration of maturity of the principal indebtedness under any of the Notes pursuant to Section 9.2, Borrower hereby specifically authorizes each Bank in which Borrower maintains a deposit account (whether a general or special deposit account, other than trust accounts) or a certificate of deposit to setoff any Obligations owed to the Banks against such deposit account or certificate of deposit without prior notice to Borrower (which notice is hereby waived) whether or not such deposit account or certificate of deposit has then matured. Nothing in this Section shall limit or restrict the exercise by a Bank of any right to setoff or banker's lien under applicable Law, subject to the approval of the Majority Banks.

            11.16 Further Assurances. Borrower shall, at its expense and without expense to the Banks or the Administrative Agent, do, execute, and deliver such further acts and documents as any Bank or the Administrative Agent from time to time reasonably requires for the assuring and confirming unto the Banks or the Administrative Agent the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document; provided that this Section 11.16 is not intended to create any affirmative obligation on the part of Borrower to provide collateral security, additional guarantors or other credit enhancement with respect to the Obligations.

            11.17 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof except as expressly provided herein to the contrary; provided that the foregoing is subject to Section 4.18 hereof. The Loan Documents were drafted with the joint participation of Borrower and the Banks and shall be construed neither against nor in favor of either, but rather in accordance with the fair meaning thereof.

            11.18 Governing Law. The Loan Documents shall be governed by, and construed and enforced in accordance with, the Laws of California.

            11.19 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

            11.20 Headings. Article and section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

            11.21 Conflict in Loan Documents. To the extent there is any actual irreconcilable conflict between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall prevail.

            11.22 Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR

PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES, ANY OTHER LOAN DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            11.23 Purported Oral Amendments. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF ANY AGENT OR ANY BANK THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THE AGREEMENT OR THE OTHER LOAN DOCUMENTS.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            11.24 Hazardous Materials Indemnity. Without limiting any other indemnity provided for in the Loan Documents, Borrower agrees to indemnify the Administrative Agent, the Lead Arranger and Sole Book Manager and each Bank and their directors, officers, agents, attorneys, and employees (collectively, the "indemnities") from any claim, liability, loss, cost or expense (including reasonable attorneys' fees (including the allocated cost of in-house counsel)) directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of any Hazardous Materials if such Hazardous Materials are on, under, about or relate to Borrower's Property or operations, so long as such claim, liability, loss, cost or expense arises out of or relates to a Commitment, the use of proceeds of any Loans, any transaction contemplated pursuant to this Agreement, or any relationship or alleged relationship of any indemnitee to Borrower related to this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                         KAUFMAN AND BROAD HOME CORPORATION

                         By /s/ BRYAN A. BINYON
                            --------------------------------------
                                        Bryan A. Binyon
                                  Vice President and Treasurer

                         10990 Wilshire Boulevard
                         Los Angeles, California 90024

                         Attention:   Bryan A. Binyon
                                      Vice President and Treasurer

                         Telecopier:  310.231.4140
                         Telephone:   310.231.4025

                         BANK OF AMERICA, N.A., as Administrative Agent and a
                         Bank

                         By: /s/ KELLY M. ALLRED
                            --------------------------------------
                                      Kelly M. Allred
                                         Principal

                         Domestic Lending Office

                         Bank of America, N.A.
                         5 Park Plaza, Suite 500
                         Irvine, California 92614

                         Attention:   Kelly M. Allred
                                      Principal

                         Telecopier:  949.260.5639
                         Telephone:   949.260.5654


                         LIBOR Lending Office

                         Bank of America, N.A.
                         5 Park Plaza, Suite 500
                         Irvine, California 92614

                         Attention:   Jean Ashley

                         Telecopier:  949.260.5637
                         Telephone:   949.260.5682

                         CREDIT LYONNAIS LOS ANGELES BRANCH

                         By: /s/ DIANNE M. SCOTT
                            -----------------------------------------
                            DIANNE M. SCOTT
                            FIRST VICE PRESIDENT AND MANAGER
                            -----------------------------------------
                                      Printed Name and Title

                         Address:

                         Credit Lyonnais Los Angeles Branch
                         515 South Flower Street, 22nd Floor
                         Suite 2200
                         Los Angeles, California 90071
                         Attn:        Frank Herrera
                                      Vice President

                         Telephone:   213.362.5957
                         Telecopier:  213.623.3437

                         BANK ONE, NA

                         By: /s/ KENNETH S. NELSON
                            -----------------------------------------
                                      KENNETH S. NELSON
                                    SENIOR VICE PRESIDENT
                            -----------------------------------------
                                      Printed Name and Title

                         Address:

                         Bank One, NA
                         One Bank One Plaza
                         Chicago, Illinois 60670
                         Attn: F. Pat Schiewitz

                         Telephone:   312.732.1148
                         Telecopier:  312.732.1117

                         BANK UNITED

                         By: /s/ THOMAS S. GRIFFIN
                            -----------------------------------------
                                      THOMAS S. GRIFFIN, SVP
                            -----------------------------------------
                                      Printed Name and Title

                         Address:

                         Bank United
                         3200 South West Fwy.
                         Houston, Texas 77027
                         Attn:        Tom Griffin
                                      Senior Vice President

                         Telephone:   760.804.8595
                         Telecopier:  760.804.8590

                         PNC BANK, N.A.

                         By: /s/ DOUGLAS G. PAUL
                            -----------------------------------------
                                 DOUGLAS G. PAUL, SR. VICE PRESIDENT
                            -----------------------------------------
                                      Printed Name and Title

                         Address:

                         PNC Bank, N.A.
                         Two Tower Center, 18th Floor
                         East Brunswick, New Jersey 08816
                         Attn: Douglas G. Paul

                         Telephone:   732.220.3566
                         Telecopier:  732.220.3744

                         COMERICA BANK

                         By: /s/ SAM MEEHAN
                            -----------------------------------------
                                      SAM MEEHAN ASSISTANT V.P.
                            -----------------------------------------
                                      Printed Name and Title

                         Address:

                         Comerica Bank
                         One Detroit Center - MC3256
                         500 Woodward Avenue, 7th Floor
                         Detroit, Michigan 48226-3256
                         Attn: Sam Meehan

                         Telephone:   313.222.5461
                         Telecopier:  313.222.3295

                         SUNTRUST BANK

                         By: /s/ DONALD L. GAUDETTE
                            -----------------------------------------
                                    DONALD L. GAUDETTE DIRECTOR
                            -----------------------------------------
                                      Printed Name and Title

                         Address:

                         SunTrust Bank
                         303 Peachtree Street MC1931
                         Atlanta, Georgia 30308
                         Attn: Don Gaudette

                         Telephone:   404.658.4925
                         Telecopier:  404.827.6270

                         GUARANTY FEDERAL BANK, F.S.B.

                         By: /s/ JENNIFER E. RAY
                            -----------------------------------------
                                      JENNIFER E. RAY, VICE PRESIDENT
                            -----------------------------------------
                                      Printed Name and Title

                         Address:

                         Guaranty Federal Bank, F.S.B.
                         8333 Douglas Avenue
                         Dallas, Texas 75225
                         Attn: Jenny Ray

                         Telephone:   214.360.2837
                         Telecopier:  214.360.1661

                         KBC BANK N.V.


                         By: /s/ ROBERT SNAUFFER
                            -----------------------------------------
                                      ROBERT SNAUFFER
                                      FIRST VICE PRESIDENT
                            -----------------------------------------
                                      Printed Name and Title


                         By: /s/ KENNETH D. CONNOR
                            -----------------------------------------
                                      KENNETH D. CONNOR
                                      VICE PRESIDENT
                                      REAL ESTATE
                            -----------------------------------------
                                      Printed Name and Title


                         Address:

                         KBC Bank N.V.
                         515 South Figueroa Street, Suite 1920
                         Los Angeles, California 90071
                         Attn: Kevin McKenna
                         Vice President

                         Telephone:   213.996.7529
                         Telecopier:  213.629.5801

                         THE INDUSTRIAL BANK OF JAPAN, LIMITED

                         By: /s/ VICENTE L. TIMIRAOS
                            -----------------------------------------
                                      VICENTE L. TIMIRAOS
                                      JOINT GENERAL MANAGER
                            -----------------------------------------
                                      Printed Name and Title

                         Address:

                         The Industrial Bank of Japan, Limited
                         Los Angeles Agency
                         350 South Grand Avenue, Suite 1500
                         Los Angeles, California 90071
                         Attn: Mr. Takeshi Kubo
                         Vice President

                         Telephone:   213.893.6447
                         Telecopier:  213.488.9840

                         CITICORP USA, INC.

                         By: /s/ JAMES M. BUCHANAN
                            -----------------------------------------
                                 JAMES M. BUCHANAN, VICE PRESIDENT
                            -----------------------------------------
                                      Printed Name and Title

                         Address:

                         Citicorp USA, Inc.
                         c/o Salomon Smith Barney, Inc.
                         390 Greenwich Street
                         New York, New York 10013
                         Attn: Suzanne Crymes
                               Vice President

                         Telephone:   212.723.6532
                         Telecopier:  212.723.8547

                                   EXHIBIT A

                      COMMITMENT ASSIGNMENT AND ACCEPTANCE

              THIS COMMITMENT ASSIGNMENT AND ACCEPTANCE ("Agreement") dated as of _________ is made with reference to that certain 2000 Term Loan Agreement, dated as of October 3, 2000 (the "Loan Agreement") among KBHC, the Banks party thereto, Credit Lyonnais Los Angeles Branch, as Syndication Agent, Bank One, NA, as Documentation Agent, and Bank of America, N.A. as Administrative Agent, and is entered into between the "Assignor" described below, in its capacity as a Bank under the Loan Agreement, and the "Assignee" described below. Assignor and Assignee hereby represent, warrant and agree as follows:

       1. Definitions. Capitalized terms defined in the Loan Agreement are used herein with the meanings set forth for such terms in the Loan Agreement. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

              "Assignee" means ____________________________.

              "Assigned Pro Rata Share" means ______% of the Commitment of the Banks under the Loan Agreement, being equal to the following dollar amount:
$________.

              "Assignor" or" means ____________________________.

              "Effective Date" means ____________, the effective date of this Agreement determined in accordance with Section 11.8 of the Loan Agreement.

              "KBHC" means Kaufman and Broad Home Corporation, a Delaware corporation, and its successors.

       2. Representations and Warranties of the Assignor. The Assignor represents and warrants, as of the date hereof, as follows:

              (a) The Pro Rata Share of the Assignor is ______% of the Commitment (without giving effect to assignments thereof which have not yet become effective). The Assignor is the legal and beneficial owner of the Assigned Pro Rata Share and the Assigned Pro Rata Share is free and clear of any adverse claim.

              (b) The outstanding principal balance of Advances made by Assignor under the Commitment is $_________.

              (c) The Assignor has full power and authority, and has taken all action necessary to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith.

              (d) This Agreement constitutes the legal, valid and binding obligation of the Assignor.


                            (Exhibit A, Page 1 of 7)

Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of KBHC or the performance by KBHC of its obligations under the Loan Agreement, and assumes no responsibility with respect to any statements, warranties or representations made or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of the Loan Agreement or any Loan Document other than as expressly set forth above.

       3. Representations and Warranties of the Assignee. The Assignee hereby represents and warrants to the Assignor as follows:

              (a) The Assignee is an Eligible Assignee;

              (b) The Assignee has full power and authority, and has taken all action necessary to execute and deliver this Agreement, and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

              (c) This Agreement constitutes the legal, valid and binding obligation of the Assignee;

              (d) The Assignee has independently and without reliance upon the Assignor and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Assignee will, independently and without reliance upon the Administrative Agent or any Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement;

              (e) The Assignee has received copies of the Loan Agreement and such of the Loan Documents as it has requested, together with copies of the most recent financial statements delivered pursuant to the Loan Agreement; and

              (f) If Assignee is organized under the Laws of a jurisdiction outside the United States of America, attached hereto are the forms prescribed by the Code and the Loan Agreement certifying Assignee's exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Loan Agreement.

       4. Assignment. On the terms set forth herein, Assignor, as of the Effective Date, hereby irrevocably sells, assigns and transfers to the Assignee all of the rights and obligations of the Assignor under the Loan Agreement and the other Loan Documents, in each case to the extent of the Assigned Pro Rata Share, and the Assignee irrevocably accepts such assignment of rights and assumes such obligations from the Assignor on such terms and as of the Effective Date. As of the Effective Date, Assignee shall have the rights and obligations of a "Bank" (as defined in the Loan Agreement) under the Loan Documents, except to the extent of any arrangements with respect to payments referred to in
Section 5 hereof. Assignee hereby appoints and authorizes the Administrative Agent to take such action and to exercise such powers as are delegated to the Administrative Agent by the Loan Agreement.

       5. Payment. On the Effective Date, Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price, as agreed between the Assignor and the Assignee, of the Assigned Pro Rata Share. The Assignor and the Assignee have entered into a letter


                            (Exhibit A, Page 2 of 7)
agreement, of even date herewith, which sets forth their agreement with respect to the amount of interest, fees, and other payments with respect to the Assigned Pro Rata Share which are to be retained by the Assignor.

              The Assignor and the Assignee hereby agree that if either receives any payment of interest, principal, fees or any other amount under the Loan Agreement, their respective Notes and other Loan Documents which is for the account of the other, it shall hold the same in trust for such party to the extent of such party's interest therein and shall promptly pay the same to such party.

       6. Principal. Interest. Fees, etc. Any principal that would be payable and any interest, fees and other amounts that would accrue from and after the Effective Date to or for the account of the Assignor pursuant to the Loan Agreement and the Notes shall be payable to or for the account of the Assignor and the Assignee, in accordance with their respective interests as adjusted pursuant to this Agreement.

       7. Notes. The Assignor and Assignee shall make appropriate arrangements with KBHC concurrently with the execution and delivery hereof so that a replacement Note is issued to the Assignor, if necessary, and a new Note is issued to the Assignee in principal amounts reflecting their Pro Rata Shares of the Commitment or their outstanding Advances (as adjusted pursuant to this Agreement). As of the Effective Date, the Pro Rata Shares of Assignor and Assignee to be reflected on Schedule 1.1 to the Loan Agreement shall be:


                              Pro Rata Share of
                              Commitment
                              -----------------
Assignor                      __% ($ ________)

Assignee                      __% ($ ________)


       8. Further Assurances. Concurrently with the execution of this Agreement, Assignor shall execute four counterpart original Requests for Registration, in the form of Exhibit A to this Agreement, to be forwarded to the Administrative Agent. The Assignor and the Assignee further agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, and Assignor specifically agrees to cause the delivery of (i) four original counterparts of this Agreement and (ii) the Requests for Registration, to the Administrative Agent for the purpose of registration of Assignee as a "Bank" pursuant to the Loan Agreement.

       9. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

       10. Notices. All communications among the parties or notices in connection herewith shall be in writing, hand delivered or sent by registered airmail, postage prepaid, or by telex, telegram or cable, addressed to the appropriate party at its address set forth on the signature pages hereof. All such communications and notices shall be effective upon receipt.


                            (Exhibit A, Page 3 of 7)

       11. Binding Effect. This Agreement shall become effective upon the execution of the Request for Registration in the form of Exhibit A to this Agreement by KBHC and the execution of the Consent in the form of Exhibit B to this Agreement by the Administrative Agent, and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that Assignee shall not assign its rights or obligations without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

       12. Interpretation. The headings of the various sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.

                                   "Assignor"

                                   ---------------------------------------------

                                   By:
                                      ------------------------------------------

                                      ------------------------------------------
                                               Printed Name and Title

                                   Address:

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------
                                              Attn:
                                                   -----------------------------

                                   "Assignee"

                                   ---------------------------------------------

                                   By:
                                      ------------------------------------------

                                      ------------------------------------------
                                                Printed Name and Title

                                   Address:

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------
                                              Attn:
                                                   -----------------------------


                            (Exhibit A, Page 4 of 7)

                Exhibit A to Commitment Assignment and Acceptance

                            REQUEST FOR REGISTRATION

TO:    BANK OF AMERICA, N.A., as Administrative Agent

              THIS REQUEST FOR REGISTRATION OF ASSIGNEE is made as of the date of the enclosed Commitment Assignment and Acceptance with reference to that certain 2000 Term Loan Agreement dated as of October 3, 2000 among KBHC, the Banks who are parties thereto, Bank of America, N.A., as Administrative Agent, Credit Lyonnais Los Angeles Branch, as Syndication Agent, and Bank One, NA, as Documentation Agent.

              Assignor and Assignee hereby request that the Administrative Agent approve of Assignee as a Bank, and that the Administrative Agent register Assignee as a Bank pursuant to the Loan Agreement effective as of the Effective Date described in the enclosed Commitment Assignment and Acceptance and, in connection with this request certify to the Administrative Agent that the enclosed Commitment Assignment and Acceptance sets forth the correct Commitment and the Assigned Pro Rata Share of the Assignee.

              Enclosed with this Request are four counterpart originals of the Commitment Assignment and Acceptance as well as the original Note issued to Assignor.

              IN WITNESS WHEREOF, Assignor and Assignee have executed this Request for Registration by their duly authorized officers as of ___________.

                                   "Assignor"

                                   ---------------------------------------------

                                   By:
                                      ------------------------------------------

                                      ------------------------------------------
                                               Printed Name and Title


                                    Exhibit A
                                   Page 1 of 2
                            (Exhibit A, Page 5 of 7)

                                   "Assignee"

                                   ---------------------------------------------

                                   By:
                                      ------------------------------------------

                                      ------------------------------------------
                                               Printed Name and Title


THE UNDERSIGNED HEREBY CONSENTS
TO THE ABOVE ASSIGNMENT:

KAUFMAN AND BROAD HOME CORPORATION,
a Delaware corporation


By:
   -----------------------------

   -----------------------------
      Printed Name and Title


                                    Exhibit A
                                   Page 2 of 2
                            (Exhibit A, Page 6 of 7)

                Exhibit B to Commitment Assignment and Acceptance

                                     CONSENT

TO:    THE ASSIGNOR AND ASSIGNEE REFERRED TO IN THE ABOVE REQUEST FOR
       REGISTRATION

       When countersigned by the Administrative Agent below, this document shall certify that:

       1. The Administrative Agent has consented, pursuant to the terms of the Loan Documents, to the assignment by Assignor to Assignee of the Assigned Pro Rata Share.

       2. The Administrative Agent has registered Assignee as a Bank under the Loan Agreement, effective as of the Effective Date described above, with a Pro Rata Share of the Commitment corresponding to the Assigned Pro Rata Share and has adjusted the registered Pro Rata Share of the Commitment of Assignor to reflect the assignment of the Assigned Pro Rata Share.

                                 BANK OF AMERICA, N.A., as Administrative Agent


                                 By:
                                    --------------------------------------------

                                    --------------------------------------------
                                              Printed Name and Title


                                    Exhibit B
                                  Page 1 of 1
                            (Exhibit A, Page 7 of 7)

                                                                       EXHIBIT B


           COMPLIANCE CERTIFICATE AS REQUIRED BY ARTICLE 7, SECTION 2

ARTICLE 6.9 - CONSOLIDATED TANGIBLE NET WORTH


                                 11/30/1999A  2/28/00A  5/31/00A   8/31/00E  11/30/00E  2/28/01E  5/31/01E  8/31/01E  11/30/01E
                                -----------------------------------------------------------------------------------------------
                                    $000         $000      $000       $000      $000        $000      $000      $000     $000
Consolidated Net Income
 (commencing 06/01/00)
50% cumulative Consolidated
 Net Income

proceeds from issuance
 capital stock (after 10/06/00)
50% cumulative proceeds
 issuance capital stock

6.9  MINIMUM CONSOLIDATED
     TANGIBLE NET WORTH
=============================

(a) Base Amount                      575          575       575        575       575         575       575       575       575
(b) Plus 50% of cumulative
     Consolidated Net Income
(c) Plus - 50% cumulative
     proceeds from issuance
     of capital stock
(d) Plus - 50% of proceeds
     Feline Prides after
     10/6/00
(e) <Less> Stock Repurchase
            Stepdown
           Stock Repurchase
            Cap
           Actual Stock
            Repurchase
            Stepdown                                                   (70)      (50)        (50)      (20)      (20)      (20)
                                ------------------------------------------------------------------------------------------------
MINIMUM CONSOLIDATED
  TANGIBLE NET WORTH                 575          575       575        575       575         575       575       575       575
                                ------------------------------------------------------------------------------------------------

1.1 "CONSOLIDATED TANGIBLE
    NET WORTH"
=============================

     Consolidated Share-
      holder's Equity
     Plus - Feline Prides
     <Less> book value
      goodwill since
      11/30/96
     <Less>/Plus any
      cumulative foreign
      currency translation
      adjustment
                                ------------------------------------------------------------------------------------------------
CONSOLIDATED TANGIBLE
NET WORTH                              0            0         0          0         0           0         0         0         0
                                ------------------------------------------------------------------------------------------------
CTNW <Less> Min CTNW                (575)        (575)     (575)      (575)     (575)       (575)     (575)     (575)     (575)
                                ================================================================================================


Kaufman & Broad Confidential                                              Page 1
                                   10/5/2000

                                    EXHIBIT C

                                      NOTE

$_______________                                               October ___, 2000
                                                         Los Angeles, California

              FOR VALUE RECEIVED, the undersigned promises to pay to the order of ___________________________________("the Bank") the principal amount of
__________________________DOLLARS ($__________), or such lesser aggregate amount of Advances as may be made pursuant to the Bank's Pro Rata Share of the Commitment under the 2000 Revolving Loan Agreement hereinafter described, payable as hereinafter set forth. The undersigned promises to pay interest on the principal amount of each Advance made hereunder and remaining unpaid from time to time from the date of each such Advance until the date of payment in full, payable as hereinafter set forth.

              Reference is made to the 2000 Revolving Loan Agreement dated as of October 3, 2000 among the undersigned, as Borrower, the Banks that are parties thereto, Bank of America, N.A., as Administrative Agent, Credit Lyonnais Los Angeles Branch, as Syndication Agent, and Bank One, NA, as Documentation Agent (as amended from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified, amended, renewed, extended or supplanted. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

              The principal indebtedness evidenced by this Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date.

              Interest shall be payable on the outstanding daily unpaid principal amount of each Advance hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement to the fullest extent permitted by applicable Law, before and after default, before and after maturity and before and after any judgment, with interest on overdue interest to bear interest at the rate set forth in
Section 3.8 of the Loan Agreement.

              The amount of each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office, for the account of the Bank, in lawful money of the United States of America, without deduction, offset or counterclaim and in immediately available funds on the day of payment (which must be a Banking Day). All payments of principal received after 10:00 a.m., Los Angeles time, on any Banking Day, shall be deemed received on the next succeeding Banking Day for purposes of calculating interest thereon. The Bank shall use its best efforts to keep a record of


                            (Exhibit C, Page 1 of 4)

Advances made by it and payments of principal with respect to this Note, and such record shall be presumptive evidence of the principal amount owing under this Note.

              The undersigned hereby promises to pay, within thirty (30) days after demand, the reasonable costs and expenses of any holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of any holder's rights hereunder, including attorneys' fees and disbursements, whether or not an action is filed in connection therewith, in accordance with Section 11.3 of the Loan Agreement.

              The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

              This Note shall be delivered to and accepted by the Bank in the State of California, and shall be governed by, and construed and enforced in accordance with, the local Laws thereof.

                                   KAUFMAN AND BROAD HOME CORPORATION,
                                   a Delaware corporation



                                   By
                                     -------------------------------------------
                                                  Bryan A. Binyon
                                           Vice President and Treasurer


                            (Exhibit C, Page 2 of 4)

                       ADVANCES AND PAYMENTS OF PRINCIPAL
                               (Prime Rate Loans)

-------------------------------------------------------------------------------------------------
              Amount of Loan or     Amount of Principal
              of Redesignation      Paid or Redesignated
              From Another Type     Into Another Type of        Unpaid Principal         Notation
Date          of Loan               Loan                        Balance                  Made By

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------


                            (Exhibit C, Page 3 of 4)

                       ADVANCES AND PAYMENTS OF PRINCIPAL
                                  (LIBOR Loans)

-----------------------------------------------------------------------------------------------------------------
                   Amount of Loan or         Amount of Principal
                   of Redesignation          Paid or Redesignated
                   From Another Type         Into Another Type of               Unpaid Principal         Notation
Date               of Loan                   Loan                               Balance                  Made By

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------


                            (Exhibit C, Page 4 of 4)

                                   EXHIBIT D-1
                             [KAUFMAN & BROAD LOGO]



                                 October 6, 2000

To:     Bank of America, N.A.,
                as Administrative Agent
        The Banks That Are Party to the Term Loan Agreement
                Referred to Below

                Re: Kaufman and Broad Home Corporation

Ladies and Gentlemen:

              I am Senior Vice President and General Counsel of Kaufman and Broad Home Corporation, a Delaware corporation ("Borrower"). I have acted as such in connection with the 2000 Term Loan Agreement (the "Term Loan Agreement") dated as of October 3, 2000, by and among Borrower; the Banks which are parties thereto; Bank of America, N.A., as Administrative Agent; Credit Lyonnais Los Angeles Branch, as Syndication Agent; Bank One, NA, as Documentation Agent; and Banc of America Securities LLC as Lead Arranger and Sole Book Manager (all such parties other than Borrower are collectively referred to herein as "Bank Parties").

              This Opinion is furnished to you pursuant to Section 8.1(a)(v) of the Term Loan Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Term Loan Agreement.

              For the purposes of this opinion, I have examined originals, or copies identified to my satisfaction as being true copies, of the following documents:

              (a)    the Term Loan Agreement;

              (b)    the Notes of even date herewith;

              (c)    the Subsidiary Guaranty; and

              (d) the letters executed and delivered between the Administrative Agent and Borrower, dated as of October 3, 2000, which concern agency fees and, upfront fees.

              The documents described in (a) through (d) above are sometimes referred to herein as the "Loan Documents".

              I have also made such investigations of fact and law, obtained such certificates from public officials, Responsible Officials of Borrower and certain of its Subsidiaries, reviewed incorporation and partnership documentation, resolutions, secretary's certificates, good standing certificates and other documents as appropriate of and for the Borrower and the Guarantor Subsidiaries, as applicable, and done such other things as I have deemed necessary for the purpose of this Opinion.

              I have assumed (i) that all natural persons have legal capacity,
(ii) the genuineness of all signatures of all parties other than Borrower and its Guarantor Subsidiaries, (iii) the conformity to authentic original documents of all documents submitted to me as copies and the authenticity of all documents submitted to me as originals, (iv) as to all parties other than Borrower and its Guarantor Subsidiaries, the due authorization, execution and delivery of the Loan Documents, (v) that each of the Bank Parties has full power, authority and legal right, under its charter and other governing documents and laws applicable to it to perform its respective obligations thereunder, (vi) that all parties to any Loan Document have filed all required franchise tax returns, if any, and paid all required taxes, if any, under the California Revenue & Taxation Code and under the laws of the State of Delaware and the respective states of incorporation or formation of the Guarantor Subsidiaries, (vii) that each of the Bank Parties has the requisite power and authority, has obtained all necessary consents, licenses and permits, has taken all necessary action and has complied with any and all applicable laws with which such Bank Party is required to comply, in each case relating to or affecting the matters and actions contemplated by the Loan Documents, (viii) that each of the Bank Parties (other than Banc of America Securities LLC) is a national bank, state bank or similar financial institution and is an exempt lender under Article XV of the California Constitution or statutes enacted pursuant thereto and (ix) that the Loan Documents have not been modified, amended, terminated or revoked in any respect, and remain in full force and effect as of the date hereof.

       With respect to those opinions expressed below to be to "knowledge" or "to the knowledge of the undersigned," or similar such wording, I am referring solely to my individual, actual knowledge. Except as expressly set forth herein, I did not undertake a review or examination of the activities or business records of Borrower or any Subsidiaries specifically for the purpose of rendering this opinion or to determine the existence or absence of such facts. As Senior Vice President and General Counsel of Borrower, however, material information respecting the matters covered by such opinions is brought to my attention on a regular basis as a matter of internal policy and I intend the phrase "to the knowledge of the undersigned" to mean that, in reviewing such information, nothing has come to my attention which caused or should have caused me not to render such opinions.

              On the basis of the foregoing, and relying thereon, and with the qualifications herein set forth, I am of the opinion that:

              1. Borrower is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and its certificate of incorporation does not provide for the termination of its existence. Borrower is duly qualified or registered to transact business and is in good standing as a foreign corporation in the State of California and each other jurisdiction in which the conduct of its business or the ownership of its Properties makes such qualifications or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect.

              2. Borrower has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute, deliver and perform all of its Obligations under the Loan Documents to which it is a Party.

              3. To the knowledge of the undersigned, Borrower is in substantial compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Government Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify, or obtain exemptions would not constitute a Material Adverse Effect.

              4. The execution, delivery and performance by Borrower and by each Guarantor Subsidiary of each of the Loan Documents to which they are a Party have been duly authorized by all necessary corporate action, and do not:

                     a. require under the charter documents of Borrower or any
              Guarantor Subsidiary any consent or approval not heretofore obtained of any partner, director, stockholder, security holder, or creditor of such Party;

                     b. violate or conflict with the Party's charter,
              certificate or articles of incorporation, or bylaws;

                     c. to the knowledge of the undersigned, result in or
              require the creation or imposition of any Lien or Right of Others (other than as provided under the Loan Documents) upon or with respect to any Property now owned or leased by such Party;

                     d. violate any Requirement of Law known to the undersigned to be applicable to such Party; or

                     e. result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement known to the undersigned or any other Contractual Obligation known to the undersigned to which such Party is a party or by which such Party or any of its Property is bound or affected;

and, to the knowledge of the undersigned, neither Borrower nor any Subsidiary of Borrower is in violation of, or default under, any Requirement of Law or contractual obligation, or any indenture, loan, or credit agreement described in subparagraph (e) above in any respect that would constitute a Material Adverse Effect.

              5. The Loan Documents to which either Borrower or any Guarantor Subsidiary is Party have each been validly executed and delivered to the Administrative Agent by Borrower or such Guarantor Subsidiary, as the case may be, and constitute the legal, valid and binding obligation of Borrower or such Guarantor Subsidiary, as the case may be, enforceable against such Borrower or such Guarantor Subsidiary, as the case may be, in accordance with its terms.

              6. Except as have heretofore been obtained, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, or exemption from any of the foregoing from, any Governmental Agency under any Requirement of Law imposed on Borrower or any Guarantor Subsidiary by the laws of the United States of America or the State of California, in each case as the same exists on the date hereof, is or will be required to authorize or permit the execution, delivery and performance by Borrower or by any Significant Subsidiary of the Loan Documents to which it is a Party.

              7. Each Significant Subsidiary which is a Domestic Subsidiary is a legal entity of the form described for that Subsidiary in Schedule 4.4 to the Agreement, duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, is duly qualified or registered to do business as a foreign organization (if applicable) and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualifications or registration necessary (except where the failure to be so qualified or registered and in good standing does not constitute a Material Adverse Effect) and has all requisite power and authority to conduct its business and to own and lease its Properties and to execute, deliver and perform the obligations under the Loan Documents to which it is a Party.

              8. To the knowledge of the undersigned, each Significant Subsidiary is in substantial compliance with all Laws and other requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

              9. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940.

              10. To the knowledge of the undersigned, there are no actions, suits or proceedings pending or threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them in any court of Law or before any Governmental Agency in which there is a reasonable probability of a decision that would constitute a Material Adverse Effect.

              11. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" or "margin security" within the meanings of Regulation U of the Board of Governors of the Federal Reserve System, and no loan under the Agreement will be used to purchase or carry any such margin stock in violation of Regulation U.

              12. To the knowledge of the undersigned, Borrower and its Subsidiaries are in substantial compliance with all applicable Laws relating to environmental protection where the failure to comply would constitute a Material Adverse Effect and have not received any notice from any Governmental Agency respecting the alleged violation by Borrower or any Subsidiary of such Laws which would constitute a Material Adverse Effect which has not been or is not being corrected.

              In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following:

              (a) My opinion with respect to the legality, validity, binding effect and enforceability of any Loan Document, agreement, or provision is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer and equitable subordination, reorganization, moratorium, or similar law affecting creditors' rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, estoppel, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). I express no opinion as to the availability of equitable remedies. In applying such equitable principles, a court, among other things, might not allow a creditor to accelerate the maturity of a debt or enforce a guaranty thereof upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants. Such principles applied by a court might also include a requirement that a creditor act with reasonableness and in good faith.

              (b) Certain rights, remedies and waivers of the Loan Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Loan Documents taken as a whole and, except as set forth in subparagraph (a) above, the Loan Documents taken as a whole contain adequate provisions for enforcing payment of the Obligations; however, the unenforceability of such provisions may result in delays in or limitations on the enforcement of the parties' rights and remedies under the Loan Documents (and I express no opinion as to the economic consequences, if any, of such delays or limitations).

              (c) I call your attention to the following matters on which I express no opinion:

                     (i) the agreements in the Loan Documents to indemnify the Bank Parties against costs or expenses or liability notwithstanding such parties' acts of negligence or willful misconduct;

                     (ii) provisions in the Loan Documents for payment or reimbursement of costs, fees and expenses or indemnification for claims, losses, or liabilities to the extent any such provision may be determined by a court or other tribunal to be in an unreasonable amount, to constitute a penalty, or to be contrary to public policy;

                     (iii) the agreements in the Loan Documents to the jurisdiction or venue of a particular court, to the waiver of the right to jury trial, or to be served with process by service upon a designated third party;

                     (iv) any of the waivers or remedies contained in the Loan Documents, whether or not any Loan Document deems any such waiver or remedy commercially reasonable, if such waivers or remedies are determined (1) not to be commercially reasonable under applicable law,
       (2) to conflict with mandatory provisions of applicable law, (3) to be taken in a manner determined to be unreasonable or not performed in good faith or with fair dealing or with honesty in fact, or (4) to be broadly or vaguely stated or not to describe the right or duty purportedly waived with reasonable specificity;

                     (v) provisions in the Loan Documents which may be construed as imposing penalties or forfeitures, late payment charges, or an increase in interest rate, upon delinquency in payment or the occurrence of a default;

                     (vi) any power of attorney granted under the Loan
       Documents;

                     (vii) provisions in the Loan Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others, or that failure to exercise or a delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

                     (viii) provisions in the Loan Documents which expressly or by implication waive or limit the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allow such waiver or other limitation;

                     (ix) the effect of Section 1698 of the California Civil Code which, among other matters, provides that a written contract may be modified by an oral agreement to the extent such agreement is performed by the parties;

                     (x) the effect of Section 1670.5 of the California Civil Code which provides that a court may not enforce or may limit the application of a contract or portions thereof which it finds as a matter of law to have been unconscionable at the time the contract was made;

                     (xi) the effect of any Bank Party's compliance or noncompliance with any state or federal laws or regulations applicable to it or applicable to the transactions contemplated by the Loan Documents due to the nature of such Bank Party's business;

                     (xii) the effect of (1) any modification or alteration of the Loan Documents or other agreements with Borrower affecting the obligations of Borrower, (2) an election of remedies by the Bank Parties, or (3) any other action by the Bank Parties that materially prejudices any Guarantor Subsidiary if such modification, election, or action occurs without notice to the Guarantor Subsidiaries and without giving the Guarantor Subsidiaries an opportunity to cure any default by Borrower;

                     (xiii) the enforceability of any provision in the Loan Documents which provide that such Loan Documents may only be modified in writing; and

                     (xiv) the validity and enforceability of covenants set forth in the Loan Documents which purport to survive the repayment of the indebtedness evidenced therein.

              My opinions expressed herein are limited to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and I do not express any opinion herein concerning any other law, including, but not limited to, ordinances, regulations or practices of any county, city, or other government agency or body within the State of California.

              This Opinion is being provided in connection with the transaction referred to above and may not be relied upon (x) by any person other than the Bank Parties, an Eligible Assignee, or any successor in interest of any Bank Party or (y) by the Bank Parties, an Eligible Assignee, or any successor in interest of any Bank Party in any other context. This Opinion is being provided in connection with the transaction referred to above and may not be relied upon by any person other than the Bank Parties or by the Bank Parties in any other context. Copies hereof may be furnished (a) to your independent auditors and attorneys, (b) to any governmental agency or authority having regulatory jurisdiction over you, (c) pursuant to an order of legal process of any court or of any governmental agency or authority, or (d) in connection with any legal action to which you are a party arising out of the transaction referred to above. This opinion is rendered as of the date hereof, and I hereby disclaim any obligation to advise any person entitled to rely hereon of any change in the matters stated herein.

                                     Very truly yours,

                                     /s/ BARTON P. PACHINO

                                     Barton P. Pachino
                                     Senior Vice President and General Counsel
                                     Kaufman and Broad Home Corporation

                                   EXHIBIT D-2


                     [MUNGER, TOLLES & OLSON LLP LETTERHEAD]



                                 October 6, 2000            WRITER'S DIRECT LINE

To: Bank of America, N.A.,
                as Administrative Agent

    The Banks That Are Party to the Term Loan Agreement
                Referred to Below

                Re:  Kaufman and Broad Home Corporation

Ladies and Gentlemen:

              We have acted as counsel to Kaufman and Broad Home Corporation, a Delaware corporation (the "Borrower"), in connection with the 2000 Term Loan Agreement (the "Term Loan Agreement") dated as of October 3, 2000, by and among Borrower; the Banks which are parties thereto; Bank of America, N.A., as Administrative Agent; Credit Lyonnais Los Angeles Branch, as Syndication Agent; Bank One, NA, as Documentation Agent; and Banc of America Securities LLC, as Lead Arranger and Sole Book Manager (all such parties other than Borrower are collectively referred to herein as "Bank Parties").

              This Opinion is furnished to you pursuant to Section 8.1(a)(v) of the Term Loan Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Term Loan Agreement.

              For the purposes of this opinion, we have examined originals, or copies identified to our satisfaction as being true copies, of the following documents:

              (a)    the Term Loan Agreement;

MUNGER, TOLLES & OLSON LLP

Bank of America, N.A.
October 6, 2000
Page 2

              (b) the Notes of even date herewith;

              (c) the Subsidiary Guaranty; and

              (d) the letters executed and delivered between the Administrative Agent and Borrower, dated as of October 3, 2000, which concern agency fees and upfront fees.

              The documents described in (a) through (d) above are sometimes referred to herein as the "Loan Documents".

              We have also examined such other corporate documents and records, and other certificates, opinions and instruments and have conducted such investigations as we have deemed necessary as a basis for the opinions expressed below. As to factual matters relevant to our opinions expressed below, we have, without independent investigation, relied upon certificates from public officials and from Borrower's officers and upon public records, and have further assumed and relied upon, without independent investigation, the truth and accuracy of all factual representations and warranties of all parties to the Loan Documents.

              We have assumed (i) that all natural persons have legal capacity,
(ii) the genuineness of all signatures of all parties other than Borrower, (iii) the conformity to authentic original documents of all documents submitted to us as copies and the authenticity of all documents submitted to us as originals,
(iv) that each of the Guarantor Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and in each other jurisdiction where the conduct of its business or the ownership of its Properties makes qualification or registration to transact business necessary, (v) as to all parties other than Borrower, the due authorization, execution and delivery of the Loan Documents, (vi) the validity and enforceability of the Loan Documents against all parties thereto other than Borrower and the Guarantor Subsidiaries, (vii) that each of the Bank Parties has the requisite power and authority, has obtained all necessary consents, licenses and permits, has taken all necessary action and has complied with any and all applicable laws with which such Bank Party is required to comply, in each case relating to or affecting the matters and actions contemplated by the Loan Documents, (viii) that each of the Bank Parties (other than Banc of America Securities LLC) is a national bank, state bank or similar financial institution and is an exempt lender under Article XV of the California Constitution or statutes enacted pursuant thereto, (ix) that the Loan Documents have not been modified, amended, terminated or revoked in any respect, and remain in full force and effect as of the date hereof and (x) that the parties to the Loan Documents are not subject to any special laws, regulations or restrictions that are not generally applicable to parties participating in transactions of the type contemplated by the Loan Documents and that would affect the validity, binding effect or enforceability of the Loan Documents or the performance by such parties of their obligations thereunder.

              On the basis of the foregoing, and relying thereon, and with the qualifications herein set forth, we are of the opinion that:

MUNGER, TOLLES & OLSON LLP

Bank of America, N.A.
October 6, 2000
Page 3

              1. Borrower is a corporation duly incorporated, validly existing and in good standing under the General Corporation Law of the State of Delaware, and its certificate of incorporation does not limit the term of its existence.

              2. Borrower has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute, deliver and perform all of its obligations under the Loan Documents to which it is a party.

              3. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

              4. The execution, delivery and performance of the Loan Documents by Borrower do not violate any provision of Borrower's certificate of incorporation or bylaws, and the execution, delivery and performance by Borrower and each Guarantor Subsidiary of the Loan Documents to which it is a party do not violate any Requirement of Law applicable to Borrower or such Guarantor Subsidiary imposed by the laws of the United States of America or the State of California that, in our experience, is normally applicable to general business entities in relation to transactions of the type contemplated by the Loan Documents.

              5. Except as have heretofore been obtained, no authorization, consent, approval, order, license, or permit from, or filing, registration, or qualification with, or exemption from any of the foregoing from any Governmental Agency under any Requirement of Law imposed on Borrower or any Guarantor Subsidiary by the laws of the United States of America or the State of California, in each case as such Requirements of Law exist on the date hereof, is or will be required to authorize or permit the execution, delivery and performance by Borrower or any Guarantor Subsidiary of the Loan Documents to which it is a party.

              6. Each of the Loan Documents to which Borrower or any Guarantor Subsidiary is a party will, when executed and delivered by Borrower or such Guarantor Subsidiary, as the case may be, constitute the legal, valid and binding obligation of Borrower or such Guarantor Subsidiary, as the case may be, enforceable against Borrower or such Guarantor Subsidiary, as the case maybe, in accordance with its terms.

              In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following:

              (a) Our opinion with respect to the legality, validity, binding effect and enforceability of any Loan Document, agreement, or provision is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer and equitable subordination, reorganization, moratorium, or similar law affecting creditors' rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, estoppel, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). We express no opinion as to the availability of equitable remedies. In applying such equitable principles, a court, among other things, might not allow a creditor to accelerate the maturity of a debt or enforce a guaranty thereof upon the

MUNGER, TOLLES & OLSON LLP

Bank of America, N.A.
October 6, 2000
Page 4

occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants. Such principles applied by a court might also include a requirement that a creditor act with reasonableness and in good faith.

              (b) Certain rights, remedies and waivers of the Loan Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Loan Documents taken as a whole and, except as set forth in subparagraph (a) above, the Loan Documents taken as a whole contain adequate provisions for enforcing payment of the Obligations; however, the unenforceability of such provisions may result in delays in or limitations on the enforcement of the parties' rights and remedies under the Loan Documents (and we express no opinion as to the economic consequences, if any, of such delays or limitations).

              (c) We call your attention to the following matters on which we express no opinion:

                     (i) the agreements in the Loan Documents to indemnify the Bank Parties against costs or expenses or liability notwithstanding such parties' acts of negligence or willful misconduct;

                     (ii) provisions in the Loan Documents for payment or reimbursement of costs, fees and expenses or indemnification for claims, losses, or liabilities to the extent any such provision may be determined by a court or other tribunal to be in an unreasonable amount, to constitute a penalty, or to be contrary to public policy;

                     (iii) the agreements in the Loan Documents to the jurisdiction or venue of a particular court, to the waiver of the right to jury trial, or to be served with process by service upon a designated third party;

                     (iv) any of the waivers or remedies contained in the Loan Documents, whether or not any Loan Document deems any such waiver or remedy commercially reasonable, if such waivers or remedies are determined (1) not to be commercially reasonable under applicable law,
       (2) to conflict with mandatory provisions of applicable law, (3) to be taken in a manner determined to be unreasonable or not performed in good faith or with fair dealing or with honesty in fact, or (4) to be broadly or vaguely stated or not to describe the right or duty purportedly waived with reasonable specificity;

                     (v) provisions in the Loan Documents which may be construed as imposing penalties or forfeitures, late payment charges, or an increase in interest rate, upon delinquency in payment or the occurrence of a default;

MUNGER, TOLLES & OLSON LLP

Bank of America, N.A.
October 6, 2000
Page 5

                     (vi) any power of attorney granted under the Loan
       Documents;

                     (vii) provisions in the Loan Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others, or that failure to exercise or a delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

                     (viii) provisions in the Loan Documents which expressly or by implication waive or limit the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allow such waiver or other limitation;

                     (ix) the effect of Section 1698 of the California Civil Code which, among other matters, provides that a written contract may be modified by an oral agreement to the extent such agreement is performed by the parties;

                     (x) the effect of Section 1670.5 of the California Civil Code which provides that a court may not enforce or may limit the application of a contract or portions thereof which it finds as a matter of law to have been unconscionable at the time the contract was made;

                     (xi) the effect of any Bank Party's compliance or noncompliance with any state or federal laws or regulations applicable to it or applicable to the transactions contemplated by the Loan Documents due to the nature of such Bank Party's business;

                     (xii) the effect of (1) any modification or alteration of the Loan Documents or other agreements with Borrower affecting the obligations of Borrower, (2) an election of remedies by the Bank Parties, or (3) any other action by the Bank Parties that materially prejudices any Guarantor Subsidiary if such modification, election, or action occurs without notice to the Guarantor Subsidiaries and without giving the Guarantor Subsidiaries an opportunity to cure any default by Borrower;

                     (xiii) the enforceability of any provision in the Loan Documents which provide that such Loan Documents may only be modified in writing; and

MUNGER, TOLLES & OLSON LLP

Bank of America, N.A.
October 6, 2000
Page 6

                     (xiv) the validity and enforceability of covenants set forth in the Loan Documents which purport to survive the repayment of the indebtedness evidenced therein.

              Our opinions expressed herein are limited to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we do not express any opinion herein concerning any other law, including, but not limited to, ordinances, regulations or practices of any county, city, or other government agency or body within the State of California.

              This Opinion is being provided at the specific request of our client, is rendered to you in connection with the transaction referred to above and may not be relied upon (x) by any person other than the Bank Parties, an Eligible Assignee, or any successor in interest of any Bank Party or (y) by the Bank Parties, an Eligible Assignee, or any successor in interest of any Bank Party in any other context. Copies hereof may be furnished (a) to your independent auditors and attorneys, (b) to any governmental agency or authority having regulatory jurisdiction over you, (c) pursuant to an order of legal process of any court or of any governmental agency or authority, or (d) in connection with any legal action to which you are a party arising out of the transaction referred to above. This opinion is rendered as of the date hereof, and we hereby disclaim any obligation to advise any person entitled to rely hereon of any change in the matters stated herein.

                                        Very truly yours,

                                        /s/ MUNGER, TOLLES & OLSON LLP

                                   EXHIBIT E

BORROWER: KAUFMAN AND BROAD HOME CORPORATION,
           a Delaware corporation

GUARANTORS: See Schedule 1 hereto

TO:    BANK OF AMERICA, N.A., for itself and as Administrative Agent

                               SUBSIDIARY GUARANTY

              THIS SUBSIDIARY GUARANTY ("Guaranty") dated as of October 3, 2000, is made by each of the parties listed on Schedule 1 hereto, together with each other person who may become a party hereto pursuant to Section 10 of this Guaranty (each, a "Guarantor" and collectively, "Guarantors"), jointly and severally, in favor of Bank of America, N.A., as Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks (as those terms are defined in the below referenced Loan Agreement), with reference to the following facts:

                                    RECITALS

              A. Pursuant to the 2000 Term Loan Agreement of even date herewith entered into by and among Kaufman and Broad Home Corporation, a Delaware corporation ("Borrower"), the Banks signatory thereto, Bank of America, N.A., as Administrative Agent, Credit Lyonnais Los Angeles Branch, as Syndication Agent, and Bank One, NA, as Documentation Agent (as the same may be amended from time to time, the "Loan Agreement"), the Banks are making a credit facility available to Borrower.

              B. As a condition of the availability of such credit facility, Guarantors are required to enter into this Guaranty.

              C. Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facility, and as the result of the execution of this Guaranty.

                                    AGREEMENT

              NOW, THEREFORE, in order to induce the Banks to extend the aforementioned credit facility, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each Guarantor hereby represents, warrants, covenants, agrees and guaranties as follows:

              (1) Terms used in this Guaranty but not defined herein shall have the meanings defined for them in the Loan Agreement.

              (2) Guarantors unconditionally guarantee and promise to pay to Bank of America, N.A. as the Administrative Agent for the Banks, on demand, in lawful money of the United States, any


                            (Exhibit E, Page 1 of 9)
and all Indebtedness of Borrower then due to the Banks. The word "Indebtedness" means any and all advances, debts, obligations and liabilities of Borrower heretofore, now, or hereafter made, incurred or created under the Loan Agreement and under the Loan Documents, and whether Borrower may be liable individually or jointly with others, or whether such Indebtedness may be or hereafter becomes otherwise unenforceable.

              (3) This Guaranty is irrevocable in nature, is a guaranty of prompt and punctual payment and performance of all Indebtedness of Borrower, and is not merely a guaranty of collection. The Indebtedness guaranteed hereunder includes that arising under successive transactions which shall either continue the Indebtedness from time to time or renew it after it has been satisfied. Anything in this Guaranty to the contrary notwithstanding, the maximum liability of any Guarantor hereunder shall be limited to the extent required for the obligation of such Guarantor to be valid, binding and enforceable and not otherwise voidable or avoidable.

              (4) The obligations hereunder are joint and several, and independent of the obligations of Borrower and any of its other Subsidiaries. Separate action or actions may be brought and prosecuted against any Guarantor whether action is brought against the Borrower or any of its other Subsidiaries, including any other Guarantor, or whether Borrower or any of its other Subsidiaries, including any other Guarantor, may be joined in any such action or actions.

              (5) Each Guarantor authorizes the Banks, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Indebtedness guaranteed, and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent or any Bank in its discretion may determine; and (d) release or substitute any one or more of the endorsers or guarantors.

              (6) Each Guarantor waives, to the fullest extent permitted by applicable law, any right to require any Bank to (a) proceed against Borrower or any of its other Subsidiaries, including any other Guarantor; (b) proceed against or exhaust any security held from Borrower or any of its Subsidiaries; or (c) pursue any other remedy in the Banks' power whatsoever. Each Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower, other than payment in full of the Indebtedness. Until all Indebtedness of Borrower to the Banks shall have been paid in full, each Guarantor waives any right to enforce any remedy which the Banks now have or may hereafter have against Borrower or any of its other Subsidiaries, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Banks. Guarantors waive all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise. Guarantors expressly waive to the fullest extent permitted by applicable Law all other suretyship defenses they otherwise might or would have under any Law. Each Guarantor waives any right of subrogation that it may have in respect to the obligations of Borrower to the Banks. Each Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Indebtedness.


                            (Exhibit E, Page 2 of 9)

              (7) After demand upon the Guarantors for payment under this Guaranty, each Guarantor hereby specifically authorizes each Bank (subject to the approval of the Majority Banks) in which such Guarantor maintains a deposit account (whether a general or special deposit account, other than trust accounts) or a certificate of deposit to setoff any Obligations owed to the Banks against such deposit account or certificate of deposit without prior notice to any Guarantor (which notice is hereby waived) whether or not such deposit account or certificate of deposit has then matured. Nothing in this paragraph shall limit or restrict the exercise by a Bank of any right to setoff or banker's lien under applicable Law, subject to the approval of the Majority Banks.

              (8) Each Guarantor represents and warrants to the Banks that it has established adequate means of obtaining from Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries, and that Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries. Each Guarantor hereby expressly waives and relinquishes any duty on the part of the Banks (should any such duty exist) to disclose to any Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its Subsidiaries, whether now known or hereafter known by the Banks during the life of this Guaranty.

              (9) Guarantors agree to pay, within 30 days after demand, the reasonable out-of-pocket costs and expenses of the Administrative Agent and each of the Banks in connection with the enforcement of this Guaranty, including without limitation the reasonable fees and out-of-pocket expenses of any legal counsel retained by the Administrative Agent or any of the Banks.

              (10) Any other Person may become a Guarantor under, and become bound by the terms and conditions of, this Guaranty by executing and delivering to the Administrative Agent an Instrument of Joinder substantially in the form attached hereto as Exhibit A.

              (11) This Guaranty shall be governed by and construed according to the laws of the State of California, to the jurisdiction of which the parties hereto submit.

                                   "GUARANTORS"

                                   KAUFMAN AND BROAD OF ARIZONA, INC., an
                                   Arizona corporation


                                   By:
                                      ------------------------------------------
                                      William R. Hollinger
                                      Vice President and Assistant Secretary

                                   KAUFMAN AND BROAD - CENTRAL VALLEY,
                                   INC., a California corporation


                                   By:
                                      ------------------------------------------
                                      William R. Hollinger
                                      Vice President and Assistant Secretary


                            (Exhibit E, Page 3 of 9)

                                   KAUFMAN AND BROAD COASTAL, INC., a
                                   California corporation


                                   By:
                                      ------------------------------------------
                                      William R. Hollinger
                                      Vice President and Assistant Secretary


                                   KAUFMAN AND BROAD OF NORTHERN
                                   CALIFORNIA, INC., a California corporation


                                   By:
                                      ------------------------------------------
                                      William R. Hollinger, Assistant Secretary


                                   KAUFMAN AND BROAD OF SACRAMENTO, INC.,
                                   a California corporation


                                   By:
                                      ------------------------------------------
                                      William R. Hollinger
                                      Vice President, Chief Financial Officer
                                      and Assistant Secretary


                                   KAUFMAN AND BROAD - SOUTH BAY,
                                   INC., a California corporation


                                   By:
                                      ------------------------------------------
                                      William R. Hollinger, Assistant Secretary


                                   KAUFMAN AND BROAD OF SOUTHERN
                                   CALIFORNIA, INC., a California corporation


                                   By:
                                      ------------------------------------------

                                      William R. Hollinger, Chief Financial
                                      Officer, Treasurer and Assistant Secretary


                            (Exhibit E, Page 4 of 9)

                                   KB HOLDINGS ONE, INC., a California
                                   corporation


                                   By:
                                      ------------------------------------------
                                      William R. Hollinger
                                      Vice President, Treasurer, Chief Financial
                                      Officer and Assistant Secretary


                                   KAUFMAN AND BROAD OF COLORADO, INC.,
                                   a Colorado corporation


                                   By:
                                      ------------------------------------------
                                      William R. Hollinger,
                                      Vice President and Assistant Secretary


                                   KAUFMAN AND BROAD OF NEVADA, INC.,
                                   a Nevada corporation


                                   By:
                                      ------------------------------------------
                                      William R. Hollinger
                                      Vice President, Treasurer and Assistant
                                      Secretary


                                   KAUFMAN AND BROAD OF TEXAS, LTD., a Texas limited partnership


                                   By:   KBSA, Inc., a Texas corporation,
                                         Its general partner

                                         By:
                                            ------------------------------------
                                            William R. Hollinger,
                                            Treasurer and Assistant Secretary


                            (Exhibit E, Page 5 of 9)

                                   KAUFMAN AND BROAD DEVELOPMENT OF TEXAS, L.P., a Texas limited partnership


                                   By:   KBSA, Inc., a Texas corporation,
                                         Its general partner


                                         By:
                                            ------------------------------------
                                            William R. Hollinger,
                                            Treasurer and Assistant Secretary


                                   KAUFMAN AND BROAD LONE STAR, L.P.,
                                   a Texas limited partnership


                                   By:   KBSA, Inc., a Texas corporation,
                                         Its general partner


                                         By:
                                            ------------------------------------
                                            William R. Hollinger,
                                            Treasurer and Assistant Secretary


                            (Exhibit E, Page 6 of 9)

                                   SCHEDULE 1
                                  TO GUARANTY

                               List of Guarantors

Kaufman and Broad of Arizona, Inc.

Kaufman and Broad - Central Valley, Inc.

Kaufman and Broad Coastal, Inc.

Kaufinan and Broad of Northern California, Inc.

Kaufinan and Broad of Sacramento, Inc.

Kaufinan and Broad - South Bay, Inc.

Kaufman and Broad of Southern California, Inc.

KB Holdings One, Inc.

Kaufman and Broad of Colorado, Inc.

Kaufinan and Broad of Nevada, Inc.

Kaufman and Broad of Texas, Ltd.

Kaufman and Broad Development of Texas, L.P.

Kaufman and Broad Lone Star, L.P.


                            (Exhibit E, Page 7 of 9)

                              INSTRUMENT OF JOINDER

              THIS INSTRUMENT OF JOINDER ("Joinder") is executed as of _____________________, by ___________________________
__________________________________, a ______________________________("Joining
Party"), and delivered to the Administrative Agent pursuant to the Subsidiary Guaranty dated as of October 3, 2000 (the "Guaranty"). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Guaranty.

                                    RECITALS

              A. The Guaranty was made by the Guarantors in favor of the Banks that are parties to that certain 2000 Term Loan Agreement, dated as of October 3, 2000 (the "Loan Agreement") among Kaufman and Broad Home Corporation, as Borrower, the Banks signatory thereto, Bank of America, N.A., as Administrative Agent, Credit Lyonnais Los Angeles Branch, as Syndication Agent, and Bank One, NA, as Documentation Agent.

              B. Joining Party has become a Significant Subsidiary (as defined in the Loan Agreement) or has been designated by Borrower as a Guarantor Subsidiary (as defined in the Loan Agreement), and as such is required pursuant to Section 5.9 of the Loan Agreement to become a Guarantor.

              C. Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of a credit facility pursuant to the Loan Agreement, and as a result of becoming a party to the Guaranty.

              NOW THEREFORE, Joining Party agrees as follows:

                                    AGREEMENT

              1. By this Joinder, Joining Party becomes a "Guarantor" under and pursuant to Section 10 of the Guaranty. Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the Guaranty with respect to all Indebtedness of Borrower heretofore or hereafter incurred under the Loan Agreement, and will be bound by all terms, conditions, and duties applicable to a Guarantor under the Guaranty.


                                   Page 1 of 2
                            (Exhibit E, Page 8 of 9)

              2. The effective date of this Joinder is ________________.


"Joining Party"


-------------------------------------------
a
 ------------------------------------------


By:
   ----------------------------------------

   ----------------------------------------
            Printed Name and Title

ACKNOWLEDGED:

BANK OF AMERICA, N.A., as Administrative Agent


By:
   ----------------------------------------

   ----------------------------------------
           Printed Name and Title

KAUFMAN AND BROAD HOME CORPORATION


By:
   ----------------------------------------

   ----------------------------------------
            Printed Name and Title


                                   Page 2 of 2
                            (Exhibit E, Page 9 of 9)

                                                                       EXHIBIT F

                                               31-Aug-00                                          31-Aug-99
                            -------------------------------------------------   -------------------------------------------------
                            Deliveries   Sales   Backlog  Avg. Price  Backlog   Deliveries   Sales   Backlog  Avg. Price  Backlog
     Division                 Quarter   Quarter   Units    (000's)     Value     Quarter    Quarter   Units    (000's)     Value
--------------------------- ----------  -------  -------  ----------  -------   ----------  -------  -------  ----------  -------
Greater LA.................      0         0       0         $0         $0          0          0        0         $0         $0
Orange County..............      0         0       0          0          0          0          0        0          0          0
San Diego..................      0         0       0          0          0          0          0        0          0          0
Northbay...................      0         0       0          0          0          0          0        0          0          0
Southbay...................      0         0       0          0          0          0          0        0          0          0
Monterey Bay...............      0         0       0          0          0          0          0        0          0          0
                                 -         -       -         --         --          -          -        -         --         --
  Total California.........      0         0       0          0          0          0          0        0          0          0
                                 -         -       -         --         --          -          -        -         --         --

Las Vegas*.................      0         0       0          0          0          0          0        0          0          0
Reno.......................      0         0       0          0          0          0          0        0          0          0
Phoenix....................      0         0       0          0          0          0          0        0          0          0
Tucson.....................      0         0       0          0          0          0          0        0          0          0
New Mexico.................      0         0       0          0          0          0          0        0          0          0
Dallas.....................      0         0       0          0          0          0          0        0          0          0
Houston....................      0         0       0          0          0          0          0        0          0          0
San Antonio................      0         0       0          0          0          0          0        0          0          0
Austin.....................      0         0       0          0          0          0          0        0          0          0
Colorado...................      0         0       0          0          0          0          0        0          0          0
Utah.......................      0         0       0          0          0          0          0        0          0          0
                                 -         -       -         --         --          -          -        -         --         --
  Total Other US...........      0         0       0          0          0          0          0        0          0          0
                                 -         -       -         --         --          -          -        -         --         --
  Total United States......      0         0       0          0          0          0          0        0          0          0

Maisons Individuelles......      0         0       0          0          0          0          0        0          0          0
KBD........................      0         0       0          0          0          0          0        0          0          0
                                 -         -       -         --         --          -          -        -         --         --
  Total France.............      0         0       0          0          0          0          0        0          0          0

Mexico.....................      0         0       0          0          0          0          0        0          0          0
                                 -         -       -         --         --          -          -        -         --         --
  Total....................      0         0       0         $0         $0          0          0        0         $0         $0
                                 =         =       =         ==         ==          =          =        =         ==         ==
* Includes unconsolidated
  Monaco joint venture.....      0         0       0         $0         $0          0          0        0         $0         $0
                                 =         =       =         ==         ==          =          =        =         ==         ==

California.................      0%        0%      0%                    0%         0%         0%       0%                    0%
Other US...................      0%        0%      0%                    0%         0%         0%       0%                    0%
  Total United States......      0%        0%      0%                    0%         0%         0%       0%                    0%

France.....................      0%        0%      0%                    0%         0%         0%       0%                    0%
Mexico.....................      0%        0%      0%                    0%         0%         0%       0%                    0%

  Total....................      0%        0%      0%                    0%         0%         0%       0%                    0%

                                               Difference
                            -------------------------------------------------
                            Deliveries   Sales   Backlog  Avg. Price  Backlog
     Division                 Quarter   Quarter   Units    (000's)     Value
--------------------------- ----------  -------  -------  ----------  -------
Greater LA.................      0         0       0         $0         $0
Orange County..............      0         0       0          0          0
San Diego..................      0         0       0          0          0
Northbay...................      0         0       0          0          0
Southbay...................      0         0       0          0          0
Monterey Bay...............      0         0       0          0          0
                                 -         -       -         --         --
  Total California.........      0         0       0          0          0
                                 -         -       -         --         --

Las Vegas*.................      0         0       0          0          0
Reno.......................      0         0       0          0          0
Phoenix....................      0         0       0          0          0
Tucson.....................      0         0       0          0          0
New Mexico.................      0         0       0          0          0
Dallas.....................      0         0       0          0          0
Houston....................      0         0       0          0          0
San Antonio................      0         0       0          0          0
Austin.....................      0         0       0          0          0
Colorado...................      0         0       0          0          0
Utah.......................      0         0       0          0          0
                                 -         -       -         --         --
  Total Other US...........      0         0       0          0          0
                                 -         -       -         --         --
  Total United States......      0         0       0          0          0

Maisons Individuelles......      0         0       0          0          0
KBD........................      0         0       0          0          0
                                 -         -       -         --         --
  Total France.............      0         0       0          0          0

Mexico.....................      0         0       0          0          0
                                 -         -       -         --         --
  Total....................      0         0       0         $0         $0
                                 =         =       =         ==         ==
* Includes unconsolidated
  Monaco joint venture.....      0         0       0         $0         $0
                                 =         =       =         ==         ==

                                                                       EXHIBIT G

                       KAUFMAN AND BROAD HOME CORPORATION
                              SUMMARY OF INVENTORY
                               AS OF MAY 31, 2000



                                                                                        Site of Project (Lots/Acres)
                            Inventory Book Value (Thousands)            --------------------------------------------------------
                            --------------------------------                          Land in Production  Land Under Development
                                       Home/Lots  Land Under   Secured  Total  Total  ------------------  ----------------------
                              Total     in Prod   Development    Debt    Lots  Acres   W/Homes   WO/Homes     Lots       Acres
                            ---------  ---------  -----------  -------  -----  -----  --------  --------  ----------  ----------
California
  Greater LA..............
  Orange County...........
  San Diego...............
  Northbay................
  Southbay................
                            ---------  ---------  -----------  -------  -------  -------  --------  --------  ----------  ----------
    Total California......         --         --           --       --       --       --        --        --          --          --
                            ---------  ---------  -----------  -------  -------  -------  --------  --------  ----------  ----------

Other US
  Las Vegas...............
  Reno....................
  Phoenix.................
  Tucson..................
  New Mexico..............
  Dallas..................
  Houston.................
  San Antonio.............
  Austin..................
  Colorado................
  Utah....................
                            ---------  ---------  -----------  -------  -------  -------  --------  --------  ----------  ----------
    Total Other US........         --         --           --       --       --       --        --        --          --          --
                            ---------  ---------  -----------  -------  -------  -------  --------  --------  ----------  ----------
    Total United States...         --         --           --       --       --       --        --        --          --          --

France
  Maisons Individuelles...
  KBD.....................  ---------  ---------  -----------  -------  -------  -------  --------  --------  ----------  ----------
    Total France..........         --         --           --       --       --       --        --        --          --          --
                            ---------  ---------  -----------  -------  -------  -------  --------  --------  ----------  ----------
Mexico
Other Properties.........                                                                                          #REF1
                            ---------  ---------  -----------  -------  -------  -------  --------  --------  ----------  ----------
Total Inventory...........  $      --  $      --  $        --  $    --       --       --        --        --       #REF1          --
                            =========  =========  ===========  =======  =======  =======  ========  ========  ==========  ==========

                                                                                ----------------------------------------------------
                                                                                Key
                                                                                SFD Single Family Detached     OPT Option
                                                                                SFA Single Family Attached     OFF Office Buildings
                                                                                APP Apartments                 IND Industrial
                                                                                MPC Master Planned Community   COM Commercial
                                                                                CON Condominium                REN Renovation
                                                                                ----------------------------------------------------

                                  SCHEDULE 1.1
                  KAUFMAN & BROAD HOME CORP. NEW 2000 REVOLVER
                                  COMMITMENTS

                               PRORATA SHARE AS OF
                          -------------------------------
                            PERCENT               DOLLARS
BANK                       COMMITMENT           COMMITMENTS
----                       ----------           -----------
BANK OF AMERICA           33.516532222%       $189,050,000.00

CREDIT LYONNAIS           13.793103448%       $ 77,800,000.00

BANK ONE                  13.793103448%       $ 77,800,000.00

GUARANTY FEDERAL           6.896551724%       $ 38,900,000.00

BANK UNITED                8.275862069%       $ 46,680,000.00

SUN TRUST                  6.896551724%       $ 38,900,000.00

IBJ                        2.758620690%       $ 15,560,000.00

COMERICA                   4.137931034%       $ 23,340,000.00

KBC                        1.655881571%       $  9,340,000.00

PNC BANK                   4.827586207%       $ 27,230,000.00

CITICORP USA, INC.         3.448275862%       $ 19,450,000.00

             TOTAL              100.00%       $564,050,000.00

                                  SCHEDULE 4.4

                     KAUFMAN AND BROAD HOME CORPORATION AND
                            CONSOLIDATED SUBSIDIARIES

                                 KEY TO "TYPES"

                           S = SIGNIFICANT SUBSIDIARY
                           G = GUARANTOR SUBSIDIARY
                           Fo = FOREIGN SUBSIDIARY
                           Fi = FINANCIAL SUBSIDIARY
                           (NOTE: ALL GUARANTOR SUBSIDIARIES ARE
                                  ALSO SIGNIFICANT SUBSIDIARIES)

ARIZONA CORPORATIONS                                        %            TYPE(S)
--------------------                                       ---           -------
Kaufman and Broad of Arizona, Inc.                         100            S/G
Kaufman and Broad Home Sales of Arizona, Inc.              100
Kaufman and Broad of Tucson, Inc.                          100
Kaufman and Broad Home Sales of Tucson, Inc.               100


CALIFORNIA CORPORATIONS
-----------------------

BPP Holdings, Inc.                                         100
Branching Tree Corp.                                       100
Cable Associates, Inc.                                     100
Custom Decor, Inc.                                         100
First Northern Builders Servicing, Inc.                    100
KBASW Mortgage Acceptance Corporation                      100             Fi
KBI/Mortgage Acceptance Corporation                        100             Fi
KBRAC IV Mortgage Acceptance Corporation                   100             Fi
Kaufman and Broad Architecture, Inc.                       100
Kaufman and Broad - Central Valley, Inc.                   100            S/G
Kaufman and Broad Coastal, Inc.                            100            S/G
Kaufman and Broad Communities, Inc.                        100
Kaufman and Broad Development Group                        100
Kaufman and Broad Embarcadero, Inc.                        100
Kaufman and Broad Holdings, Inc.                           100
Kaufman and Broad Home Sales, Inc.                         100
Kaufman and Broad Home Sales of Northern California, Inc.  100
Kaufman and Broad Insurance Agency, Inc.                   100
Kaufman and Broad International, Inc.                      100
Kaufman and Broad Land Company                             100
Kaufman and Broad Land Development Venture, Inc.           100
Kaufman and Broad - Monterey Bay, Inc.                     100
Kaufman and Broad - Moreno/Perris Valleys, Inc.            100
Kaufman and Broad Multi-Family, Inc.                       100
Kaufman and Broad of Northern California, Inc.             100            S/G
Kaufman and Broad Patterson, Inc.                          100
Kaufman and Broad Properties                               100

Kaufman and Broad of Sacramento, Inc.                        100           S/G
Kaufman and Broad of San Diego, Inc.                         100
Kaufman and Broad - South Bay, Inc.                          100           S/G
Kaufman and Broad of Southern California, Inc.               100           S/G
Kaufman and Broad of Utah, Inc.                              100
KB Holdings One, Inc.                                        100           S/G
Kent Land Company                                            100
Kingsbay Escrow Company                                      100
Lewis Homes Management Corp.                                 100
Mather Housing Company, LLC                                  100

CANADIAN CORPORATIONS
---------------------

Margreen Investments, Inc.                                   100            Fo
3238865 Canada Inc.                                          100            Fo

COLORADO CORPORATION
--------------------

Kaufman and Broad of Colorado, Inc.                          100           S/G

DELAWARE CORPORATIONS/LLCs
--------------------------

Eden Land Development Corp.                                  100
e.KB, Inc.                                                   100
Estes Homebuilding Co.                                       100
General Homes Corporation                                    100
General Homes of Arizona                                     100
General Homes of Dallas                                      100
General Homes of Florida                                     100
General Homes of Houston                                     100
General Homes Development LLC                                100
GH Homebuilding Holdings, Inc.                               100
HomeSafe Escrow Company                                      100
KB City Ranch, Inc.                                          100
International Mortgage Acceptance Corporation                100            Fi
Kaufman and Broad Development Company                        100
Kaufman and Broad Limited                                    100
KBHC Financing I                                               3
LHE Arctic LLC                                               100
LHN Arctic LLC                                               100
LDC Arctic LLC                                               100
LP Arctic LLC                                                100
LHC Arctic LLC                                               100
rateOne Home Loans, LLC                                      100            Fi
Rate One Associates, Inc.                                    100            Fi
Rate One Holdings, Inc.                                      100            Fi

FRENCH CORPORATIONS
-------------------

Kaufman and Broad Developpement SA.                         57.47          Fo/S
Kaufman and Broad SA.                                       57.47          Fo/S
Kaufman and Broad Promotion Maisons Individuelles SA.       57.47          Fo
Kaufman and Broad Renovation S.A.R.L.                       57.47          Fo
SMCI Developpement. SA.                                     57.47          Fo
Gie KB                                                      57.47          Fo
Park SA                                                     57.46          Fo
Millet, S. A. R. L.                                         57.47          Fo
LMP Chancy S. A. R. L.                                      57.47          Fo

ILLINOIS CORPORATIONS
---------------------

Kaufman and Broad of Illinois, Inc.                         100
Kaufman and Broad Mortgage Company                          100            Fi/S

MASSACHUSETTS CORPORATION
-------------------------

Kaufman and Broad Homes, Inc.                               100

MEXICAN CORPORATIONS
--------------------

Kaufman y Broad de Mexico                                   100            Fo
Kaufman y Broad Asesoria Administrativa                     100            Fo
Operadora Los Robles                                        100            Fo
Desarrollos Los Robles                                      100            Fo

MICHIGAN CORPORATION
--------------------

Keywick, Inc.                                               100

MINNESOTA CORPORATION
---------------------

Kaufman and Broad Custom Homes, Inc.                        100

NEVADA CORPORATION
------------------

Desert Inn Development, LLC                                 100
Kaufman and Broad Home Sales of Nevada, Inc.                100
Kaufman and Broad of Nevada, Inc.                           100            S/G
Kaufman and Broad Home Sales of Reno, Inc.                  100
Kaufman and Broad of Reno, Inc.                             100
Lewis Homes - Carlyle Venture L. L. C.                       50

NEW MEXICO CORPORATIONS
-----------------------

Kaufman and Broad Home Sales of New Mexico, Inc.            100
Kaufman and Broad of New Mexico, Inc.                       100

NEW YORK CORPORATION
--------------------

Kaufman and Broad Homes of Long Island, Inc.                100

TEXAS CORPORATIONS AND PARTNERSHIPS
-----------------------------------

Eden Corporation                                            100
Envirographic, Inc.                                         100
FGMC, Inc.                                                  100
Hallmark Residential Group, Inc.                            100
Kaufman and Broad Insurance Agency of Texas Holdings, Inc.  100
Kaufman and Broad of Texas, Ltd.                            100            S/G
Kaufman and Broad Development of Texas, L. P.               100            S/G
Kaufman and Broad Lone Star, LP                             100            S/G
KBSA Inc.                                                   100
Rayco Land Development, Inc.                                100
San Antonio Title Co.                                       100
SATEX Properties, Inc.                                      100
Quoin Investments, Inc.                                     100

                                  Schedule 4.7

                       Existing Liens or Rights of Others
                              As of August 31, 2000

                                      NONE


                          (Schedule 4.7 - Page 1 of 1)

                                  SCHEDULE 4.9

           Existing Indebtedness and Contingent Guaranty Obligations
                             as of August 31, 2000


                                                                   Amount           Total
                                                                   ------           -----
                                                                   $(000)            $(000)
DEBT:
KBHC SECURED DEBT:
        California                                                12,007
        Other U.S.                                                 6,671
        International                                              8,659
                                                                                    27,337
KBMC SECURED DEBT:
        Commercial Paper                                         305,895
        Mortgage Warehouse Facility                               31,245
                                                                                   337,140
UNSECURED DEBT:
        Senior Debt 7-3/4%                                       175,000
        Senior Sub Debt 9-3/8%                                   174,491
        Senior Sub Debt 9-5/8%                                   124,568
        Revolving Credit Line                                    397,000
        Other Unsecured                                           94,848
                                                                                   965,907
                                                                                 ---------
TOTAL DEBT                                                                       1,330,384
                                                                                 =========

CONTINGENT GUARANTEE OBLIGATIONS:
        KBHC

        Letters of Credit                                                           37,445
        Simpson Housing                                                             45,146

TOTAL CONTINGENT GUARANTEE OBLIGATIONS                                              82,591
                                                                                 =========
TOTAL DEBT AND CONTINGENT
    CONTINGENT GUARANTEE OBLIGATIONS                                             1,412,975
                                                                                 =========

                                  SCHEDULE 6.4


                                       G
                 INVESTMENTS IN AND ADVANCES TO JOINT VENTURES
                              FYE 11-30-00 (000'S)

                                      11-30-99    2-29-00    5-31-00    8-31-00     11-30-00
                                      ------------------------------------------------------
Construction
------------

Greater LA

City Ranch                             15,906     16,469      16,431     16,451         -
                                      ------------------------------------------------------
  Total                                15,906     16,469      16,431     16,451         -
                                      ------------------------------------------------------

Las Vegas

Carlyle                                   907      1,872       1,848      2,398         -
                                      ------------------------------------------------------
  Total                                   907      1,872       1,848      2,398         -
                                      ------------------------------------------------------

New Mexico

Paradise Green                              2          2           2          2         -
Las Ventanas                              251        252         301        301         -
                                      ------------------------------------------------------
  Total                                   253        254         303        303
                                      ------------------------------------------------------

Houston

Southwyck Management                       35         35         -          -           -
Performance Mortgage Partners, Ltd.        25         25         -          -           -
                                      ------------------------------------------------------
  Total                                    60         60         -          -           -
                                      ------------------------------------------------------

Maison Individuelles

Villabe Les Heurts                         (8)        (8)        (10)        (9)        -
                                      ------------------------------------------------------
  Total                                    (8)        (8)        (10)        (9)        -
                                      ------------------------------------------------------

KBD

Issy Guynemer                            (104)        (1)         (1)        (1)        -
Des Pepinieres                            (26)         3           2          2         -
Emile Meunier                              62         61          57         55         -
Haussmann                               1,302      1,248       1,213      1,113         -
Hoche Monceau                              24         11          11         10         -
Meudon Les Montalets                       (2)        (2)         (2)        (2)        -
Villa D'Auteuil                         2,409      2,306       2,240      2,121         -
Terrasse De Chatillon                    (134)      (127)        (94)      (118)        -
Domaine De Verneuil                       558        537         100         64         -
Park D'Alembert                          (102)       (25)          2          1         -
Sari Samlou                               185        503         550        737         -
Rouselle                                  -            1           2         14         -
Quai de la Marne                          -           87           4          4         -
Archeveche                                -          -            (1)        (1)        -
Ave du Maine                              -          376           4         39         -
Quadrilatere                              -         (360)         (2)       (27)        -
Dohomey                                   -           (2)        -          -           -
Illot Paille                              -          (82)        (19)       204         -
Briand                                    -           80         328         34         -
                                      ------------------------------------------------------
  Total                                 4,172      4,614       4,395      4,249
                                      ------------------------------------------------------

  TOTAL                                21,290     23,261      22,967     23,392         -
                                      ======================================================